Exhibit 10.1

OROSDI

CRITEO

COMMERCIAL LEASE

COMMERCIAL LEASE

By and between

Orosdi, a French partnership limited by shares (société en commandite par actions) with stated capital of € 830,000, the principal office of which is located at 112 Avenue Kléber, Paris (75116), identified under Paris Trade and Companies Registry number 552 022 832, represented by its manager, Orosdi Management, a French single-shareholder limited liability company (société à responsabilité limitée à associé unique) with stated capital of € 8,000, the principal office of which is located at 112 Avenue Kléber, Paris (75116), identified under Paris Trade and Companies Registry number 498 859 727, itself represented by Mrs. Catherine Simoni, duly authorized for the purposes hereof pursuant to a power of attorney issued to her by Mr. Eric Sasson, in his capacity as manager (gérant) of the company, a copy of which is included in Appendix A, hereinafter referred to as “Lessor”,

Party of the first part,

and

Criteo, a French corporation (société anonyme) with stated capital of € 362,628.40, whose principal office is located at 8 Boulevard des Capucines, Paris (75009), identified under Paris Trade and Companies Registry number 484 786 249, represented by Mrs. Estelle Werth, duly authorized for the purposes hereof pursuant to a power of attorney issued to her by Mr. Jean-Baptiste Rudelle, in his capacity as Chairman and Chief Executive Officer (Président Directeur Général), a copy of which is included in Appendix B, hereinafter referred to as “Lessee”,

Party of the second part,

Lessor and Lessee are hereinafter singularly referred to as a “Party” and collectively as the “Parties”.

RECITALS

A.	Lessor owns a building used primary for offices located at 32 Rue Blanche, Paris (75009), with nine levels (including an upper ground floor, a lower ground floor and a basement) and a sub-basement parking lot (hereinafter referred to as the “Building”), which is undergoing major renovations the completion of which is scheduled for the end of January 2012 (without prejudice to the usual period to release any qualifications related to said renovations).

On the 7th floor, the Building has a terrace and, in the basement, a company restaurant (hereinafter referred to as the “RIE” (Restaurant Interentreprises), an auditorium and meeting rooms for the common use of all lessees. The conditions for the use of the RIE are described below in Article 8. The conditions for the use of the auditorium and the meeting rooms by lessees are described in the Building’s Internal Regulations (as said term is defined below). The terrace on the 7th floor, which remains in principle freely accessible to all lessees, may be temporarily used for private functions as provided for in the Internal Regulations.

In the sub-basement, the Building has a private parking lot which, given the configuration of the Building, does not comply with April 1996 DTU Standard P 91-120. An annotated diagram of the parking spaces is included below in Appendix 1.

Lessor is currently obtaining an HQE (High Quality Environmental) operation certification.

B.

The Parties met to conclude this commercial lease covering all office premises located on the lower ground floor and 4th, 5th and 6th floors of the Building and seventeen (17) parking spaces, all subject to the provisions of Articles L.145-1 to L.145-60 and R.145-1 to R.145-33 of the French Commercial Code and Article 33 of Decree No. 53-960 of September 30, 1953, which has not yet been codified (and/or any other subsequent law) (hereinafter referred to as the “Lease”).

C.	Any reference in the Lease to the “Recitals”, an “Article” or an “Appendix” must be interpreted as a reference to the recitals, an article or appendix of the Lease.

The Lease, including the Recitals and Appendices, sets forth the complete agreement of the Parties regarding the lease of the Leased Premises (as said term is defined below) and supersedes by operation of law and without formality any prior, written or verbal agreements directly or indirectly related thereto.

NOW, THEREFORE, IT HAS BEEN ACCEPTED AND AGREED AS FOLLOWS:

1.	LEASE – DESCRIPTION

1.1

Lessor hereby leases to Lessee, which accepts, all the premises located on the lower ground floor and the 4th, 5th and 6th floors of the Building for use exclusively as commercial offices and seventeen (17) parking spaces located in the sub-basement, as well as the related portion of the Building’s common areas, including the RIE, meeting rooms and auditorium located in the basement, as said premises are further described in the diagrams included in Appendix 1 (hereinafter referred to as the “Leased Premises”), as well as the Leased Premises such as they are and continue to be, to their full extent and with all appurtenances.

A table of the useable surface area of the Building and the Leased Premises prepared by Cabinet D. Legrand, surveyors, is included below in Appendix 1 for reference.

1.2	Any error in the description, composition or surface area of the Leased Premises (including that listed on the attached diagrams and tables, which do not bind the person which prepared them) may not give rise to any recourse or claim by Lessee against Lessor. The Parties shall be bound by the composition and condition of the Leased Premises as they exist on the date hereof and Lessee represents that it releases Lessor from providing a more detailed description as it is completely familiar with them and saw and visited them with the assistance of its technical advisors prior signing the Lease.

1.3	The Parties expressly agree that the Leased Premises form an indivisible whole.

1.4	Pursuant to Article L.125-5 of the French Environmental Code, a risk assessment prepared December 20, 2011 based on the information made available by the Paris Prefect is included in Appendix 2 of the Lease and shows that the Leased Premises are located within the scope of an approved PPRn (Plans de prévention des risques naturels or Natural Risk Prevention Plan) which takes into consideration the risk of land displacement (pre-Ludian gypsum zone). Lessor hereby informs Lessee that, since it has been the owner, the Building has not suffered any damage that resulted in an indemnity under Article L. 125-2 or Article L. 128-2 of the French Insurance Code.

1.5	In accordance with Articles L.134-1 et seq. and R.134-1 to R.134-5 of the French Construction and Housing Code, Lessor also provided an energy efficiency assessment to Lessee, a copy of which is included in Appendix 3, prior to the signature of the Lease.

1.6	Lessee hereby formally acknowledges this information, affirms that it is satisfied therewith and that it will be personally responsible for said matters.

2.	TERM

2.1	The Lease is granted and accepted for a term of nine (9) full and consecutive years beginning June 15, 2012 (hereinafter referred to as the “Effective Date of the Lease”).

2.2	As an express exception to Article L.145-4 of the French Commercial Code, Lessee waives the right to give notice upon expiration of the first three-year period; as a result, the Lease will have a fixed term of six (6) years after the Effective Date of the Lease.

2.3	Lessee has the right to unilaterally terminate the Lease, initially upon expiration of the second three-year period, by giving Lessor at least six (6) months’ advance notice by non-judicial instrument and provided that it pays Lessor, within fifteen (15) business days after giving said notice, a termination indemnity equal to three (3) months of the net present value of the last lease payment, excluding expenses and VAT. If said indemnity is not paid within the foregoing fifteen (15) business day period, the Parties hereby expressly and definitively agree that the effective date of the termination will be extended to the expiration of the third three-year period of the Lease, notwithstanding any statement to the contrary included in said notice.

3.	ENTRY INTO EFFECT – EARLY AVAILABILITY

3.1	Provided that Lessee documents that it has taken out insurance policies covering both Building occupancy (Article 19.2) and completion of its outfitting (Article 15.1.4), Lessor will make the Leased Premises available to Lessee on March 15, 2012 (hereinafter referred to as the “Availability Date”) to allow Lessee to complete its outfitting.

3.2	The Leased Premises will be made available to Lessee in accordance with Article 1.1 in clean and generally operational condition.

3.3	From the Availability Date until the Effective Date of the Lease, the Lessee must comply with all Lease provisions, with the sole exception of the provisions of Article 12.1.

3.4	No lease payment will be owed by Lessee to Lessor during the period after the Availability Date and before the Effective Date of the Lease (i.e., from March 15, 2012 until June 15, 2012). However, Lessee will be required to pay its portion of the expenses, insurance premiums and taxes specified in Article 7 beginning the Availability Date.

3.5	Lessee has been informed of Lessor’s intent to continue marketing the Building after the Availability Date and that third parties may have access to the Building’s common areas during this period, provided that Lessee is not using the auditorium or meeting rooms.

3.6

Lessee has also been informed of Lessor’s intent to organize a Building inauguration event prior to the Effective Date of the Lease, during which third parties will have access to the Building’s common areas, including the terrace on the 7th floor, and agrees to take the steps necessary to not disrupt the organization and conduct of said event. Lessor will inform Lessee of the date of this event at least one (1) month in advance.

4.	INTENDED USE

4.1	Lessee will occupy the Leased Premises peacefully in accordance with Articles 1728 and 1729 of the French Civil Code, and agrees to use the Leased Premises only as offices, and for no other purpose including, in particular, for industrial or artisanal production or as a residence. No merchandise may be stored on them or displayed for sale.

4.2	Lessee will be responsible for obtaining any authorizations which may be necessary for it to be present and conduct its activities on the Leased Premises. To comply with the regulations applicable to it, Lessee must an complete all work necessary to conduct its activities on the Leased Premises at its sole expense, risk and peril throughout the term of the Lease, so that Lessor is not troubled in this regard.

4.3	In general, Lessee must not conduct any activity that could jeopardize the use or purpose of the Leased Premises and may not, under any pretext, change, including temporarily, said use, change the type of activity conducted on the Leased Premises or supplement this activity with related or additional activities without complying with the procedure specified for this purpose in Articles L.145-47 to L.145-55 of the French Commercial Code.

4.4	The Lease does not grant Lessee any commercial exclusivity in the Building; Lessor reserves the right to lease other premises in the Building to any person whatsoever, other than to direct competitors of Lessee (at the time they express their interest), the primary activity of which is personalized retargeting of internet advertising.

5.	LEASE PAYMENT

5.1	The Lease is granted and accepted for an annual lease payment, excluding VAT and expenses, of € 5,628,000 (five million, six hundred and twenty-eight thousand Euros) payable quarterly in advance, no later than the first day of the first month of each quarter; the quarters will begin January 1, April 1, July 1 and October 1.

5.2	Any amounts owed by Lessee to Lessor under the Lease (such as lease payments, expenses, taxes, etc.) must be paid by wire transfer to the Lessor bank account identified in Appendix 4. If Lessor bank domiciliation or bank account identification changes, Lessor agrees to give Lessee at least one (1) month’s notice of its new bank account prior to the next payment.

5.3	To the extent necessary, Lessor affirms that it has exercised the option provided for in Article 260-2 of the French General Tax Code, which is expressly accepted by Lessee. As a result, Lessee hereby agrees to pay, over and above lease payments and expenses, VAT at the legal rate in effect (currently 19.60%). If for any reason whatsoever and, in particular, if regulations change and Lessor is subject to a form of taxation other than VAT, Lessee hereby agrees to pay it.

5.4	As an exception, Lessor releases Lessee from making lease payments on any of the Leased Premises until June 14, 2013. However, Lessee shall owe Lessor its portion of the expenses, insurance premiums and taxes listed in Article 7 after the Availability Date, i.e., beginning March 15, 2012.

5.5	The first lease payment must be paid the first day of the first month of the quarter after the release period expires (i.e., April 1, 2013) on a pro-rated basis for the period between the expiration date of the release period and the last day of the corresponding quarter.

5.6	If this Lease is renewed, the new lease payment will be based on the market value of the lease on the renewal date as determined in accordance with Article L. 145-33 and R.145-11 of the French Commercial Code. If the Parties fail to agree on the lease value of the Leased Premises on the Lease renewal date, it will be determined as specified in Articles R. 145-23 et seq. of the French Commercial Code.

6.	LEASE PAYMENT INDEXATION

6.1	The Parties agree to index lease payments based on the tertiary activity lease payment index published quarterly by the INSEE (hereinafter referred to as “ILAT” (indice des loyers des activités tertiaires). The Parties acknowledge that this index relates to the subject of the Lease and the activities of the Parties.

6.2	The lease payment will be so adjusted annually on the date anniversary of the Effective Date of the Lease based on the change between the base index (which, for the first indexation, will be the most recent index published on the Effective Date of the Lease and, thereafter, the reference index for the prior indexation) and the reference index (which will be the index for the same quarter of the following calendar year).

6.3	If the index is published late, the lease payment may be provisionally calculated based on the last index published.

6.4	As the change in lease payments is automatic, it will not be subject to notice and the fact that it was not immediately calculated will not affect the right of either Party to claim subsequent retroactive application (without prejudice to the application of any statute of limitations).

6.5	When the index is published, Lessor must inform Lessee of any change in the lease payment based on the index and the Parties agree to immediately settle any amounts due as a result of the application of the indexation clause.

6.6	If the ILAT is no longer published and no new index with a transition multiplier replaces it, or if said index is or becomes for any reason whatsoever inapplicable, the foregoing index will be replaced by any new index which lawfully replaces it or, if there is none, by an equivalent index which is typical for office lease payment indexations selected by mutual agreement of the Parties to effect the annual lease payment indexation provided for in this Article 6.1 based on the new index. The new index will apply throughout the remaining term of the Lease. If the new index itself becomes inapplicable, this Article 6.6 will again apply. The same principle will apply to any replacement index. If the Parties cannot agree, this index will be determined by an expert appointed by the Parties selected from the list of those most frequently appointed as experts by the Paris District Court to value businesses and/or commercial lease payments.

6.7	If the Parties cannot agree on this expert, he will be appointed by the Presiding Judge of the Paris District Court in an order issued upon application by either Party. The expenses and fees of the order and the expert will be shared equally by the Parties. In any event, the expert will have all authority as a joint agent of the Parties, and not in any manner as an arbitrator, and his decision will be final and without recourse.

6.8	This clause constitutes contractual indexation and does not refer to the three-year legal revision provided for in
Articles L.145-37 and L.145-38 of the French Commercial Code.

6.9	If any whatsoever of the provisions of this Article 6 are declared null and void or inapplicable, this nullity will not affect the other provisions herein or the principle of annual lease payment indexation.

7.	EXPENSES

7.1	Lessee agrees to pay Lessor or the person or company responsible for managing the Leased Premises on Lessor’s behalf (hereinafter referred to as the “Building Manager”) the fees and expenses of any type owed by Lessor related directly or indirectly to the Leased Premises, including those related to the Building’s common areas and equipment prorata the leased surface area of the Leased Premises compared to all leased office surface areas in the Building, including, in particular and without limitation:

a)	all taxes, contributions or similar items related to the Leased Premises, regardless of their name, basis or legal debtor and in, particular, property taxes, collection fees (frais de rôle), the Greater Paris (Ile-de-France) annual tax on commercial premises, and all other taxes that may replace them or be instituted;

b)	the insurance premiums listed in Article 19.1;

c)	mandatory facilities inspection expenses, as well as expenses for the maintenance, servicing, replacement and readings of the Building’s common facilities and equipment;

d)	heating and air conditioning expenses for the Building’s common areas (energy supply, maintenance, servicing, repairs, equipment replacement, etc.) and the cost to replace any of the Building’s common heating or cooling facilities and equipment;

e)	for the Building’s common areas and equipment: the cost of any major or minor repairs and any replacements, without distinction (including those due to wear and tear and a force majeure event), and safety work and/or work to comply with any law and/or regulation of any type whatsoever in particular related to safety, health, working conditions, energy efficiency and the environment, especially those required by government authorities, with the sole exception of the major repairs specified in Article 606 of the French Civil Code which Lessor must pay;

f)	maintenance and cleaning of green spaces;

g)	all fees and expenses of any manager appointed by Lessor for the technical, administrative and lease management of the Building and to manage lease payments (hereinafter referred to as the “Building Administrator”);

h)	salaries and expenses of all personnel assigned to the Building;

i)	expenses and costs of any type required to optimize the Building’s energy efficiency in accordance with Article 12.8;

j)	if appropriate, the portion of the co-ownership expenses related to the Leased Premises (including managing agent (syndic) expenses and fees) if all or part of the Building becomes subject to co-ownership;

Lessor will receive a lease payment net of all taxes, contributions, fees and expenses whatsoever, with the sole exception of the cost of major repairs specified in Article 606 of the French Civil Code.

Lessor must also pay any taxes due based on the structure of its group (the 3% tax).

These amounts must be paid by Lessee for the entire Leased Premises and will be due as of the Availability Date.

7.2	All fees and expenses listed above must be paid as follows:

7.2.1	Lessee will pay a quarterly provision for expenses January 1, April 1, July 1 and October 1 of each year (with the exception of taxes that will be reimbursed by Lessee upon presentation of supporting documentation for the portion related to the Leased Premises) by bank transfer; currently such provisions are subject to value added tax at the legal rate in effect when each lease payment is made. Lessee must pay all duties or taxes of any type whatsoever (including any change in the VAT rate) which are due on said expenses and other payments provided for in the Lease. Taxes must be paid on the collection date designated by the Tax Authorities.

7.2.2	This provision will be payable each year at the same time as the lease payment. It will be calculated by Lessor or the Building Manager based on an estimated budget prepared based on the prior year budget. The applicable amount for each year will be submitted in advance by Lessor or the Building Manager to Lessee to allow it to anticipate the cost of the Leased Premises for the following year.

7.2.3

An annual settlement will take place based on actual expenses. If the estimated budget was insufficient, Lessee must pay Lessor or the Building Manager, upon presentation of corresponding supporting documentation and within fifteen (15) calendar days, any additional amounts necessary so that Lessor’s expenses for the Leased Premises which Lessee must pay are covered at all times.

7.2.4	If the Availability Date does not fall on the first day of a calendar quarter, the expense provision corresponding to the remaining portion of the quarter will be calculated prorata and be payable on the Availability Date.

8.	RIE (Restaurant Interentreprises or Company Restaurant)

8.1	An RIE users association (hereinafter referred to as the “RIE Association”) will be formed after signature of the Lease to manage and finance the RIE and its equipment. Lessor must make the premises occupied by the RIE and its equipment available to all RIE Association members pursuant to an availability agreement which must be concluded no later than the Effective Date of the Lease (hereinafter referred to as the “Availability Agreement”).

8.2	Lessee agrees to join the Association on the Effective Date of the Lease and, to that end, to sign a membership document and agrees to comply with the provisions of its articles of incorporation and by-laws, the Availability Agreement, and, in particular, the provisions related to RIE financing procedures (hereinafter referred to collectively as the “RIE Regulations”). A copy of the drafts of these documents is included in Appendix 7.

Lessee must remain a member of the Association and comply with the RIE Regulations for so long as it remains the lessee of the Leased Premises.

8.3	The RIE fee included in the lease payment only constitutes consideration for Lessee’s right to access the RIE and does not depend on actual RIE use by Lessee’s employees or actual RIE operation.

Over and above the lease payment, Lessee must pay its portion of RIE maintenance and operation expenses, including for maintenance of large equipment and personal property and provisions for their replacement in accordance with the RIE Regulations. All such expenses, including those related to fluids, lighting or facilities maintenance or repair must be paid in accordance with the RIE Regulations at the same time as Building expenses.

8.4	In the event of the sub-lease or assignment of the leasehold right as provided for in Articles 17 and 18, Lessee must ensure that the sub-lessee or assignee becomes a member of the Association. A copy of the membership agreement signed by the sub-lessee or assignee, as well as a copy of the Regulations and the Availability Agreement initialed thereby, must be submitted to Lessor. Lessee must jointly and severally warrant compliance by the sub-lessee and its employees with all obligations set forth in this Article 8 and payment of the portion of expenses and any other amounts related to the RIE.

8.5

If, for any reason whatsoever, the RIE financing systems related, in particular, to the (i) supply, maintenance and replacement of the personal property in the restaurant, and dishes, equipment and cooking utensils, (ii) maintenance and repair of REI equipment and facilities, or (iii) replacement of RIE equipment and the renovation or improvement of RIE premises, are not implemented, are terminated or no longer apply to Lessee, the portion of the actual expenses corresponding related to the Leased Premises to said financing systems will be invoiced directly to Lessee.

9.	GUARANTEE

9.1	Independent Bank Guarantee

9.1.1	As soon as possible prior to the Availability Date and no later than the Effective Date of the Lease, Lessee must submit to Lessor an independent first-demand bank guarantee within the meaning of Article 2321 of the French Civil Code issued by a major credit institution whose principal office is located in France (hereinafter referred to as the “Guarantee”) in favor of Lessor and the subsequent owners of the Leased Premises in accordance with the model included in Appendix 5. If the Leased Premises are sold, said owners will become the beneficiaries of said guarantee upon simple notice thereby to Lessee of the acquisition of the Leased Premises.

9.1.2	The guarantee must be issued for an amount equal to twelve (12) months of lease payments, excluding VAT, i.e. € 5,628,000 (five million, six hundred and twenty-eight-thousand Euros) (hereinafter referred to as the “Guaranteed Amount”), to secure payment of all amounts which Lessee may owe to Lessor under the Lease or for which it may liable due to Lessee’s actions, in any capacity whatsoever, under the Lease (in particular, under Articles 16.4, 22.2 and 22.4). The Guaranteed Amount will be adjusted each year based on the lease payment due so that it remains equal to twelve (12) months of lease payment, excluding VAT, at all times.

9.1.3	The Parties expressly agree that, if the Lessee fails to fulfill its financial obligations, Lessor will have the right to exercise the guarantee on one or more occasions.

If the guarantee is exercised due to Lessee’s failure to fulfill its financial obligations, a new independent first-demand payment guarantee in an amount equal to the amount called under the current guarantee issued by a credit institution whose principal office is located in France under the same terms and conditions (with the exception of the amount) as the guarantee provided the date hereof must be provided to Lessor no later than eight (8) business days after the guarantee is called. Lessee agrees that Lessor will always be the beneficiary of a guarantee equal to twelve (12) months of lease payments, excluding VAT and expenses, subject to application of the termination provision provided for in Article 22 (hereinafter referred to as the “Termination Provision”), that the guarantee provided for in this Article 8 will be so supplemented, and that the Lease may only continue if payment of all amounts owed by Lessee under the Lease are guaranteed by one or more independent first-demand bank guarantees the total amount of which is equal to twelve (12) months of lease payments, including VAT but excluding expenses.

Lessor must inform Lessee of the exercise of the guarantee within three (3) business days after said exercise.

9.1.4	If no payment incident involving any amount whatsoever owed by Lessee under the Lease (including any delay in payment of any amount when due) occurs during the first three-year period of the initial Lease, the Parties may agree to reduce the Guaranteed Amount; this provision does not in any manner constitute an undertaking by Lessor in this regard and Lessor will remain free to grant or refuse said reduction.

9.1.5	As an exception to Articles 9.1.2 and 9.1.3, if no payment incident involving any amount whatsoever owed by Lessee under the Lease (including any delay in payment of any amount when due) occurs during the first two three-year periods of the initial Lease, the Guaranteed Amount will be reduced to six (6) months of lease payments, excluding VAT and expenses, upon the expiration of the second three-year period of the initial Lease.

9.1.6	If the Lease is terminated due to Lessee’s failure to perform its undertakings or for any reason whatsoever attributable to Lessee, the guarantee may be exercised by Lessor to cover its initial damages, without prejudice to any other recourse that Lessor may exercise against Lessee.

9.1.7	If the guarantee is not provided by the Effective Date of the Lease, Lessor will have the sole right to (i) retain the security deposit specified in Article 9.2 and continue performance of the Lease, or (ii) terminate the Lease in accordance with Article 22 and retain the security deposit specified in Article 9.2 as an indemnity.

9.2	Security Deposit

9.2.1	Pending provision of the guarantee, Lessee paid to Lessor on the date hereof, pending deposit, a security deposit equal to twelve (12) months of lease payments, excluding VAT, i.e., € 5,628,000 (five million, six hundred and twenty-eight thousand Euros) to secure payment of lease payments, expenses and ancillary amounts, Lessee repairs, return of the Leased Premises in the agreed-upon condition, and, in general, successful performance of all terms and conditions of the Lease, including those for which Lessor may be held liable due to Lessee’s acts, and any compensation and penalties owed by Lessee.

9.2.2	In no event will this security deposit bear interest in favor of Lessee.

9.2.3	In no event may Lessee offset all or part of lease payments, expenses or other amounts owed under the Lease against the security deposit.

9.2.4	The security deposit will be returned to Lessee:

•	within fifteen (15) business days after the guarantee has been provided, or

•

if the guarantee is not provided by the deadline specified in Article 9.1, within fifteen (15) business days after the final closure of the expense accounts after the end of the Lease and when the keys are returned, after payment of all lease payments, expenses and any indemnities, in particular, those owed by Lessee if it leaves at the end of the Lease, which Lessee may owe Lessor.

9.2.5	With each lease payment adjustment, this security deposit will be reduced or increased so that it remains equal to twelve (12) months of lease payments, excluding VAT and expenses.

9.2.6	If, for any reason whatsoever, the security deposit was used during the Lease to cover any amount due as lease payments, expenses or reimbursable taxes, Lessee must supplement said deposit. If not, the Lease may be terminated as specified in Article 22.

9.2.7	In the event of the sale, transfer or contribution of the Building, the security deposit will be provided by Lessor to the new owner and Lessee waives any reimbursement claim against the original Lessor after simple notice that the sale, transfer or contribution has taken place; said notice will constitute transfer of this personal debt to the new Building owner.

9.2.8	If Lessee becomes subject to bankruptcy proceedings, Lessor may, by operation of law, offset the security deposit against any amounts owed as lease payments, late lease payments, expenses, interest or penalties which are covered by a debt filing in accordance with applicable legal provisions: in such event, if the Lease is continued in accordance with the procedures specified in said legal provisions, the executor or liquidator must pay or supplement the security deposit independently of any lease or expense payments owed as a result of the continuation of the Lease subsequent to initiation of bankruptcy proceedings.

10.	LATE-PAYMENT PENALTIES

10.1	Any payment of a lease payment or any other amount owed by Lessee to Lessor under the Lease that is not made when due will, by operation of law, bear interest beginning fifteen (15) days after formal notice, without prejudice to any damages and the application of the Termination Provision, at the legal interest rate, plus four (4) percentage points, calculated prorata from when the payment is due until the effective date of said payment, which will be due at the same time as the principal amount.

After the third late payment of a lease payment or any other amount owed by Lessee to Lessor under the Lease which is noted by Lessor during the Lease, any subsequent payment which is not paid when due will, by operation of law, bear interest as specified above, immediately and without any requirement for prior formal notice.

10.2	All payments after the due date will first be allocated to said penalties.

10.3	Lessee will also owe all expenses related to disputes (in particular, all bailiff expenses) due to its late payment of any amount due under the Lease or breach of any obligation under the Lease, which will be in addition to all damages that Lessor may claim from Lessee (provided that Lessor’s request is not disputed by Lessee and overturned by a final judicial decision or is not due to an error by the Building Administrator acknowledged by Lessor).

11.	PENALTY CLAUSE

If any amount is not paid when due under the Lease, the amounts due will be increased 10% by operation of law, regardless of the late-payment interest provided for in Article 9, any damages and the application of the Termination Provision, fifteen (15) days after prior formal notice which does not result in payment.

After the third late payment of any amount owed by Lessee to Lessor under the Lease which is noted by Lessor during the Lease, any subsequent payment which is not paid when due will, by operation of law, result in the increase specified above, immediately and without any requirement for prior formal notice.

12.	GENERAL TERMS AND CONDITIONS OF OCCUPANCY

The Lease, which is governed by applicable law, is granted and accepted under the following conditions, which Lessee must fulfill and complete without any indemnity or reduction in the lease payment, subject to termination of the Lease if Lessor so elects.

12.1	Furnishings and Commercial Use

Lessee must furnish the Leased Premises and constantly keep them furnished throughout the term of the Lease with furniture, personal property and equipment in quantity and value sufficient to cover, at any time, payment of lease payments and expenses and the performance of the Lease terms and conditions.

Lessee must continually and normally use the Leased Premises.

12.2	Compliance with Applicable Laws and Regulations

12.2.1	Lessee must comply with all laws, regulations, orders and authorizations applicable to the Leased Premises, in particular and without limitation, with respect to roadways, safety, security, health, the environment, energy efficiency and labor regulations so that Lessor is not troubled due to Lessee’s non-compliance with the foregoing provisions.

12.2.2	As a result, Lessee must, at its sole expense, comply with any requirement or injunction issued by any administrative authority and have all safety and compliance work completed on the Leased Premises and any outfitting and equipment installed to comply with any new law and/or regulation, in particular, with respect to safety, health, working conditions, regulated facilities, energy efficiency and environmental protection (with the exception of work falling under Article 606 of the French Civil Code, for which Lessor must pay) at its own expense.

12.2.3	Whenever regulations so require, and at least once per year, Lessee must have its facilities, in particular, electrical and fire control facilities, inspected by an approved entity and must modify them as required by the inspecting entity. Similarly, Lessee must periodically have safety inspections conducted on all technical facilities. Lessee must submit a copy of the inspection reports to Lessor. Lessee must document, immediately upon Lessor’s request, the conclusion of all agreements necessary or appropriate for the technical management of the Leased Premises with qualified companies and compliance with the requirements of inspecting entities.

12.2.4	Lessee must complete all compliance work for which it is responsible under this Article 12.2 as specified in Article 15.1.

12.2.5	Lessee must expressly comply with all safety provisions, rules and recommendations with respect to the Leased Premises and/or the Building included in the internal regulations of the Building (the “Internal Regulations”), a copy of which was provided thereto and is included in Appendix 6, as well as any changes made thereto during the Lease or any renewals thereof.

Lessee agrees to ensure that its employees and any persons whom it allows on the Leased Premises, e.g., customers, suppliers, agents, etc., comply with said obligations.

All provisions of the Internal Regulations may be amended or supplemented at any time and said changes or additions will be binding on Lessee; Lessor will request Lessee’s informal opinion prior to any material change to the Internal Regulations or any change that might adversely affect the conditions for using the Leased Premises and will ensure that they do not adversely affect Lessee’s conduct of its activities.

12.2.6	Lessor authorizes Lessee to use the image of the Leased Premises in its commercial communications (description on its website and commercial brochures, but in no other form of advertising, in particular, any marketing campaign). This authorization is granted in principle subject to the rights of the Building architect with which Lessee must comply, including the obligation to specify the architect’s name when using his work in any manner (© ADAGP – Franck Hammoutene Architect).

In any event, Lessee’s commercial communications must not damage the reputation of the Building and/or Lessor or its group (to which any references are in principle prohibited and subject to Lessor’s prior consent) and, prior to distribution, Lessee must submit to Lessor for consultation any draft which includes a visual of all or part of the Building.

12.3	Plaques – Signs – Antennas – Awnings

12.3.1	Lessee may not display any object in windows or on windowsills. It may not install plaques, signs, advertisements, notices or paintings on the doors, windows, façades, windowsills, spandrels and piers or at the entrance to the Leased Premises.

12.3.2	Lessee may not install any awnings, antennas or any item whatsoever that affect the exterior of the Building without Lessor’s prior, written authorization.

12.3.3	However, Lessee may install a plaque or sign bearing its name and business at the entrance to the Leased Premises and on each landing, and, if appropriate, any information required by government authorities, provided that its characteristics (size, colors, etc.) and location are approved by Lessor or the Building Manager in accordance with the requirements of the Internal Regulations.

12.3.4	A sign will be installed by Lessor in the Building lobby.

12.4	Visiting the Leased Premises

12.4.1	Lessee must allow Lessor, any entity delegated thereby, its agents, architects and contractors to enter the Leased Premises to inspect them and ensure their condition and the performance by Lessee of its maintenance and repair obligations and may maintain them at Lessee’s expense and risk if Lessee fails to fulfill its obligations under Article 15 fifteen (15) calendar days after formal notice which does not result in a cure, except in an emergency. Lessee must ensure that a complete set of keys to the Leased Premises is constantly kept with the Building’s central security office, for which the office will be responsible, to allow safety inspections. If these requirements are not met and an incident likely to have compensable consequences requires access to the Leased Premises, Lessor is expressly authorized to have the doors opened by a locksmith, the cost of which must be reimbursed by Lessee.

12.4.2	Once notice has been given, for a minimum of the last six (6) months of the Lease or any renewal, and also if the Leased Premises are put up for sale (in whole or in part), Lessee must allow Lessor’s representatives to inspect them and install notices or signs at any location that Lessor deems suitable.

12.4.3	Lessor, or third parties tasked or authorized thereby, may only inspect the Leased Premises on the dates and times agreed upon with Lessee and at least 48 hours’ notice must be given for inspections (except in emergencies). Inspections may only be made from Monday to Friday, during normal office hours (9:00 a.m.-6 p.m.), excluding public holidays, except in emergencies.

12.5	Disruptions

12.5.1	Lessee may not use equipment which relies on slow combustion or which produces harmful gases. Lessor may not in any manner be held liable for property damage or bodily injury which may be caused by such equipment. Lessee may not use any equipment whatsoever that might be heard outside the Leased Premises or any electrical or other device that might disrupt any telecommunications whatsoever without installing mechanisms on said equipment to avoid disturbing others.

12.5.2	Lessee may not install motors, regardless of the energy source, without Lessor’s prior, written authorization, with the exception of normal office IT equipment fitted with mechanisms necessary to avoid disturbing others.

12.5.3	Lessee must not disturb the peaceful enjoyment of neighbors and will be personally liable, at its risk, peril and expense so that Lessor is not troubled in this regard, for any claims made by neighbors or third parties, in particular, for noise (including solid-borne noise), smells, heat, vibration or radiation, caused thereby or by equipment belonging thereto (or of which it has temporary possession for any reason whatsoever), including if Lessor authorized the installation thereof.

12.6	Other Requirements

12.6.1	Lessee may not place any object in front of or near the Building or in any common area of the Building (except when moving into the Leased Premises and, in that case, subject to standard precautions).

12.6.2	Lessee must allow cables, pipes and ducts which serve common equipment or other private premises to be installed, as well as purge valves, surge protectors, etc., related thereto, without prejudice to the provisions of Article 15.3.3.

12.6.3	Lessee must immediately notify Lessor of any damage to its property of which it becomes aware.

12.7	Floors, Loads and Doors

12.7.1	Lessee agrees to comply with the maximum authorized loads listed in the Internal Regulations and bear all consequences if Lessee exceeds these authorized loads so that Lessor is not troubled in this regard.

12.7.2	No load may be placed on the façade walls or framework and Lessee must take all steps necessary to ensure that no goods or objects whatsoever lean against them.

12.7.3	If Lessee fails to comply with these requirements, it must complete all cosmetic work deemed necessary thereby at its own expense and under Lessor’s control.

12.8	Environmental Performance

12.8.1	The Parties affirm that they attach major importance to optimizing the Building in terms of environmental performance, including in terms of energy consumption, waste management and recycling, and the use of the most environmentally friendly construction materials in the Building in accordance with Act No. 2009-967 of August 3, 2009 for the implementation of the Grenelle Environmental Forum, which emphasizes the importance of the building and real property sector in greenhouse gas emissions.

12.8.2	In this regard, an “Environmental” appendix (Appendix 8) is included; this appendix may be updated by the Parties if the laws applicable in this area change.

12.8.3	Lessee agrees to cooperate with Lessor and exercise the necessary efforts to optimize the Building’s environmental quality to obtain the French “Commercial Buildings Standard (NF Bâtiments tertiaires en exploitation – Démarche HQE) certification which Lessor is attempting to obtain.

13.	SPECIAL TERMS AND CONDITIONS OF OCCUPANCY

13.1	Lessee will be liable for the consequences of any accidents whatsoever which may occur due to poor maintenance or improper use of the equipment and ancillary items which are part of the facilities that Lessee must maintain.

13.2	Lessee may not bring dangerous materials, in particular, any explosive or especially inflammable product, into the Building.

13.3	Lessee may not request from the Lessor any indemnity or lease payment reduction for any interruption in Building services, including if said services are provided by Lessor or its agents (provided that said interruption is not the direct consequence of a documented wrongful act by Lessor, e.g., failure to pay for the services in question), or for any accident or damage which could arise on the Leased Premises due to malfunctions in drainage, water, electricity or central heating pipes and ducts. Lessee hereby waives filing any claims in this regard against Lessor. In this regard, Lessor agrees to exercise its best efforts to immediately restore, or have restored, the operation of said facilities, fluids and services. The same shall apply in the event of a temporary cessation of, or reduction in, utilities such as water, electricity, air conditioning, heating (if centralized), etc.

13.4	Lessee must arrange for its own telephone, fax, telex and other telecommunications services. Lessee must pay for its consumption of water, electricity and other fluids based on meter readings, if any, and telephone, fax, telex and other telecommunications expenses.

13.5	If individual meters have been installed, Lessee must pay its corresponding portion based on readings of its meters or sub-meters, as well as expenses for the installation, leasing, maintenance and reading of said meters.

13.6	In the event of expropriation for public utility, nothing may be claimed from Lessor; all Lessee rights must be exercised against the expropriating party.

13.7	Lessee must pay when due its personal and property taxes, business taxes, including the corporate real estate tax (contribution foncière des entreprises or CFE) due on the Leased Premises and corporate value-added tax (cotisation sur la valeur ajoutée des entreprises or CVAE) which it owes and other taxes and contributions and must pay all municipal and police expenses which lessees are normally required to pay, all so that Lessor is not troubled in this regard; Lessee must so document to Lessor, upon request, as well as prior to moving out.

13.8	When it returns the keys, Lessee must document to Lessor that it has completed all steps necessary to notify the Tax Authorities that it is vacating the Leased Premises at least one (1) month in advance so that Lessor is not troubled in this regard.

14.	INVENTORY OF FIXTURES

14.1	Lessee will take over the Leased Premises in the condition they are in on the Availability Date without requiring Lessor, at any time and for any reason whatsoever, to complete any repair or improvement or reduce lease payments in this regard. Lessor will only be responsible for the major repairs listed in Article 606 of the French Civil Code.

14.2	An inventory of fixtures will be prepared jointly by the Parties on the date the Leased Premises are made available (hereinafter referred to as the “Initial Condition”). This inventory of fixtures, which will include photographs, will be prepared in the presence of both Parties by a bailiff designated by Lessor, the expenses and fees of which will shared equally by the Parties.

14.3	If, for any reason whatsoever, this inventory of fixtures is not prepared, in particular, if Lessee fails to appear, the Leased Premises will be deemed to have been leased and made available to Lessee in perfect condition.

15.	CONSTRUCTION, MAINTENANCE AND REPAIRS

15.1	Lessee Construction during the Term of the Lease or Renewals

15.1.1	Lessee may not install any item whatsoever which impedes access to the facilities necessary for the proper operation of the Leased Premises and the Building.

Lessee will also be prohibited from completing any work that would prevent Lessor from obtaining and retaining the HQE (High Quality Environmental) operating certification for the Building.

Any work involving reallocation of space, demolition or piercing of walls, beams or floors and, in general, any major outfitting requiring an architectural firm or which affects the structure, safety or shell and core of the Leased Premises must be authorized by Lessor in advance and in writing.

To obtain Lessor’s express, written approval when necessary, Lessee must submit complete documentation to Lessor, including, in particular:

•	specifications,

•	a specific technical description of the planned work and equipment, along with related diagrams,

•

an unqualified pre-construction report prepared by an approved architectural firm confirming compliance of the planned electrical, air removal and ventilation facilities once dividing walls are installed, with applicable regulations, standards and unified technical document (document technique unifié or D.T.U.), in particular, the fire safety regulations and the French Labor Code,

•

a construction site and waste management plan which takes into consideration the disruption caused by Lessee’s work, safety measures (including by a safety and health coordinator (coordinateur de la sécurité et de la protection de la santé or SPS) if necessary), in particular, those required by the French Labor Code,

•	a program specifying the insurance policies to be taken out to complete said work, in particular the coverage type and amount,

•	a complete technical file regarding signage including, in particular, the size, technical characteristics and support system for the planned signage,

(hereinafter referred to as the “Construction Documentation”).

Upon presentation of the corresponding supporting documentation, Lessee must indemnify Lessor for all reasonable expenses and fees that Lessor incurs to consult technical advisors (architects, architectural firms, etc.) as necessary to issue such an authorization.

Lessor’s authorization will not in any event render it liable or reduce Lessee’s liability, both between the Parties and with respect to third parties.

15.1.2	In any event, work of any type whatsoever must be completed at Lessee’s exclusive expense, risk and peril in accordance with standard practice and applicable laws and regulations (in particular, regarding the materials used), and under the supervision of an architect or an engineering firm approved by Lessor, the fees of which solely for said supervision will be borne by Lessee, which will be fully liable for the results thereof.

Lessee will be personally responsible for obtaining any administrative authorization and/or filing any notification necessary to complete the work and must so document immediately upon Lessor’s request.

In particular, if Lessee’s work must be reported in advance as provided for in Articles L. 421-4 and R. 421-9 et seq. of the French Urban Planning Code, Lessee must provide to Lessor a copy of (i) the express decision reached regarding said prior notification or the certificate of non-objection described in partial Article R. 424-13 of the French Urban Planning Code, (ii) two reports prepared by bailiff at two (2) month intervals recording its notice displayed at the site and at the mayor’s office in accordance with the provisions of Article R. 424-15 of the French Urban Planning Code, and (iii) a statement from the appropriate authorities confirming that compliance of said work compared to the administrative authorizations obtained has not been disputed by the appropriate authorities as a result of the compliance check on the work provided for in Articles L. 461-1, L. 462-1 and L. 462-2 of the French Urban

Planning Code or, if the appropriate authorities do not reply, a copy of the requests sent for that purpose in accordance with the provisions of Article R. 462-10 of the French Urban Planning Code.

In general, Lessee must provide Lessor with a copy of any authorization obtained and any notice filed to complete its outfitting work. Lessee must pay all taxes due based on said authorizations and notices, so that Lessor is not troubled in this regard.

The authorization given by Lessor for Lessee to carry out any initial outfitting works will in no manner constitute acceptance of any liability whatsoever of Lessor and/or any specialist who participates in the review of the Construction Documentation, both between the Parties and with respect to third parties regarding, inter alia, the administrative or technical feasibility of said work.

15.1.3	If any of Lessee’s outfitting work whatsoever requires changes in the Building’s current structure duly accepted by Lessor as specified in Article 15.1.1, Lessee agrees to have said work completed by the general contractor which was awarded the Building renovation contract, i.e., Bouygues Rénovation Privée or any other company approved by Lessor.

15.1.4	Lessee will assume all liability for said work and must cover all risks incurred, or have them covered, by insurance policies. Prior to beginning work, it agrees to provide Lessor with a copy of:

(i)	an All Risks Construction Site insurance policy, with extensions to the principal’s (maitre d’ouvrage) civil liability and damages to current structures, and

(ii)	a Construction Damage insurance policy with extensions to non-construction contractors (constructeur non-réalisateur or CNR), equipment, intangible damage and damage to existing structures, if Lessee’s work falls under the insurance obligation provided for in Articles L.241-1, L.242-1 and L.242-2 of the French Insurance Code.

Lessee must also document that all of its contractors and their sub-contractors have taken out, when work is undertaken, a 10-year civil liability insurance policy in accordance with Act No. 78-12 of January 4, 1978 and its decrees, and a prime contractor liability policy.

Lessee will bear all financial consequences and any direct or indirect damages which may arise in connection with the work that it completes and will hold Lessor harmless for any damage that it may suffer due to Lessee’s work, even if said work or contractors have been approved by Lessor.

15.1.5	Upon the completion of its work, Lessee must submit a report from an architectural firm to Lessor which certifies compliance of the work with applicable laws and regulations, in particular, with respect to safety. The fees of the architectural firm will be borne by Lessee.

Lessee must also invite Lessor in writing to visit and formally acknowledge that the work completed complies (subject to minor changes which may be required as the work is completed) with the project initially submitted to it for approval. If the work doesn’t comply, the additional work or changes necessary, required by certified letter, return receipt requested, from Lessor, must be completed within one (1) month. Lessee must provide Lessor with any documents and information necessary to create or update the subsequent work documentation.

15.1.6	All work, decorations, improvements, installations and construction whatsoever, including any that may be required under applicable laws or regulations, made by Lessee after the Availability Date and during the Lease, will, at the end of occupancy, remain Lessor’s property, without indemnity and without prejudice to its right to require the Leased Premises to be returned, in whole or in part, to their Initial Condition (as recorded in the initial inventory of fixtures described in Article 14) at Lessee’s expense, including for work expressly authorized by Lessor, unless Lessor has expressly waived Lessee’s obligation to restore the Leased Premises to their original condition in the authorizations granted for said work; said waivers will only be express, written and granted on a case-by-case basis. In any event, Lessor may require Lessee to remove any partitioning, cabling or outfitting at its expense.

When Lessee removes all or part of its work or outfitting on the Leased Premises pursuant to the previous paragraph, it must complete all necessary cosmetic and restoration work so that the Leased Premises are fully returned after the work and outfitting are completed in perfect condition (or in good condition as provided for in Article 16.1).

15.1.7	“End of occupancy” within the meaning of the previous paragraph means the date on which Lessee permanently vacates the Leased Premises, including if said date is prior to the expiration of contractual Lease date or of any renewal, regardless of the reason for the early termination of the Lease (application of the Termination Provision in favor of Lessor, expropriation, loss of the leased property, etc.). The Parties would like the transfer to take place automatically once Lessee permanently vacates the Leased Premises for any reason whatsoever.

15.1.8	As the outfitting works will only be acquired by Lessor when Lessee permanently vacates the Leased Premises, Lessor hereby acknowledges that said outfitting may not be taken into consideration to determine the lease value for subsequent Lease renewals.

15.2	Maintenance, Repairs and Replacements

15.2.1	Throughout the term of the Lease, renewals, and occupancy, Lessee must maintain the entire Leased Premises and the outfitting, installations, improvements and decorations completed thereby which constitute real property based on their use in a perfect state of maintenance, repair and replacement of any type whatsoever (including that due to wear and tear or a force majeure event), except that listed in Article 606 of the French Civil Code, which shall be paid for by Lessor. Lessee must inform Lessor of any such work which has become necessary as soon as it becomes aware thereof.

15.2.2	In accordance with Article 605 of the French Civil Code, such works will be paid for by Lessee if required due to poor maintenance, abnormal use or any reason caused by Lessee.

15.2.3	Lessee will be liable for any deterioration or degradation to the Building’s common areas and outbuildings committed by Lessee or its employees.

15.2.4	Lessee must, in particular, at its expense and under its responsibility, replace and/or maintain in perfect condition any locks, doors, windows, blinds, electrical facilities, plumbing fixtures, sanitary, heating and gas equipment, plumbing, flooring, paint, etc. It must take any necessary precautions to avoid having any equipment, conduits and pipes freeze.

15.2.5	Lessee must have all of its facilities maintained and replaced, as required, under its complete responsibility and at its expense.

15.2.6	Lessee will only use duly qualified and experienced contractors and specialists. (Lessee must document that said contractors and specialists have taken out all appropriate insurance policies).

15.2.7	Lessee will be responsible for any repairs that Lessor was required to make either due to Lessee’s failure to make the repairs it was required to make or due to degradation caused by it, its employees or its visitors to the Leased Premises.

15.2.8	Lessee must install and re-install at its expense and on a date agreed upon with Lessor, except in an emergency, any casing, fitting, decoration, window, display window, plaque or other item whatsoever which must be removed either to locate and repair leaks of any type, cracks in smoke or ventilation ducts, in particular, after fire or leaks, or, in general, to complete any works.

15.2.9	As major reconstruction was completed on the Building, Lessor is covered by the construction, good operation and 10-year warranties provided for in Articles 1792 to 1792-6 of the French Civil Code with respect to said reconstruction. Lessor agrees to exercise, at its expense, any recourse related to problems and defects covered by said warranties (Lessor alone will decide whether or not to exercise any such recourse and does not provide any warranty as to the results thereof). To this end, Lessee must notify Lessor by any means of any problem or defect as soon as it becomes aware thereof throughout the term of the Lease, subject to being liable for any worsening or damage due to its silence or delay; as a result, Lessor may not be held liable for any increase in the time necessary to make any repairs due to Lessee’s failure.

Lessee may not object in any manner to the immediate exercise of said warranties and completion of any work necessary to repair the problems covered by said warranties. In particular, it will allow any experts designated by an insurance company and the contractors responsible for repairing the problems to access the Leased Premises as provided for in Article 15.3, without any recourse against Lessor.

15.3	Lessor and/or Third Party Construction

15.3.1	As an exception to Article 1724 of the French Civil Code, Lessee must allow any repairs or improvements, modifications or new construction which Lessor reserves the right to complete, including if they do not benefit Lessee as provided for in Article 15.3.5, without indemnity from Lessor or a reduction in lease payments, and regardless of the degree of inconvenience or duration, including if it exceeds forty (40) days.

15.3.2	This obligation to allow such work without compensation shall apply without distinction all work completed in or near the Building, including when they do not affect the Premises Leased by the Lessee, regardless of the type and duration.

15.3.3	As an exception to Article 1723 of the French Civil Code, Lessee must allow Lessor, without indemnity therefrom, to make any changes that it deems necessary to the Building’s common areas, provided that these changes do not adversely affect enjoyment of the Leased Premises.

Lessee acknowledges, in particular, that Lessor reserves the right to change the allocation of the Building’s common areas in any manner, in particular, to increase the surface area allocated to the RIE instead of all or part of the area occupied by meeting rooms in order to increase RIE capacity, if necessary.

15.3.4	Lessee must pay for any changes to entry points, connections, replacement, meters or internal facilities that may be required by companies responsible for supplying or maintaining any water, electricity or telecommunications supply whatsoever, or heating, air conditioning or other installation or service. Lessor will have also have the right to install, maintain, repair, replace or modify all cables, ducts and connections of any type that may serve or cross the Leased Premises, without indemnity for Lessee, provided that said work does not suspend Lessee’s activities.

15.3.5	Lessor agrees to inform Lessee of the estimated timetable for the planned work on the Leased Premises and/or the Building’s common areas at least one (1) month in advance (except in the event of an emergency or scheduled maintenance or repairs) and to take all precautions necessary so that said work causes as little disruption as possible to Lessee’s activities.

15.3.6	Lessee must allow all work that may be completed on public roadways, near the Building, in the Building or in neighboring buildings, without recourse against Lessor. Lessee must personally exercise any recourse against the government, contractors or neighbors, without troubling Lessor in this regard.

16.	RETURN OF THE LEASED PREMISES

16.1	At the end of Lessee’s occupancy, Lessee must return the Leased Premises in their Initial Condition (subject to Lessor’s desire to retain construction and outfitting completed by Lessee on the Leased Premises as specified in Article 15.1.6) and in perfect condition.

As an exception to the end of the previous paragraph, if Lessee leaves after the 9th year of the Lease or thereafter, Lessor agrees that the Leased Premises must be returned in a good state of general maintenance (instead of in perfect condition).

16.2	Within six (6) months preceding its departure, an exit pre-inventory of fixtures listing any necessary repairs, cleaning, cosmetic work and replacement will be prepared jointly by the architect or any other Lessor representative and Lessee (and possibly its architect) which will be paid for by Lessee under the Lease, which Lessee agrees to complete prior to its departure at its expense in accordance with the provisions of Article 15. If the work listed in this exit pre-inventory of fixtures is not completed by the date provided for Lessee to return the keys, Lessor may have it completed by the contractors of its choice and claim the cost thereof from Lessee over and above the penalties provided for in Article 16.4.

16.3	A joint exit inventory of fixtures will be prepared in Lessee’s presence (which must be duly notified) no later than the Lease expiration date after Lessee has fully moved out and prior to returning the keys. If Lessee fails to appear at this meeting, the inventory will be prepared by a bailiff the expenses and fees of which will be paid for by Lessee. This exit inventory of fixtures will include a list of the repairs for which Lessee is responsible under the Lease, in particular, the repairs listed in the exit pre-inventory of fixtures which have not been completed as of that date, as well as those which did not appear when the exit pre-inventory of fixtures was prepared because the Leased Premises had not yet been fully emptied of all furniture, equipment and materials.

16.4	If Lessee has not completed the repairs, cleaning, cosmetic work and replacement to be completed prior to its departure in accordance with the provisions of the Lease or it does not vacate the Leased Premises on the scheduled date (in particular, to complete any repairs), Lessee must, effective the Lease expiration date, pay Lessor a daily indemnity payable weekly in arrears equal to (i) 150% of the last lease payment in effect on that date for the first month, then (ii) double the last lease payment after said initial one-month period, plus any expenses and value added tax, all calculated on a daily basis during the period necessary to repair the Leased Premises or for the period between the date specified for Lessee to vacate the Leased Premises and the date Lessee actually does so, without prejudice to Lessor’s right to obtain compensation for the loss actually suffered, in particular, due to the inability to re-lease the Leased Premises at their lease value when Lessee leaves.

The amounts so owed by Lessee must be paid immediately upon request of Lessor or the Manager.

16.5	Lessee must give notice that it is moving out at least one (1) month in advance to allow Lessor to complete any administrative formalities.

16.6	Lessee must return the keys the day it moves out, even if said date is prior to the Lease expiration date, so that Lessor takes possession of the Leased Premises the day after Lessee moves out, without Lessee claiming any whatsoever return of lease payments and/or provisions for expenses, unless otherwise agreed by the Parties.

17.	ASSIGNMENT OF THE LEASEHOLD RIGHT

17.1	Lessee may not assign its Leasehold rights, in whole or in part, without Lessor’s prior, express, written consent. Lessor will have a maximum of one (1) month after receipt of Lessee’s request by certified letter, return receipt requested, to indicate whether or not it approves said assignment.

17.2	Without, however, releasing Lessee from the requirement to request Lessor’s prior, written consent and comply with the provisions set forth below, Lessor may not object to Lessee’s assignment of the Lease in full to the purchaser of its business or its company.

17.3	To be valid, any assignment must be covered in a notarized or private deed to which Lessor must consent through notice given at least fifteen (15) days in advance. An exact copy or original of the assignment deed must be provided to Lessor at no cost.

17.4	In any event, Lessee will remain the joint and several guarantor of the assignee, but not any subsequent Lease assignees, for the payment of lease payments and expenses and performance of the terms of the Lease until the expiration of the Lease.

17.5	No assignment may not completed if (i) any lease payments, ancillary amounts or taxes whatsoever are owed by Lessee which must, prior to any assignment, document full payment of all taxes owed thereby for its use, and (ii) when the assignment deed was signed, the assignee did not provide to Lessor an independent guarantee in accordance with Article 9.1.1 to replace the guarantee provided by the assignor.

17.6	In the event of the spin-off of Lessee, the companies created in said spin off will be jointly and severally liable for the successful performance of all Lessee obligations under the Lease. No division of the Leased Premises among the companies created in the spin off may be required, as the Leased Premises are deemed indivisible.

17.7	As an exception to the provisions of this Article 16, the rights under this Lease may be freely assigned by Lessee, without Lessor’s prior approval, if Lessee merges with another company and there is a universal asset transfer, provided that Lessee so informs Lessor of said transaction no later than three (3) months after its completion.

17.8	In the cases described in Articles 17.6 and 17.7, the Guarantee will be continued throughout the term of the Lease, unless the successors provide an identical guarantee to Lessor with the same terms and conditions as the Guarantee issued by a credit institution whose principal office is located in France.

18.	SUB-LEASE – DOMICILIATION – LEASE MANAGEMENT

18.1	Lessee may not sub-lease all or part of the Leased Premises or grant total or partial enjoyment thereof to any party whatsoever or in any form whatsoever (including through lease management), including temporarily, at no cost or at will, without Lessor’s prior written consent. However, Lessee may freely domicile any company in Lessee’s Group (as this term is defined hereinafter) on the Leased Premises.

18.2	As an exception, Lessee is authorized to:

a)	partially sub-lease the Leased Premises as offices to a company in the group to which Lessee belongs, i.e., any company at least 50% of the equity and voting rights of which is held directly or indirectly by Lessee (the “Lessee Group”), and

b)	partially sub-lease the Leased Premises to one or more third-party companies the corporate purpose of which does not include activities contrary to public order or good morals within the meaning of Article 6 of the French Civil Code or that could damage the Building’s reputation, provided that at no time during the Lease may the total surface area sub-leased by Lessee pursuant to this paragraph exceed 33% of the leased surface area in the Leased Premises, which may, on an exceptional basis, be increased to 50% if the sub-lessee of said additional surface area is a commercial partner of Lessee, and further provided that, during the first year of the Lease, no sub-lease pursuant to this Article 18.2(b) may be granted by Lessee for a period which exceeds twenty-four (24) months, based on provisions which constitute exceptions to Article L.145-5 of the French Commercial Code.

If the sub-lessee ceases to be included in Lessee’s Group, the sub-lease will expire by operation of law one month after said event, unless the total surface area sub-leased by Lessee to third parties pursuant to Article 18.2(b) above does not exceed 33% (or 50%, as appropriate) of the leased surface area in the Leased Premises.

18.3	As the vacant surface area in the Building is being marketed, Lessee agrees to cooperate with Lessor and its agents to ensure that the steps taken by Lessor and its agents for the partial sub-lease of the Leased Premises do not conflict with Lessor’s marketing of the Building.

18.4	This partial sub-lease authorization is only granted under the condition that the sub-lessee has no rights with respect to Lessor, in particular no renewal right with respect thereto, as the premises covered by the principal lease form a contractually indivisible whole within the meaning of Articles L. 145-31 and L. 145-32 of the French Commercial Code. Lessee will be personally responsible for the sub-lessee’s status when the Lease expires.

18.5	Lessee is released from compliance with the formalities of Article L.145-31 of the French Commercial Code. For each sub-lease, Lessee must nevertheless send Lessor a copy of the signed sub-lease instrument one month after its signature, along with documents showing that said sub-lease was granted in accordance with the provisions of Article 18.2.

18.6	All sub-leases must also meet the following requirements:

•

the term of a sub-lease may not exceed that of the remaining Lease term; it will expire by operation of law and immediately if e for any reason whatsoever the Lease ends prior to the expiration of its contractual term;

•

all sub-lease agreements must include the express agreement between the Parties that the Leased Premises form an indivisible physical whole in the joint intent of the Parties; the sub-lessee may not rely on any renewal right or any direct right against Lessor; second degree sub-leases are prohibited;

•	the terms and conditions of the sub-lease agreement must be consistent with those set forth in the Lease;

•	Lessee will continue to be solely liable to Lessor for payment of all lease payments and expenses and, in general, complete performance of Lease terms, obligations and conditions;

•

When Lessee leaves for any reason whatsoever, Lessee will be personally responsible for the eviction of its sub-lessee if the Lease ends for any reason whatsoever and will pay any eviction indemnity or other amount which may be owed to the sub-lessee;

•

the sub-lessee’s insurance policies must include a waiver against recourse thereby and by its insurer against Lessor, its employees, its agents, the other lessees and their insurers, as well as a mutual recourse waiver between Lessee and the sub-lessee and their respective insurers.

For reciprocity and subject to said waiver, in the event of a claim covered by the guarantees listed in Article 19 of the Lease, Lessor, Lessee and their insurers waive any recourse they may be entitled to exercise in the event of claim against any sub-lessee, personnel, agents or insurers, except in the event of gross negligence, fraud or lack of care by the sub-lessee.

18.7	All sub-lessees must be informed of this Article 18 and it must be included in all sub-lease agreements.

18.8	Any assignment, sub-lease or other agreement granted in violation of Articles 17 and 18 will result in the termination of the Lease if Lessor so elects.

19.	INSURANCE

19.1	Lessor Insurance

19.1.1	Lessor must insure the financial consequences of the civil liability that it may incur as owner.

19.1.2	Lessor must insure the Building, as well as all outfitting and real estate facilities in the Building, against various risks, in particular, fire, lightning, explosion and water damage, up to their new replacement cost as of the date of the claim.

19.1.3	Lessor will also take out:

•	as part of these policies, insurance covering “lease payment losses” for three years of lease payments and expert fees;

•

under the “Fire-Explosion” policy, a coverage extension covering indirect losses plus risk of storms, hurricanes, downpours, tornadoes, cyclones, hail on roofs, smoke, falling aircraft or objects therefrom, ground vehicle impacts, riots, mass uprisings, terrorist acts, sabotage, vandalism, malicious acts, natural disasters or electrical damages.

19.1.4	Lessor reserves the right to insure all other reasonable risks.

19.1.5	All insurance related thereto will be subject to the terms, conditions, limits and exclusions of the policies taken out by Lessor.

19.1.6	Insurance premiums will be deemed lease expenses. Lessee agrees to reimburse the premiums for insurance taken out by Lessor for the aforementioned policies up to the corresponding percentage of the Leased Premises.

19.1.7	Lessee must provide Lessor with all items necessary to assess risks and agrees to notify Lessor by certified letter of any basis for increased risk (fire, explosion, water damage, etc.) which may be due to the creation, use or change of its activities on the Leased Premises; Lessor may only be deemed to have been informed of the existence of increased risk upon receipt of said letter.

19.2	Lessee Insurance

19.2.1	Lessee must ensure the risks specific to its activities. In particular, for the entire term of the Lease, it must take out:

•

a Civil Liability insurance policy covering the financial consequences of the civil liability that it may incur due to bodily injury and tangible or intangible damage to third parties, in particular, for all bodily injury or material damage caused directly or indirectly by work paid for by Lessee and for all harm that may be caused due to the occupancy of the Leased Premises, the existence or use of its property, outfitting and facilities, or the acts of its employees;

•

an insurance policy against risk of theft, fire and explosion covering its own property on the date of the claim, its general liability to occupants (including neighbors and third parties), and an insurance policy covering the additional operational expenses to relocate after a claim;

•	a Water Damage insurance policy covering its own property in a sufficient amount, with a coverage extension for the value when new, and its occupant’s general liability to neighbors and third parties;

•	the insurance required by Article 15.1.4 if Lessee undertakes construction on the Leased Premises.

19.2.2	With respect to risk of fire, explosion, electrical damage and water damage covered by the insurance policies taken out by Lessor and Lessee as specified above, it is agreed that:

•

Lessee waives any recourse that it may have against Lessor, its officers or agents and other lessees and their insurers; it agrees to obtain the same waiver from its insurers and any occupant and to indemnify Lessor for any direct or indirect consequences of any claims and judicial actions that its occupants, agents and/or insurers file or bring against Lessor, including all expenses and fees that it may have to incur to assert its rights;

•

for reciprocity, Lessor waives, and agrees to have the other participants described above waive, any recourse against Lessee, its insurers, all of its occupants and agents, and their insurers. They agree to obtain the same waiver from its insurers.

19.2.3	Lessee must send Lessor a certified true copy of its policies or, if not, a coverage note or statement issued by an insurer prior to beginning operations.

19.2.4	In addition, Lessee must be able to document the validity of its insurance policy and premium payments at any time.

19.2.5	If Lessee fails to take out the insurance policies listed above, or if they cover amounts deemed insufficient by Lessor, Lessor may insure said risks itself and Lessee hereby agrees that it will reimburse the corresponding premiums upon request.

19.2.6	Further, Lessee will also sign a “Fire Prevention and Advice” contract with an entity specifically approved at a Plenary Fire Insurance Companies Meeting.

19.3	Claims

19.3.1	As soon as it becomes aware thereof, and no later than eight (8) days thereafter, Lessee agrees to notify Lessor by certified letter, return receipt requested, of all claims, damage or degradation to the Leased Premises, subject to being held personally liable for the damage the amount of which could not be duly claimed from the insurance company insuring the Leases Premises as a result of omission of or delay in said notification.

19.3.2	Lessee also agrees to comply with any decision reached by Lessor to comply with technical changes legitimately requested or recommended by insurers.

19.3.3	With two (2) days notice. Lessee must grant free access to the premises to Lessor’s insurers to allow them to correctly assess the risks to be covered.

19.4	Recourse

19.4.1	Lessee agrees to waive any liability recourse against Lessor, any agent of Lessor and their insurers for, in particular:

•

damage and/or total or partial destruction of its personal property, equipment and, in general, all items belonging to it that it holds in any capacity whatsoever, and the loss of use or any operational losses, including in the event of total or partial loss of its business, including damage caused to or losses suffered by the intangible assets of said business, including if said damage or destruction was due to a construction defect or if it was caused by a watchman or other person for which Lessor might be civilly liable;

•	theft, attempted theft, robbery or any criminal act of which Lessee may be victim on the Leased Premises and for which Lessor assumes no particular oversight obligation;

•	if the Leased Premises are destroyed in whole or in part or are expropriated;

•

with respect to difficulties in use caused by third parties, regardless of their capacity (including other Building lessees), through an action or otherwise and, in particular, in the event of nuisance, trouble, noise (including solid-borne noise), Lessee must act directly against them without involving the Lessor; Lessor must attempt to exercise any legal recourse that it has to terminate said difficulties;

•	damage caused to the Leased Premises in the event of problems, riots, strikes, civil war, and the resulting disruptions or operating losses;

•

all accidents or damage which could arise on the Leased Premises due, in particular, to the termination of, or irregularity in (to the extent they exist), the provision of gas, water, electricity, sewage, ventilation, air conditioning, telephone or any other similar service, due to acts of the government which provides them, construction or repairs, freezing, or any other cause outside Lessor’s control; Lessor is not required to inform Lessee of said interruptions.

20.	DESTRUCTION OF THE LEASED PREMISES

20.1	Total Destruction of the Leased Premises

If the Leased Premises are totally destroyed, the Lease will be terminated by operation of law, without indemnity from either Party, and without prejudice to the rights of either Party against the other if the destruction was caused thereby, and subject to the reciprocal recourse waiver provided for in Article 19.4.

20.2	Partial Destruction of the Leased Premises

20.2.1	If more than 35% of the declared saleable surface area of the Leased Premises is destroyed, each Party will have the right to:

•

either terminate the Lease by operation of law without indemnity from either Party (without, nevertheless, undermining Lessor’s right to complete repairs at the owner’s expense, risk and peril), if said partial destruction makes in impossible for Lessee to conduct its activities on the Leased Premises as a whole and if equivalent reconstruction or use of the Leased Premises is impossible within six (6) months, provided that it so informs the other Party by certified letter, return receipt requested,

•	or continue the Lease with a lease payment reduction in proportion to the surface area destroyed when partial use was lost; in this event, the Lease will continue to cover all of the Leased Premises,

all without prejudice to the rights of either Party against the other if the partial destruction is due to the actions of said other Party, subject to the reciprocal recourse waiver specified in Article 19.4.

20.2.2	If less than 35% of the declared saleable surface area of the Leased Premises is destroyed, the Lease will continue for all Leased Premises; Lessee will receive a lease payment reduction in proportion to the surface area destroyed during the partial loss of use.

21.	FAILURE TO COMPLY WITH LESSEE OBLIGATIONS

If Lessee fails to fulfill its obligations, Lessor shall have the separate right, one (1) month after giving or serving simple notice either by certified letter, return receipt requested, or by non-judicial instrument which does not result in performance, to have said obligation fulfilled by any company of its choice at Lessee’s expense, risk and peril and the expenses of said activity will be automatically added to the next lease payment, independent of any damages or the exercise of the Termination Provision.

22.	TERMINATION PROVISION

22.1	If a payment is not made when due of (i) a single lease payment, (ii) other expenses and reimbursements which are payable at the same time as a lease payment, (iii) any amounts ancillary thereto, (iv) any occupancy compensation that may be due for any reason whatsoever or if any whatsoever of the terms, obligations and conditions of the Lease are not fulfilled (with all terms, obligations and conditions being of equal importance), and one (1) month after an order to pay or after notice to perform which does not result in a cure, and which includes a statement by Lessor of its intent to rely on this provision, the Lease will be terminated by operation of law by Lessor by certified letter, return receipt requested, without any requirement to apply to a court.

If Lessee refuses to immediately vacate the Leased Premises, a simple, provisionally enforceable temporary injunction issued by the Presiding Judge of the District Court with jurisdiction over the Building’s location, without a guarantee, notwithstanding any appeal will be sufficient to compel it to do so.

22.2	As an exception to the foregoing, a breach of an obligation arising solely from the provisions of the environmental appendix (Appendix 8) will not grant a termination right under the Termination Provision.

22.3	In the event of termination under the Termination Provision:

The lease payments and expenses paid in advance will remain Lessor’s property, without prejudice to all other Lessor rights and claims.

Lessee will owe the occupancy indemnity specified in Article 16.4, by operation of law, from termination until Lessor’s resumption of possession of the Leased Premises.

During the time necessary for re-leasing, Lessee will continue to pay lease payments and expenses and all ancillary amounts for a maximum period of twelve (12) months after Lessor resumes possession of the Leased Premises.

Further, if a court decision is rendered against a Party, that Party must bear all expenses and court costs.

In any event, Lessee must comply with all provisions of the Lease related to the condition in which the Leased Premises are returned.

Independently of this automatic termination and the provisions of Article 22.1, Lessor may claim from Lessee compensation for any loss caused to Lessor by said early termination, in particular, to repair the Leased Premises.

22.4	In the event of Discontinued Legal Action after Termination of the Lease

If legal action or protective measures justifiably initiated by Lessor against Lessee as specified in this Article 22 are not followed by termination, Lessee must pay Lessor the late-payment interest and surcharge specified in Articles 9 and 11 on the amounts for which the legal action or protective measures were initiated as a fixed penalty clause.

22.5	All amounts that may be owed by Lessee under this Article 22 will be deemed to be additions and ancillary to lease payments; the non-payment thereof may cause the termination of the Lease as provided for above.

23.	RIGHT OF FIRST REFUSAL

Lessor grants to Lessee throughout the initial term of the Lease a right of first refusal pursuant to which Lessor, as soon as it receives notice from a lessee of office premises located in the Building, must notify Lessee by certified letter, return receipt requested, and offer to lease all or part of the surface area so vacated for market lease payments selected by Lessor to market the surface area in question.

Lessee will have thirty (30) calendar days after receipt of the notice to exercise its right of first refusal and notify Lessor of its decision whether or not to lease all of the surface area in question under the aforementioned conditions, or part of said surface area equal to at least an entire floor (or part of a floor if the vacated surface area consists of part of a floor); Lessee’s silence after this period will constitute a waiver by Lessee of the exercise of its right of first refusal.

If Lessee waives its right of first refusal or remains silent, Lessor may lease the surface area in question to any lessee, subject to the lease payments, terms and conditions of its choice.

24.	SALE OF THE LEASED PREMISES

If, throughout the term of the Lease or any renewal, Lessor transfers the property, by any legal means, to any third party whatsoever, whether a natural person or a legal entity, as a result of said transfer said person or entity will be automatically subrogated to all of Lessor’s rights and obligations under this Lease, both actively and passively, without said subrogation, which is hereby accepted by Lessee, resulting in a novation of this Lease. Consequently, Lessee must continue to honor the Lease with respect to the new owner.

25.	NO WAIVER

25.1	No failure to enforce any provisions of the Lease, regardless of the frequency or term, may ever be deemed to be a change or deletion of said provision or to generate any right whatsoever; Lessor may resume enforcement at any time without formality or notice.

25.2	Any change to the Lease provisions must be made in an amendment to the Lease.

26.	PRECEDENCE

In the event of a contradiction between the provisions of the Lease and the Appendices, the provisions of the Lease will prevail.

27.	EXPENSES

Each Party will solely bear the fees of its respective legal counsel or attorney hired to draft and negotiate the Lease.

28.	CHOICE OF FORUM

The Parties agree that, for all disputes related to the Lease and any subsequent related actions, exclusive jurisdiction will be granted to the courts with jurisdiction over the Building’s location.

29.	ADDRESS FOR SERVICE – REGISTRATION – GENERAL PROVISIONS

29.1	For the performance of the Lease, in particular, receipt of any non-judicial instruments or legal action, the Parties elect address for service at:

•	for Lessee: its principal office and, after the Availability Date, the Leased Premises, and

•	for Lessor: its principal office.

29.2	The Lease may be registered by Lessee at its expense.

29.3	The Parties agree not to disclose any information related to the Lease in the form of an announcement in the professional press, with the exception of a press release which must be approved by both Parties in advance.

29.4	The fact that any whatsoever of the provisions of the Lease are deemed to be null and void or not binding will not affect the validity or binding nature of its other provisions.

29.5	The Parties expressly agree that the time periods specified in the Lease will be calculated in accordance with the provisions of Articles 640 to 642 of the French Code of Civil Procedure.

Signed in Paris	Signed in Paris
January 20, 2012	January 20, 2012
In two originals	In two originals

/s/ Catherine Simoni	/s/ Estelle Werth
Lessor	Lessee

Represented by Mrs. Catherine Simoni	Represented by Mrs. Estelle Werth

[Stamp: Orosdi SCA
112 Avenue Kléber
75116 Paris
Paris Trade and Companies Registry number 552 022 832]

LIST OF APPENDICES

Appendix A:	Authority of Orosdi Management
Appendix B:	Authority of Criteo
Appendix 1:	Plans of the Leased Premises and table of useable surface areas
Appendix 2:	Natural and technical hazards report
Appendix 3:	Energy performance assessment
Appendix 4:	Lessor’s bank details
Appendix 5:	Bank Guarantee template
Appendix 6:	Internal Regulations for the Building
Appendix 7:	Regulations for the Inter-Company Restaurant
Appendix 8:	Environmental Performance

APPENDIX A

Authority of Orosdi Management

OROSDI

Company limited by shares with capital of 13,280,000 Euros

Registered office: 112 Avenue Kléber, 75016 Paris

552 022 832 RCS Paris

AUTHORITY

I the undersigned Mr Eric Sasson, residing at 60, rue Escudier, 92100 Boulogne-Billancourt,

Acting in the capacity of joint manager of OROSDI MANAGEMENT, a single shareholder limited liability company with capital of 8,000 Euros with registered offices at 112 avenue Kléber 75016 Paris and identified under number 498 859 727 on the Paris Trade and Companies’ Register,

The latter itself acting as manager of OROSDI, a company limited by shares with capital of 13,280,000 Euros Registered office: 112 Avenue Kléber 75016 Paris and identified under number 552 022 832 on the Paris Trade and Companies’ Register (the “Company”),

Hereby declares that it gives all necessary powers to Mrs Catherine Simoni to carry out the following for and on behalf of the Company:

•

in the capacity of lessor, negotiating and signing the commercial lease contract and its appendices (the “Lease”) to be concluded between Criteo, a public limited company with capital of 362,628.40 Euros with registered offices in Paris (75009) at 8, boulevard des Capucines, identified under number 484 786 249 on the Paris Trade and Companies’ Register, the latter itself acting in the capacity of lessee, under the terms of which the Company will lease to Criteo the commercial office premises representing the entirety of the premises situated on the lower ground floor and the 4th, 5th and 6th floors of the Building located at 32 rue Blanche, Paris (75009) (the “Building”) and 17 parking spaces in the 2nd basement of the building at an annual rent of €5,628,000 excluding taxes and charges, free of rental charge until 14 June 2013;

•	to this effect, signing all deeds, documents, letters and such like, sending all by recorded letter, serving all instruments and receiving all sums in concluding the Lease contract;

•	and in general doing all that is required for the conclusion, signature and implementation of the Lease.

This delegation of authority remains valid up to an including 31 January 2012.

Paris,	Orosdi Management EURL
Orosdi Management EURL
112, avenue Kléber
75116 Paris 727
R.C.S. Paris 498 859 727

9 January 2012

Mr Eric Sasson

Joint Manager, OROSDI MANAGEMENT

“Approved for the authority to negotiate and sign the Lease and in general doing all that is provided for under the authority delegated”.

“Approved for the authority to negotiate and sign the Lease and in general doing all that is provided for under the authority delegated”.

APPENDIX B

Authority of Criteo

EXPAND YOUR SEARCH

AUTHORITY

I the undersigned Mr Jean-Baptiste Rudelle, in my capacity as CEO of CRITEO, a public limited company with capital, of 362,628.40 Euros with registered offices at 8 boulevard des Capucines, 75009 Paris, entered on the Paris Trade and Companies’ Register under number 484 786 249,

Under discussions with THE CARLYLE GROUP and OROSDI concerning the plan to set up CRITEO at the premises at 32 rue Blanche, 75009 Paris, as described in the appendix (the “Project”),

Hereby gives Ms Estelle Werth in her capacity as legal representative of CRITEO the authority to:

•	conduct all negotiations, discussions and procedures and make all decisions required for executing the Project,

•

sign in my name and on behalf of CRITEO all deeds necessary for the execution of the Project, including offers of leases and/or the lease and various appendixes thereto, and to check the guarantees provided;

•	do all that is required in the interest of CRITEO for operations concerning the Project.

Ms Estelle Werth may not sub-delegate the exercise of the authority given to her by this document.

This authority comes into effect on the date of signature and will remain in force until 30 January 2012.

Paris, 10 January 2012

Encs: appendix

CRITEO SA – 8 boulevard des Capucines 75009 Paris, France – Tel: +33 (0)1 40 40 22 90 – Fax: +33 (0)1 44 54 30 89

SA with capital of €362,628.40 – Paris RCS 484 786 249

Appendix

Conditions of the Lease

Annual rent: 5,628,000 Euros excluding tax and charges

Disposal: 15 March 2012

Date when lease comes into effect: 15 June 2012

Free rental period: from the disposal date to 15 June 2013

If the contract is terminated at 6 years: termination payment of 3 times the most recent discounted rent excluding tax and charges

A deposit of 12 months’ rent excluding tax to be paid to the Lessor, which may take the form of a security deposit or a bank guarantee payable on first demand. The guarantee will be reduced to 6 months’ rent excluding tax at the end of the sixth year, subject to there being no payment issues during those six years.

Sub-letting: 100% of the surface areas for Group companies and 33% for outside companies, increased to 50% in exceptional circumstances if the sub-lessee of the surface areas is a commercial partner of the Lessee.

CRITEO SA – 8 boulevard des Capucines 75009 Paris, France – Tel: +33 (0)1 40 40 22 90 – Fax: +33 (0)1 44 54 30 89

SA with capital of €362,628.40 – RCS Paris 484 786 249

APPENDIX 1

Plans of the Leased Premises and table of useable surface areas

/// Private Leased Premises

LOWER GROUND FLOOR

RUE BLANCHE
RUE BLANCHE
N°30
N°32
N°34
N°36
N°38
N°40
/// Locaux Loués Privatifs
Vide sur fosse
Vide sur fosse
REZ DE CHAUSSEE BAS

LEVEL 4

/// Private Leased Premises

Void to soakaway

LEVEL 5

/// Private Leased Premises

LEVEL 6

/// Private Leased Premises

Leased spaces

PARKING SPACES

• Emplacements loués.
A
B
PARKING (51pl)
EN ATTENTE INFORMATIONS
BET FLUIDES

Paris, 4 January 2012

75009 PARIS
F32 to 38, rue Blanche

SUMMARY OF USEABLE, HABITABLE AND ANCILLARY SURFACE AREAS (in m2)
		USEABLE SURFACE AREAS									TOTAL	HABITABLE SURFACE AREAS					TOTAL	ANCILLARY SURFACE AREAS
		Auditorium	Offices Archives	Misc. areas	Cafeteria area	Lobby	Stair landings	Service cupboards	Toilet facilities	Cycle store		Apartments						Lift landings	Stair landings	Service cupboards	Car parking	Balconies Terraces	Roofing Plant rooms
Building	Level											T1	T2	T3	T4-Facing	T4-Right
R-4
R-3
R-2
R-1
Lower ground floor
A	Upper ground floor
R+1
R+2
R+3
R+4
R+5
R+6
R+7
TOTAL
Lower ground floor
Ground floor
B	R+1
R+2
R+3
R+4
R+5
TOTAL
Ground floor
R+1
C	R+2
R+3
R+4
R+5
TOTAL
TOTALS

(1)	Partially measured premises

IMPORTANT

Surface areas were calculated from a measurement of the premises pursuant to article R.111-2 of the Code de la Construction et de l’Habitation [French Construction and Housing Code] and in accordance with the attached definition, with the exception of the definition of the terrace/plant room boundary on R+7, for which the surfaces areas were plotted by our office on 19 April from computer files supplied by Franck Hammoutène Architects on 23 December 2009.

DEFINITION OF THE USEABLE SURFACE AREA

The useable surface area is the floor surface measured at a height of 1 metre above the floor or false floor, minus the surfaces occupied by walls, including insulation and fixed partitions provided for in the plans, posts, steps, stairwells (flights of stairs and half landings), ducts, lift shafts and freight elevators.

The surface area consisting of parking areas, vehicle access ways, terraces, loggias, balconies, service cupboards and plant rooms allocated solely for the operation of the building and areas of the building under 1.8 metres in height is not taken into account.

The useable surface areas includes the surface area occupied by mobile partitions, equipment belonging to the premises (sanitary fittings, sinks and basins etc.), items of decoration, cupboards in or protruding from the walls or proper partition.

The useable surface area also includes the surface area of all lobbies, regardless of the zones served (infrastructure and superstructure), security doors, (spaces between two doors designed to form a gap between the vehicle parking area and pedestrian walkways giving access to stairs and lifts), door apertures (including for lifts) and window apertures.

The useable surface area also includes the surface area of the window ledges and convectors, fan coils and PACs where the height of such ledges and convectors is less than 1 metre above the floor.

D 32340/C 85696

ORDER OF PROFESSIONAL SURVEYORS D. LEGRAND E.T.P P. FOUQUART branch 33, rue du Dr Finlay – 75015 PARIS Tel: 01 40 59 80 80 Registration no: 3783

APPENDIX 2

Natural and Technological Hazards Report

Ministry for Ecology, Sustainable Development, Transport and Housing	Natural and technological hazards report
in application of articles L125-5 and R125-26 of the French Environmental Code

1.	This hazard report is based on information provided by Prefectoral Order

No: 2006-45-1	date: 14/2/2006	updated: 15/04/2008

Location of the property (built or to be built)

2.	Address commune post code

32-38 Rue Blanche

75009 PARIS AI register no: 8

3.	Location of the building with regard to one or more predictable natural risk prevention plans [PPRn]

The building is located within the scope of a prescribed PPRn	yes	no x

The building is located within the scope of a PPRn applied in advance	yes	no x

The building is located within the scope of an approved PPRn	yes x	no

The natural risks taken into consideration are related to:

Flooding	Flash flooding	Rise in ground water
Avalanche	Landslide x	Drought
Earthquake	Cyclone	Volcano
Forest fire	other pre-Ludian gypsum

4.	Location of the building with regard to a technological risk prevention plan [PPRt]

The building is located within the scope of an approved PPRt	yes	no x

The building is located within the scope of a prescribed* PPRt	yes	no x

The technological risks taken into consideration are related to:

Thermal effect            Effect of overpressure            Toxic effect

5.	Location of the building with regard to regulatory zoning to take account of earthquakes In application of articles R563-4 and D563-8-1 of the French environmental code

The building is located in an area of	seismic activity	strong zone 5	average zone 4	moderate zone 3	low zone 2	very low zone 1X

Attachments

6.	Location

Extracts of documents and reference files for locating the building with regard to the hazards taken into consideration

Prefectoral Order

Sector risk plan

Vendor/lessor – buyer/tenant

7.	~~Vendor~~ – Lessor Surname First name OROSDI

8.	~~Buyer~~ – Tenant Surname First name CRITEO
Strike out as appropriate ESTELLE WERTH (not legible)

(Traduction du timbre)

ORDER OF PROFESSIONAL SURVEYORS

Gexpertise Conseil

6,rue de (illegible)

92310 SEVRES

Tel. 01 46 26 14 23 – Fax 01 41 14 53 14

SIRET 401 194 illegible 86 0036

Registration no: 23101

APE7112A

9.	Date SEVRES 20/12/2011

This natural and technological hazards report is based on information (illegible) by the Prefect of the Département.

If not adhered to, the buyer or tenant may rescind the contract or request a reduction in price from the judge. [V of article 125-5 of the French Environmental Code]

WHO IS REQUIRED TO COMPLETE THE NATURAL AND TECHNOLOGICAL RISK REPORT AND HOW ARE THEY TO DO IT?

FOR PROPERTY TRANSACTIONS AS AN APPENDIX TO ALL TYPES OF WRITTEN TENANCY AGREEMENT, RESERVATION OF A PROPERTY TO BE BUILT IN THE FUTURE, PROVISIONAL SALE AGREEMENT OR DEED FOR OR CONFIRMING THE SALE OF A PROPERTY THAT HAS BEEN BUILT OR THAT IS TO YET BE BUILT

Who are the persons affected?

•

Under the terms of articles L 125-5 and R 125-23 to 27 of the French environmental code, buyers and tenants of a property of any kind need to be informed by the vendor or lessor, whether or not a property professional, of the existence of hazards to which the property is exposed.

A hazard report based on the information provided by the Prefect of the department to the mayor of the commune where the property is located is to be provided as an appendix to any type of written tenancy agreement, reservation of a property to be built in the future, provisional sale agreement or deed for or confirming the sale of a property that has been built or that is yet to be built.

What is the field of application of the requirement?

•	This requirement to require information applies to all communes listed by Order of the Prefect of the department for property that has been built or that is yet to be built located:

1.	Within the scope of exposure to the hazards contained in a technological hazards plan approved by the Prefect.

2.	Within a zone exposed to the hazards contained in a predictable natural hazard prevention plan approved by the Prefect or of which certain provisions have been made immediately enforceable in application of the French environmental code (article L. 562-2).

3.	Within the scope under assessment as part of developing a technological hazard prevention plan or a predictable natural hazard prevention plan prescribed by the Prefect;

4.	In earthquake zones 2, 3, 4 and 5 referred to in articles R563-4 and D563-8-1 of the French environmental code.

NB: the term property applies to any individual or collective construction, plot, parcel or contiguous series of parcels of land belonging to the same owner or group of co-owners.

Where can reference documents be consulted?

•	For each individual commune, the Prefect for the department determines:

•	the list of predictable natural hazards and technological hazards to be taken into consideration

•	the list of documents that the vendor or lessor may refer to

•	For each individual commune, the Prefectoral order includes the following appendices:

1.	one or more extracts from documents defining the zones in the commune that are exposed to the risks under consideration;

2.	an information sheet stating the nature and, where possible, level of hazards in each zone and areas covered by the natural or technological risk prevention plan and earthquake zones 2, 3, 4 and 5.

•	The Prefect sends a copy of the order to the mayor of each commune affected and the Chambre départementaire des notaires.

•	The order is displayed in the mayor’s office in each commune and published in the State register of administrative acts in the département.

•	Notification of the publication of the order is published in a newspaper circulated in the département.

•	Orders are updated:

•

when a Prefectoral order comes into effect rendering immediately enforceable or approving certain provisions of a predictable natural hazard plan or approving a technological risk prevention plan or revising any such plans;

•

where new information brought to the attention of the Prefect change the assessment of seismic activity in the area and the nature or level of risk to which all or part of the commune in the plans is exposed.

•

The documents referred to above may be consulted at the mayor’s office in the commune in question and at the Prefecture and sub-Prefectures of the department where the property for sale or lease is located. Some may be accessed on line on the website of the Prefecture of the department.

Who produces the hazard report?

•	The hazard report is produced by the vendor or lessor, and possibly with the help of a professional involved in the sale or lease of the property.

•

The report must be produced within at least six months prior to the conclusion of any type of written tenancy agreement, reservation of a property to be built in the future, provisional sale agreement or deed for or confirming the sale of a property that has been built or that is yet to be built to which it is appended.

•

It is valid for the entire duration of contract and any renewal thereof. For a joint lease, it is supplied to each signatory when they first enter the premises. As required, it is updated if a joint tenant postpones their entry to the premises.

What information needs to be included?

•

The hazard report refers to seismic activity and the natural or technological hazards taken into account in prevention plan(s) and to which the property is exposed. The report is accompanied by extracts from reference documents for locating the property with regard to such hazards.

How is the hazard report to be completed?

•

Simply refer to the property, the information in the Prefectoral order and reference documents: situation with regard to the prevention plan(s), nature of the risk incurred and seismic activity for the area.

Requirement to provide information on damage arising from a natural or technological disaster

•

For communes where a state of natural or technological disaster has been declared, and if an insurance claim has been made with regard to the property, a statement of any known claim(s) paid is to be appended to the contract. No specific printed document applies.

Retention of the hazard report

•

The vendor or lessor must retain a copy of the hazard report dated and stamped by the buyer or tenant so that it is possible to prove that it was indeed submitted when the sales or lease contract to which it belongs was signed.

For further information, go to www.prime.net

Ministry of Ecology, Sustainable Development, Transport and Housing – Arche Nord 925055 La Défense cedex

Switchboard: + 33 1 40 81 21 22

http://www.developpement-durable.gouv.fr

(MAP)

Pre-Ludian gypsum

CONSERVATION AND DEVELOPMENT PLAN FOR THE MARAIS

CONSERVATION AND DEVELOPMENT PLAN FOR THE 7TH ARRONDISSEMENT

PARIS PREFECTURE

Department of Planning, Housing and Public Works

Prefectoral order n°2008-105-2

Amending Prefectoral Order n° 2006-45-1 of 14 February 2006 designating Paris as a commune exposed to major technological and natural hazards determining the procedure for informing buyers and tenants of properties located in Paris with regard to the above hazards

The Prefect for the Île-de-France

region, Prefect of Paris,

Commander of the Legion of Honour

Having regard to the General code of the territorial authorities;

Having regard to the environmental code, notably articles L.125-5 and R.125-23 to R. 125-7;

Having regard to Prefectoral order n° 2006-45-1 of 14 February 2006 designating Paris as a commune exposed to major technological and natural hazards determining the procedure for informing buyers and tenants of properties located in Paris with regard to the above hazards;

Having regard to Prefectoral order n° 2007-109-1 of 19 April 2007 approving the revised plan for the prevention of the risk of flooding in the département of Paris;

At the proposal of the Director of planning, housing and public works,

ORDERS AS FOLLOWS:

Article 1:

Article 1-1 of order n° 2006-45-1 of 14 February 2006 is amended as follows:

“Art. 1-1: The flood risk is the subject of a revised flood risk prevention plan (PPRI), approved by Prefectoral order n° 2007-109-1 of 19 April 2007.”

Article 2:

Article 3 of the same order is amended as follows:

“art. 2: Certain documents in the information file appended to the Order have been partially amended.”

Article 3:

Article 4 of the same order is amended as follows:

“Art.3: The file and reference documents referred to in artîcle 2 of the Order may be consulted:

At the Paris Town Hall - direction de l’urbanisme -accueil du public- 17 boulevard Merland,

Paris 4ème;

in the Mayor’s office of each arrondissement;

at the Préfecture de Paris - direction de 1’urbanisme, du logement et de l’équipement pôle environnement et patrimoine, 50, avenue Daumesnil, Paris 12ème. »

Article 4:

This order will be issued to the Mayor of Paris. It will be displayed in the Mayor’s office of every arrondissement in Paris for a period of a month from when it is received by the Directors General of the Mayor’s offices for each arrondissement.

A copy of the order and its appendices will be sent to the Chambre départementale des notaires de Paris.

Notification of the order and procedure for consultation thereof will be given in the local press.

Article 5:

Any appeal against the order must be made to the administrative court in Paris within two months of its publication in the register of administrative acts of the Prefecture of Paris and the Prefecture of Police.

Article 6:

The Prefect, Secretary General of the Prefecture of Paris, Prefect of Police, Regional Environment Director, the Regional Director of industry, research and the environment and the Mayor of Paris are respectively charged with the execution of the order, which will be published in the register of administrative acts of the Prefecture of Paris and the Prefecture of Police, accessible on the web site of the Prefecture of Paris: www.paris.pref.gouv.fr.

Paris, 14 April 2008

PP

The Prefect, Secretary General of the Prefecture of Paris

Michel LALANDE

REGISTER OF ADMINISTRATIVE ACTS NUMBER 7 TER OF 15 APRIL 2008

INFORMATION FILE ON MAJOR RISKS TO WHICH THE COMMUNE OF PARIS IS EXPOSED

Partially amended and appended to Prefectoral Order n° 2008- 105-2 in amendment of Prefectoral Order n° 2006-45-1 of 14 February 2006 designating Paris as a commune exposed to major technological and natural hazards determining the procedure for informing buyers and tenants of properties located in Paris with regard to the above hazards

Published in the register of administrative acts of 15/04/2008

To be appended to my Order of 14 April 2008

The Prefect, Secretary, General of the Prefecture of Paris Michel LALANDE

I) The list of hazards recorded in the commune of Paris

The major risks recorded for Paris are:

Flood risk, being the subject a revised flood risk prevention plan (PPRI), approved by Prefectoral order n° 2007-109-1 of 19 April 2007.

Risks of the presence of former quarries in basements and zones of pre-Ludian gypsum. These risks, determined by the Orders of 26 January 1966, 19 March 1991 and 25 February 1977, are managed by the City quarry inspectors.

There is no technological risk prevention plan for Paris. Furthermore, the département of Paris is not affected by seismic risk as defined by the amended Decree n° 91-461 of 14 May 1991 relating to seismic risk.

II) Summaries of risks recorded

Summary 1: relating to flood risk

Summary 2: relating to the risk related to former quarry and gypsum zones

III) Cartography

The document cartographic document (A3 format) includes the perimeters of zones exposed to the risk of quarries, pre-Ludian gypsum and floods.

IV) Reference documents relating to natural risks

Reference documents relating to natural risks

Referred to in I to which the communes are exposed are:

The revised flood risk prevention plan (PPRI), approved by Prefectoral order n° 2007-109-1 of 19 April 2007.

the arrondissement map showing the perimeters of zones exposed to the risk of quarries, pre-Ludian gypsum and floods.

V) Orders relating to the declaration of a natural disaster published between 1982 and 2006.

( see table below)

Changes to the documents are shown in italics

2

REGISTER OF ADMINISTRATIVE ACTS NUMBER 7 TER OF 15 APRIL 2008

Commune	Events	Date event began	Date event ended	Date order published

Paris (arrondissements: 12, 13 and 14)	Floods and mud slides	05/06/1983	06/06/1983	03/08/1983

Paris (arrondissements: 12, 13 and 14)	Floods and mud slides Hailstorm/storm	05/06/1983	06/06/1983	10/09/1983

Paris (arrondissements: 1,2,3,4,5,6,7,10,11,12,13, 14,15,18,19,20)	Floods and mud slides	27/06/1990	27/06/1990	07/12/1990

Paris	Floods and mud slides	31/05/1992	01/06/1992	20/10/1992

Paris (arrondissements: 6, 7 and 16)	Floods and mud slides	25/05/1992	25/05/1992	24/12/1992

Paris 20th arrondissement	Floods and mud slides	29/04/1993	30/04/1993	28/09/1993

Paris	Floods and mud slides	18/07/1994	19/07/1994	06/12/1994

Paris	Floods and mud slides	30/05/1999	30/05/1999	21/07/1999

Paris	Floods and mud slides Earth movement	25/12/1999	29/12/1999	29/12/1999

Paris	Floods and mud slides	06/07/2001	07/07/2001	06/08/2001

Paris	Floods and mud slides	31/05/2003	31/05/2003	03/10/2003

Paris 20th arrondissement	Landslides and differential settlement	01/07/2003	30/09/2003	2/03/2006

Paris (arrondissements: 8 and 16)	Floods and mud slides	23/06/2005	23/06/2005	11/04/2006

3

REGISTER OF ADMINISTRATIVE ACTS NUMBER 7 TER OF 15 APRIL 2008

SUMMARY 1: relating to flood risk

River features	The Seine is a river in a plain. Its water catchment area is approximately 100,000 square km (about one 1/5th of the surface area of France). It has major rivers flowing into it: the Marne, the Yonne, the Aube and the Oise.

Its flow comes from rainfall, the natural draining of the water table and maintaining low water at major reservoirs upstream of Paris.

Flood risk

Flooding from rivers in the Seine basin can occur from November up to the month of May. They are slow and powerful floods after long and regular periods of rain across extended catchment areas. Submersion can last for a period of weeks, and even several months in localised areas in exceptional circumstances.

However, in spite of the construction of holding reservoirs upstream of Paris, the purpose of which is to reduce flood risk and maintain water levels, floods on the Seine remain a major risk, especially in terms of violent floods every 100 years. It is to be noted that the dykes in Paris will have no effect for floods of this magnitude.

Details of risk

Flood waves generated at the head of the catchment area of the Seine take 3 to 4 days for the Yonne and 6 to 8 days for the Seine and the Marne to reach the Paris conurbation. The rise in the water is slow and can generally be planned for, as the catchment area has a flood warning system. Some measures can thus be taken with regard to the population.

A major flood like the one in 1910 can have disastrous consequences for the population and economic activity, given the urban density and the extreme length of the flooding periods. Around 124,000 persons would experience flooding and have no electricity, 162,000 would have their cellars flooded (and no electricity) and 499,000 would have no electricity in Paris, making a total of 785,000 persons affected. The cost of direct and indirect damage is estimated at over 10 billion Euros for the Île-de-France region cut off, including 0.6 to 1.8 billion in damage to residential buildings.

The biggest flood on record in Paris occurred in February 1658: it reached 8.96m on the tide mark at the Pont d’Austerlitz, which is 34cm higher than the one in 1910 used as the reference for producing a flood risk prevention plan. The height of the water resulting from a flood of this kind exceeds 2 metres in some areas of the City.

Actions taken to reduce risk

The flood risk prevention plan (PPRI) is an obligation in the public interest and is attached to the PLU. It identifies the zones at risk of flooding, regulates new planning projects based on the estimated risk and comparing variables/issues, defines prevention, protection and safeguarding measures that have to be taken and can also be applied to existing situations to reduce the vulnerability of property. There are the following regulated zones for the PPRI for Paris:

•        Red zone: where the main flow occurs in a period of flooding

•        Green zone: zones where floods may spread

•        Light blue zone: urbanised, susceptible to flooding at a submersion level of under 1m

•        Dark blue zone: Light blue zone: urbanised, susceptible to flooding at a submersion level of over 1m

The PPRI for Paris requires public service companies, care establishments, cultural and administrative establishments to implement measures for reducing vulnerability.

Bodies to contact for additional information	At the Prefecture of Paris la direction de l’urbanisme et de l’équipement, pôle environnement et patrimoine, 50, avenue Daumesnil Paris 12th

Sources	Schéma directeur de l’aménagement et gestion des eaux (SDAGE), approved 29 June 1995 and Schéma directeur de prévision des crues du bassin Seine-Normandie – draft of April 2005.

4

REGISTER OF ADMINISTRATIVE ACTS

NUMBER 7 TER OF 15 APRIL 2008

SUMMARY 2: relating to risks connected with the presence of former quarries and areas of pre-Ludian gypsum

Features of Paris sub-soil

The Paris sub-soil contains an abundance of certain useful substances such as rough limestone (building stone), gypsum (plaster manufacture) and chalk. Limestone and gypsum were extracted from Antiquity until the 19th century from open-cast or underground quarries.

The gypsum in certain geological layers is soluble in water and the flow of underground water courses may have dissolved quantities of gypsum and give way to underground cavities called solution pockets.

Risks caused by the presence of former quarries and pre-Ludian gypsum	Former quarries and solution pocket type cavities may cause quite severe earth movement.

Detail of the risks

Earth movements due to underground quarries and cavities may be:

•      Slow and continuous: a progressive deformation that can occur as a collapse, settling (reduction in volume of certain soils affected by loads applied and water circulation) or land slips. Collapses are not very deep and can measure from a few cm to several m. This can cause the foundations to move. If these are not to the right dimensions, they cannot bear the wright of the building uniformly, causing cracking.

•      Rapid and discontinuous: they take the form of subsidence (instantaneous vertical shift of the surface of the soil through severe rupture of pre-existing underground cavities – natural or artificial – forming a roughly cylindrical/tubular sinkhole.

Location of risk zones connected with pre-Ludian gypsum and former quarries

In Paris, zones of abandoned quarries are known about and often mapped.

There are records of rough limestone quarries in arrondissements 5 th, 6 th, 12 th, 13 th, 14 th, 15 th and 16 th (770 hectares mined) and gypsum quarries in the 10th, 18th, 19th and 20th arrondissements (65 hectares mined)

With regard to gypsum solution pockets, they are localised and changing in origin. It is therefore not possible to map them in advance. A zone of solution risk has been defined based on the geology of the soils and recorded incidents. The zone covers part of the 9th, 10th, 17th, 18th and 19th arrondissements.

Actions taken to reduce the risk	In the Paris area, risk perimeters have been defined by Prefectoral Order under article R. 111-3 (now abrogated) of the French planning code. These risk perimeters are not used as the risk prevention plan (PPR).

Bodies to contact for additional information	General Inspection of Quarries (3, avenue du Colonel Henri Rol-Tanguy – formerly 1, place Denfert-Rochereau – 70514 Paris) is the department of the City of Paris in charge of risk management.

Source	General Inspection of Quarries (IGC)

5

REGISTER OF ADMINISTRATIVE ACTS

NUMBER 7 TER OF 15 APRIL 2008

MAP

DOCUMENT FOR INFORMATION PURPOSES

(illegible)

Cartographic document relating to the

Information for Buyers and Tenants

on Major Natural Hazards (IAL)

MAP

Scale: 1:15,000

Perimeter of quarry zones

Perimeter of pre-Ludian gypsum zones

Revised flood risk prevention plan

(illegible)

Key

Revised flood risk prevention plan (Prefectoral Order of 19 April 2007)

Dark blue zone (included in the hazard): submersion level greater than 1m

Hashed dark blue zone (see comment)

Light blue (included in the hazard)

Hashed light blue zone (see comment)

Red zone: high flow

Green zone: extended flooding area

Zone containing pockets of pre-Ludian gypsum

(Inter-Prefectoral Order of 25 February 1977)

Zone containing former quarries

(Inter-Prefectoral Order of 19 March 1991)

Borders of arrondissements

Comment: Hashed sectors of the PPRI

The hashed sectors correspond to parts of plots or locations included in the perimeter of potential flood zones, in application of the precautionary approach explained on page 21 of the service report.

This is the complement of the plot in the dark blue zone and the location in the light blue zone, outside the estimated extent of the hazard.

APPENDIX 3

Energy Performance Assessment

Diagnostic Environnement Prévention	Energy performance assessment – Tertiary Sector (NEW)

Plot No: 112665

Valid 10 years from: 22/12/2011

Type of building: whole building

Type of activity: Offices

Year of construction: < 1948

Habitable surface area: 21,882 m2

Address: 32-38 rue BLANCHE 75009 PARIS

Date: 22/12/2011

Assessor: Mr. BERTHEREAU / Société DEP Certification issued by the SQI on 20/08/2007

9, rue Edmond Michelet 93360 Neuilly plaisance

Insurance policy: ALLIANZ IARD N° 100234/43370182

Tel: 0 820 000 723

Signature:

Owner:	Owner of shared installations (if applicable):

Name: OROSDI	Name:
Annual energy consumption by type Obtained by the Th-C-E method, version dated 19 July 2006, average energy price index as at 15/08/2010

	Final energy consumption	Primary energy consumption	Annual energy expenditure (incl tax)
	detail per energy and usage in kWhEF	detail of usage in kWhPE
Heating	Electricity: 173087 kWhef Heating system: 193,656 kWhef	640,219 kWhpe	€29,337
Domestic hot water	Heating system: 28,884 kWhef	28,884 kWhpe	€1,603
Cooling	Electricity: 126,259 kWhef	325,749 kWhpe	€13,560
Lighting	Electricity: 310,724 kWhef	801,669 kWhpe	€33,372
Auxiliary services	Electricity: 192,562 kWhef	496,809 kWhpe	€20,681

TOTAL		2,293,330 kWhpe	€98,554

Energy consumption (primary) For heating, production of domestic hot water, cooling, lighting and auxiliary services, home electricity production has been deducted	Greenhouse gas emissions (GGE) For heating, production of domestic hot water, cooling, lighting and auxiliary services

Registered offices: 9, rue Edmond Michelet – ZA Fontaine du Vaisseau – 93360 NEUILLY PLAISANCE

Indigo N° 0 820 000 723        Indigo N° FAX 0 820 821 102

S.A.S. with capital of €41,040 - Bobigny RCS B 384 546 529 - APE Code 742 C - VAT Code: FR 72 384 546 529 - www.dep-environnement.fr

Page 1 of 4	Form.PE008 / Validity index 02 /Revision date: 17.02.09

Energy performance assessment – tertiary sector (NW) Description of accommodation and facilities
Plot	Heating	Domestic hot water

Walls: Poured concrete insulated from the outside Poured concrete insulated from the inside Stone wall insulated from the inside Isofaçade 35	Heating system: Electric heating Heating network	Domestic hot water system: Electric water heater – less than 5 years old

Roof:	Heating units:	Lighting system:

Concrete slab roof terrace - insulated	Split and multi-split Direct electric other

Joinery:	Cooling system:	Ventilation system:

Double-glazed windows	Electric/thermodynamic	Cross flow with exchanger

• 15mm + air gap • Wooden frames

Low floor: Concrete slab roof terrace – insulated on the outside Concrete slab roof terrace – insulated on the plant room, unheated	Cooling units: Fan coil units Airflow network

Renewable energy	Quantity of renewable energy	0 kWhPE/m2/year

Type of equipment present using renewable energy

Reason for an assessment

•	To inform the occupant or buyer;

•	To compare various premises against each other;

•	To encourage work to be done to improve energy efficiency and contribute towards reducing greenhouse gas emissions.

Final and primary energy

Final energy is the energy that you use at home (gas, electricity, domestic fuel oil and wood etc.). To provide you with this energy, it has been necessary to extract, distribute, store and produce it, and therefore expend more energy than you ultimately use. Primary energy is the total amount of all such energy consumed.

Variations in calculation conventions and energy prices

When calculating energy consumption and costs, values are used that change to an appreciable degree over time. The wording “price of energy as at…” means on the date of the order in force when the assessment is carried out. It reflects the average price of energy recorded nationally by the Observatoire de l’Energie.

Renewable energy

This is shown separately on this page. The only estimates are for quantities of renewable energy produced by permanently installed systems.

Differences between types of Energy Performance Assessment (EPA)

Contrary to an EPA relating to the sale of a property, which includes all billed energy consumption, the construction EPA only includes consumption for heating, domestic hot water, cooling, lighting and auxiliary services.

Page 2 of 4	Form.PE008 / Validity index 02 /Revision date: 17.02.09

Energy performance assessment – tertiary sector (NEW)

GUIDE TO GOOD PRACTICE

In addition to improving your premises (see next page), there are many cost-effective ways of saving energy and reducing greenhouse gas emissions. These measures relate to heating, domestic hot water, comfortable conditions in summer and lighting.

Energy manager

•	Introduce an energy strategy to suit your company.

Page 3 of 4	Form.PE008 / Validity index 02 /Revision date: 17.02.09

Energy performance assessment — tertiary sector (NEW)

RECOMMENDATIONS FOR IMPROVING ENERGY EFFICIENCY

The following table presents a number of measures aimed at reducing your energy consumption. Please consider them - they could be beneficial to you.

Improvement measures	Comments

Nil

This report was produced by a person whose skills have been certified by: SQI - Les Quadrants - 3 avenue du Centre - Guyancourt - 78182 SAINT QUENTIN EN YVELINES CEDEX

COMMENTS:

Work is to be carried out by a qualified professional.

Further energy information is available at: http: //www.ademe.fr/particuliers/ PIE/liste_eie.asp

You can benefit from a tax credit if you reduce the purchase cost of supplies - think about it! www.impots.qouv.fr

For further information, please go to: www.ademe.fr or www.logement.gouv.fr

APPENDIX 4

Lessor’s Bank Details

Branch code	Sort code	Account no	RIB key

#####	#####	###########	##

IBAN #### ### #### #### #### #### ###

Swiftbic: ########

Domiciliation		Currency

ING BELGIUM S.A., SUCC. FRANCE		EURO

Account holder

OROSDI

APPENDIX 5

Bank Guarantee Template

Template

INDEPENDENT GUARANTEE PAYABLE ON SIGHT

Date: [—]

INDEPENDENT GUARANTEE PAYABLE ON SIGHT

The undersigned “[—]’’, company [—] with capital of [—] Euros, with registered offices at [—], identified under number [—] of the [—] Trade and Companies’ Register (subsequently referred to as the “Guarantor” or the “Bank”),

Represented by [—] acting in their capacity as [—], duly authorised for the purposes of this document,

WHEREAS:

Under the terms of a private deed dated [—](subsequently referred to as the “Lease”), OROSDI, [—] (subsequently referred to as the “Beneficiary” or the “Lessor”) has leased to CRITEO, [—] (subsequently referred to as the “Client” or the “Lessee”) various premises, the principal use of which is as commercial offices and parking spaces, forming part of a building in Paris (75009) at 32 rue Blanche (subsequently referred to as the “Premises”).

The Lease has been concluded and accepted for a period of [—] ([—]) years from [—] according to the procedures of the Lease, subject to various charges and conditions and at an annual rent of [—] Euros ([—] Euros) excluding charges and taxes.

Under the terms of the Lease, the Lessee has undertaken to provide the Lessor with a bank guarantee payable on sight guaranteeing to it the payment of a maximum amount before adjustment of [—]Euros ([—]Euros).

Thus, the Guarantor has accepted and granted the guarantee (subsequently referred to as the “Independent Guarantee”) to the Beneficiary under the terms and conditions of this document.

The Guarantor hereby declares and acknowledges that the above is provided for explanatory purposes only, and may in no way affect the independent nature of the Independent Guarantee.

IT IS HEREBY AGREED AS FOLLOWS:

1.	INDEPENDENT AND UNCONDITIONAL GUARANTEE OF PAYMENT

1.1	The Bank hereby undertakes unconditionally and irrevocably to pay to the Beneficiary at its first request made in accordance with the procedures established in article 3.1 above, any amount requested by the Beneficiary up to a maximum of [—]Euros ([—] Euros), as adjusted in compliance with the stipulations of article 1.3 below (subsequently referred to as the “Maximum Guaranteed Amount”).

1.2	The Independent Guarantee is subject to article 2321 of the French Civil Code.

The Independent Guarantee may be called upon by the Beneficiary on one or more occasions. Each payment by the Bank under this document will automatically reduce the Maximum Guaranteed Amount by the same amount.

1.3	The Maximum Guaranteed Amount will be adjusted annually based on the index of rents for tertiary activity published quarterly by the INSEE (subsequently referred to as the “ILAT”) and adjusted accordingly on each anniversary date according to the variation against the base index (for the first adjustment will based on the index for the [—] quarter [—], and after that the reference index for the indexation) and the reference index (which will be the index for the same quarter of the following calendar year ).

2.	DURATION

The Independent Guarantee will come into effect from [—]. It is granted up to and including [15 July 2023]. Beyond this date, the Beneficiary may no longer use the Independent Guarantee.

3.	CALLING IN THE GUARANTEE - PAYMENT

3.1	Notification of the Guarantor by the Beneficiary

The Beneficiary may bring this commitment to bear at any time by notifying the Guarantor by recorded letter with acknowledgement of receipt, by hand-delivered letter against receipt or by extra-judicial document, at the following address:

Bank [—]

Each request written by the Beneficiary must be drafted in accordance with the terms of the letter attached in Appendix 1.

3.2	Payment by the Guarantor

3.2.1	The Bank undertakes to pay all amounts called upon in accordance with article 1 above (up to the Maximum Guaranteed Amount) within five (5) working days in France from receipt of the written request from the Beneficiary.

3.2.2	Any amount due from the Bank under the Independent Guarantee will automatically attract interest from the date when it is due for payment until it is actually paid and this will be at the legal rate of interest applicable for the year in question plus four hundred basis points.

3.2.3	The amounts called upon by the Beneficiary will be paid by the Bank in full without applying any deduction, charge or levy whatsoever.

4.	NATURE OF THE UNDERTAKING BY THE BANK

4.1	Independent nature

4.1.1	The Guarantor hereby acknowledges that, pursuant to the provisions of article 2321 of the French Civil Code, the payment obligation entered into in this undertaking is unconditional, irrevocable and independent, and is strictly separate from and independent of the Lease or any other legal relationship, notably those existing between the Beneficiary and the Client, the Guarantor and the Client or the Guarantor and the Beneficiary. As a consequence, the Guarantor undertakes not to invoke such relationships in order to refuse to fulfil its obligations under the terms of the Independent Guarantee.

4.1.2	The Bank is prohibited from (i) making any kind of exception or refusal with regard to the Beneficiary whatsoever, particularly if the Client should object to making the payment requested by the Beneficiary either partially or in full, or if any of the obligations entered into by the Client were to be cancelled, resolved or terminated or could not be fulfilled for any reason whatsoever (ii) postponing the fulfilment of its undertaking for any reason whatsoever, including issuing a deadline or moratorium in favour of the Client.

4.1.3	The Bank therefore undertakes to fulfil its payment obligations under the Independent Guarantee such that none of the events, circumstances or provisions stated below may be given as reasons for any delay in meetings its obligations or constitute a reason for exemption, discharge or release from them. This includes but is not limited to: any modification of the Lease, any change to the financial, legal or other situation of the Client or Beneficiary, any refusal or objection, or introduction of any legal or other type of procedure, by any person or entity (including the Client) with a view to preventing, delaying, impeding or blocking any payment under the terms of this document.

4.2	Transferability

By express agreement with the Bank, if there is a transfer or ownership of the Premises, notably a sale or transfer to a new legal person that might succeed the Beneficiary through a merger, spin-off or full or partial asset contribution or other transaction, the on sight guarantee will continue to be in force and automatically benefit the new owner of the Premises.

5.	FULFILMENT OF OBLIGATIONS BY THE BANK

No delay, abstention or omission by the Beneficiary in terms of exercising any right, power or recourse under the terms of this document will constitute a waiver thereof, nor will it release the Bank from its obligations arising from this document.

6.	CHARGES

Under no circumstances may the Bank invoke any charges or expenses to reduce its payments under the Independent Guarantee.

Any payment made by the Guarantor to the Beneficiary under this Independent Guarantee will be net and without any deduction for taxes, levies, taxes, costs, charges, fees, commissions, deductions or withholdings of any kind future or present imposed by whomsoever.

7.	ELECTION OF DOMICILE - NOTIFICATION

For the execution of this document, the Bank hereby elects domicile at its registered offices given at the head of this document.

8.	APPLICABLE LAW - ATTRIBUTION OF JURISDICTION

The Independent Guarantee is governed by French law. Any dispute relating to the Independent Guarantee, notably any dispute relating to its performance, non-performance or interpretation, will come under the sole jurisdiction of the Paris Court of Appeal.

Place [—]

Date [—]

For the Guarantor

Appendix 1:

Letter in request of the Independent Guarantee

“We refer to the independent Guarantee (the “Independent Guarantee”) that [—] (the “Bank”) granted to [—] (the “Beneficiary”) on [—] under the number [—] at the request of [—] (the “Client”).

In execution of the Independent Guarantee, we hereby request the Bank to pay [—] Euros ([—] Euros) directly into our bank account at [—] - IBAN [—] - within [—] ([—]) working days of receipt of this request in accordance with the guarantee referred to above.

We would draw your attention to the fact that, under the terms and conditions of the Independent Guarantee, any delay in payment will automatically attract interest at the legal rate of interest plus four hundred basis points from the date payment is due until it is actually paid.

Place [—]

Date [—]

APPENDIX 6

Internal Regulations of the Building

32BLANCHE

            PARIS

INTERNAL REGULATIONS

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CONTENTS

CONTENTS	2
1 - GENERAL	4
2 - USE OF THE PRIVATE AREAS	5
2.1 - Occupation	5
2.2 - Harmonious appearance	5
2.3 - Modifications - works	7
2.4 - Security	8
2.5 - Peaceful enjoyment	9
2.6 - Maintenance	10
3 - USE OF THE COMMON AREAS	10
3.1 - General	10
4 - ORGANISATION OF ACCESS AND WALKWAYS AT THE PROPERTY	12
4.1 - Pedestrians	12
4.2 - Vehicles	13
4.3 - Cycles	14
4.4 - Deliveries	15
4.5 - Moving in - Moving out	15
4.6 - Security - Controlled Access	16
4.7 - Access to the passageway around the internal courtyard	16
5 - ORGANISATION AND OPERATION OF SERVICES	16
5.1 General organisation and management	16
5.2 - Security - G	16
5.3 - Reception - Lobby	17
5.4 - Cleaning	18
5.5 - Handling and removal of waste	18
5.6 - Electricity	18
5.7 - Mail	19
5.8 - Maintenance of technical installations	19
6 - CATERING	20
7 - BOOKING AND USE OF THE AUDITORIUM ET AND MEETING ROOMS	20
8 - USE OF TERRACE R+7	20
9 - ACCESS TO GREEN SPACES AND TERRACES	21
10 - CERTIFICATION UNDER NF BATIMENTS TERTIAIRES EN EXPLOITATION - DEMARCHE HQE	21
11 - SUB-LETTING	22

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PREAMBLE

These Internal Regulations govern the 32 BLANCHE building (subsequently referred to as “32 BLANCHE” or “The Property”) located at 32-36 Rue Blanche 75009 PARIS, being the property of OROSDI, subsequently referred to as “The Lessor”.

It comprises: 12 levels, which are used as follows:

•	Six office levels above ground, including meeting rooms, a major proportion being located around an internal courtyard.

•	A landscaped terrace accessible from R+7.

•	Two Ground Floors (upper and lower) with entrance lobbies, offices and cycle stores.

•	Basement 1 with an auditorium, offices, meeting rooms, archive space, inter-company restaurant, cafeteria, kitchen and delivery bay.

•	Basement 2 with 51 parking spaces and plant rooms.

•	R-3 and R-4 used as Archive spaces.

•	The main entrance is at 32-34 Rue Blanche, with an entrance and exit for cars via 36 Rue Blanche.

•	Central courtyard containing a structure called “mantilla”.

No part of the Property is designed for public access in the sense of articles R.123-1 et seq. of the Code de la construction et de l’habitation [French construction and housing code].

The purpose of the Internal Regulations is to:

•	determine the rights and obligations of tenants occupying the various premises comprising the 32 BLANCHE building, relating to both property for their sole private use and common property.

•	inform occupants of their responsibilities in respect of current laws and regulations.

•	govern neighbourly relations with the aim of preventing any kind of dispute.

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The provisions of these Internal Regulations may be changed via a circular issued by the Lessor or their representative for reasons relating to the operational facilities and/or security; they may also be adjusted in terms of the nature and/or location of the Premises Leased by a Lessee.

The Lessor has taken steps to obtain “HQE Construction” [French high environmental quality accreditation for construction] and “HQE Exploitation” [French high environmental quality accreditation for operations] certifications.

All clauses of the Internal Regulations apply to Lessees, provided that they do not deviate from the obligations arising from the leases or current laws and regulations.

In case of conflict with provisions of the lease, the lease takes precedence.

1 - GENERAL

Lessees will have liability with regard to any occupant of the Property and the Lessor for any disturbance, fault, negligence or breach of the provisions of the Internal Regulations that might be directly or indirectly attributable to them, their representatives, visitors, clients or occupants of the Leased Premises, and for any loss caused by their own fault or negligence or that of their representatives or a thing or person for which they are legally responsible.

Lessees are therefore required to ensure that the persons designated above adhere to the requirements of these Internal Regulations, whilst not being released from their own responsibilities.

No tolerance may become an acquired right, even over the passage of time.

The Lessor may not be held liable for any theft, illegal or criminal act committed in the Property.

Should anyone wish to make a complaint about anything relating to the good order or peaceful enjoyment of the Property or, in general, adherence to the requirements of the Internal Regulations, must submit it to the Lessor or its representative in writing, verbal or anonymous complaints or suggestions not being admissible.

Please also note that the Property is classified under the Code du Travail [French employment code]. This means that Lessees and occupants are required to abide by security regulations drawn up and issued to Lessees by the Lessor’s designated Representative.

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2 – USE OF THE PRIVATE AREAS

These are areas of the premises for which tenants have the right of exclusive use and enjoyment.

They cover all that is included within premises and assigned for the sole use of the tenant.

However, this includes but is not limited to the following exclusions:

•	The entire ventilation, air conditioning and heating system

•	All vertical conduits

•	All structural elements

•	Elements of the façade

•	Fire alarm system

•	The terraces of the building

•	Landings

•	Common walk ways

With regard to the premises that are the subject of the lease (the “Leased Premises”), each Lessee will have the right of use and enjoyment thereof as if it belonged to them, provided that they respect public order, do not disturb the other occupants of the Property and comply with the following stipulations:

2.1 - Occupation

The main use of the Leased Premises is as offices, with their ancillary facilities and parking spaces.

Due to the planning regulations, no authorisation will be given for change of use.

2.2 - Harmonious appearance

2.2.1 General

No parts of areas that are private but that also affect the smooth running of the Property may be changed without prior permission from the Lessor.

No signage, satellite dish or advertising may be located outside the private areas without the Lessor’s permission.

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Lessees may not undertake anything that might change the external aspect of or be visible from the outside of the Property.

No items may be displayed in the windows, roof terrace or similar locations, or put up in the Leased Premises if it can be seen from the outside.

No items or waste may be thrown in the moat.

2.2.2. Lessor signage

Any signage that might be put up in lobbies, lift landing areas and, in general terms, in any of the common areas of the Property or visible from them (such as parking space signs, for example) must be authorised by the Lessor, must follow the instructions issued by the Architect of the Building and are to be paid for by the Lessee.

Lobby:

A sign will be put up in the lobby in accordance with the instructions issued by the Architect of the Building and on consultation with the Lessees.

The presence of the various Lessees will be indicated on the main information panel provided for the purpose.

Signage will be put up and replaced by the building manager and this will be paid for by the individual Lessee.

Floor landings:

Signage will be put up on floor landings in accordance with the instructions issued by the Architect of the Building and on consultation with the Lessees.

Any disorder or damage caused by work carried out by the Lessees will be made good by the Lessor and paid for by the Lessee.

2.2.3 Toilet facilities

The Lessees will pay for the “small fittings” in the toilet facilities. These are to be selected from the range dictated by the Architect of the Building. The toilet facilities have been decorated in a specific way, and all must be kept in keeping.

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2.2.4 Persons with reduced mobility and handicapped persons

The Lessees undertake to respect all regulations relating to handicapped persons.

2.3 - Modifications – works

The conditions for carrying out refurbishment work and work during the lease are specified in the Lease.

Unless expressly authorized by the Lessor in writing, the Lessee may not carry out any work involving demolition, construction, drilling, change of distribution or installations and, in general terms, any work involving changes or improvement to the leased premises.

Any connection or connection cable work to any conduits or networks requires authorization from the Lessor.

For any Refurbishment Work carried out by the Lessee, including refurbishing and partitioning of areas, an authorisation request (to be completed by the Lessee) is to be submitted to the Lessor or their Representative for approval.

Such Refurbishment Work may not modify security installations for people and property in the Property without approval from the Lessor and is subject to the modifications being approved by an inspection company.

The Lessee is required to use service providers approved by the Lessor and the Architect of the Property with regard to any work that might affect the common areas or the operation of common facilities.

In all cases, the Lessee will be responsible for the consequences of any work that they might have carried out, including the costs and consequences of any work that they have ordered, and must compensate all other parties for any detrimental consequences and costs arising from the said work. Any work that has been approved by the Lessor and that might cause inconvenience or annoyance to any other Lessees of the Property is to be carried out from Monday to Friday before 7am or after 7pm, at weekends or on public holidays, unless agreed otherwise with the building manager. In all cases, work will be carried out in such a way as to minimize the effect on the other Lessees and the running of the Property.

Any work involving disturbance to the BMS and fire detection systems must be carried out by service providers approved by the Lessor.

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Any work rendering graphic images on BMS monitoring units obsolete will mean that such images will need to be updated by the Lessee at their expense.

Where any authorization is requested, any expenditure incurred in processing it (architect’s fees, inspections, procedures of any kind etc) will be the responsibility of the applicant, even if the Lessor does not give the requested authorization.

Any repair or maintenance work to fittings in the toilet facilities and any other kind of work carried out in the toilet facilities will be the sole responsibility of the Lessee.

The Lessee will supply consumables and replace any light bulbs.

2.4 - Security

No flammable, combustible, explosive or harmful substances or materials may be brought into or stored in the Leased Premises, and the Lessee will be held responsible for any costs or consequences arising from removal or storage thereof, including injury or damage for which any natural or legal person might claim damages.

No object weighing more than the maximum load-bearing capacity of the floors may be placed or stored, so as not to compromise the solidity of the said floors or walls or damage or crack the ceilings. The Lessee is to keep to the various maximum load capacities attached to the Internal Regulations.

Equipment may not be stored on balcony terraces

No exceptionally heavy safe, machine or other object may be installed without written approval from the Lessor beforehand, and this may be subject to structural reinforcements paid for by the Lessee concerned and in line with instructions from the Lessor, engineers and technicians. The Lessor may require that everything is taken back to its original state at the end of the lease.

All safety instructions and obligations required by law apply to the Lessee and any of their occupants, with specific reference to refurbishment of the leased premises.

The Lessee shall adhere to the existing sub-divisions.

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Likewise, if an alarm is given requiring the evacuation of all or part of the Property, the Lessees must allow people to evacuate the building via the Leased Premises. All emergency exits and fire fighter access points must remain accessible so that the premises can be evacuated quickly and to facilitate access to emergency teams.

Where regulations require the installation of fire doors in the wall or partition wall between premises leased to different Lessees, the Lessor will pay for the installation of the fire doors.

Where regulations require it, the Lessee will install and/or replace the fire extinguishers in the private areas of the Leased Premises at their own expense.

In premises where it is possible to access emergency exit stairs, access to these stairs is to be kept unobstructed at all times according to the same conditions described above.

Total cooperation is required from the Lessees for evacuation exercises.

Existing taps, tap fittings and pipe connections in the Leased Premises are to be kept in good working order and repaired immediately to prevent leaks and any other type of inconvenience.

If there is a leak in the water pipes in the Leased Premises, the occupant shall pay for the necessary repairs and restoration work to damaged premises.

2.5 – Peaceful enjoyment

Under no circumstances may the Lessee cause the slightest disturbance to the peaceful enjoyment of the premises, day or night, due to noise, vibrations, odours, heat, radiation or any other cause.

The orderliness, cleanliness, hygiene and security of the Property are to be respected and maintained at all times.

It is specifically prohibited to carry out any mechanical, draining or cleaning operations in the parking spaces work. Breakdown operations (lasting less than an hour and carried out by a professional) only are allowed.

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The Lessee may not identify or use an image of the Property in their advertising or promotional campaigns without obtaining permission from the Lessor beforehand and, where appropriate, from the Architect of the Building. Where an image of the Property is used, the name of the Architect of the Building is to be given in the form of the following credit:

“© ADAGP - FRANCK HAMMOUTENE ARCHITECTE”

The sale of any items is prohibited.

No animals are allowed except for guide dogs.

2.6 - Maintenance

Without any claim to compensation, the Lessees must allow access via the Leased Premises for any common or private equipment and for the purposes of any work, inspection or maintenance visits for installations and/or facilities located in the premises, subject to 48 hours’ notice, which will not apply in an emergency.

The Lessor and any companies duly mandated by it will have free access to the premises for checking on its condition, confirming that the pipework and taps are in good working order and locating the origin of any leaks or infiltrations

The maintenance conditions for the Leased Premises are given in the Lease of each individual Lessor.

As a general rule, the maintenance of technical installations in the Leased Premises is carried out in accordance with the provisions of the Lease of each individual Lessor.

3 – USE OF THE COMMON AREAS

3.1 - General

The clauses and stipulations of the Internal Regulations apply to all of the Lessees and form part of the contractual obligations; without limitation, they include all that is necessary or useful for their application.

The Lessor reserves the right to inspect and use the common areas of the Property as it deems necessary in the best interests of the Lessees in general, and may issue, modify or amend the statutes and regulations applicable to the Property and its occupants

!as it deems necessary for managing the Property.

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For their peaceful enjoyment of the Leased Premises, each Lessee has free use of the common areas of the Property for their fit purpose, provided that they do not infringe on the rights of other occupants and subject to the Internal Regulations and stipulations below.

Employees of the Lessee are not authorized to remain permanently in the common areas of the Property or access roof terraces housing technical plant that are not accessible from the building. Lessees may not invite any persons, or do so under such conditions, where one of them might impede the use and peaceful enjoyment of the common areas of the Property.

It is not permitted for anyone, even temporarily, to obstruct the common areas, leave anything there or use them for their own personal use outside their usual purpose. All emergency exits and fire fighter access points are to remain accessible so that the premises can be evacuated quickly and to facilitate access to emergency teams.

Lifts are to be used in compliance with the usual provisions and the regulations in force.

No aspects contributing to the harmonious whole of the Property may be changed without express written permission from the Lessor beforehand.

As a general rule, occupants are to comply with any obligations that are currently in force, that may currently be in force or that might be in force in future with regard to the Property, whether they be based on an agreement, legal, civil or administrative requirement. They are also required to observe and implement hygiene, municipal, police and highway regulations.

Pursuant to article L3511 -7 of the French Public Health Code, smoking is prohibited within the building.

In the interests of everyone, each Lessee is to ensure that their personnel observe strict adherence to this regulation.

No items of any kind may be left in any of the upper common areas or parking areas. The Lessor may have any undesirable item removed without notice (including, where applicable, any unused, abandoned or neglected vehicle), and the offending party will pay any costs incurred.

3.2 - Aerials

Terrestrial aerials and satellite dishes may not be installed.

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3.3 – Exterior lighting

The exterior lighting is part of the architectural fabric of the building and its operation must therefore remain consistent with this.

It is for this reason that the Lessor reserves the right to have it switched on or not during the day and/or evening according to a timetable that Lessees will adhere to, and the Lessees may not make any complaint with regard to such decisions.

4 - ORGANISATION OF ACCESS AND WALKWAYS AT THE PROPERTY

4.1- Pedestrians

The main entrance is at 32-34 rue Blanche. There are two secondary entrances at 38 rue Blanche and 45 rue La Bruyère.

The Lessor can provide no guarantee that the two secondary entrances will be permanent, and may remove them from service without any requirement to give any explanation to the Lessees.

•	32-34 rue Blanche entrance:

Access for Lessees, their personnel and visitors is via the main entrance lobby at 32-34 rue Blanche.

•	38 rue Blanche entrance:

Access is via a right of way through the porch way at 38 rue Blanche, the neighbouring property that is mainly residential.

The porch way of the residential building has a right of way for the office building for the following types of access:

•	Emergency exit for offices

•	Cycle and pedestrian access to offices

Lessees must strictly observe requirements for peace and security with regard to the neighbouring area when they cross it.

•	45 rue La Bruyère entrance:

Access is via a passage leased by the Lessors on the ground floor of the neighbouring building.

Parking is strictly prohibited in front of this entrance.

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Peaceful enjoyment and security of the neighbouring area are to be respected when they cross it.

4.2 - Vehicles

Access

Vehicular access is via the entrance to the car park located at 36 rue Blanche.

Lessees are required to observe the maximum vehicle height, which is approximately 2 metres.

According to the stipulations of their lease, each Lessee has allocated parking spaces in the basement. Access to the ground floor of the building is via a specific separate lift.

Parking

Parking is prohibited in the car park access and walk ways and the delivery bay.

Parking spaces are numbered for Lessees to identify the spaces leased to them. Lessees, their personnel and visitors may only use the spaces leased to them.

Vehicles are to be parked so that they do not obstruct the access way or neighbouring space.

General Regulations

Drivers of vehicles are required to adhere to the regulations of the French highway code and any regulations enforced by the Prefect of Police concerning car traffic in the City of Paris, signs in the parking area and any instructions provided on panels on access routes and roadways.

Vehicles are prohibited from travelling at faster than walking pace. Reversing is only permitted when moving into or out of a parking space. If a vehicle breaks down, the driver of the vehicle must request breakdown assistance as soon as possible, and any costs incurred are to be paid by the driver of the vehicle in all instances.

Once the vehicle has been parked, the driver is required to stop the engine as soon as the manoeuvre is complete, and on leaving, they must leave the engine idling only for the period of time strictly necessary for the manoeuvre.

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Within the above-ground and basement parking areas, the owner of the vehicle is responsible for any damage caused by them and/or their vehicle.

The driver of the vehicle is required to declare any damage or accident that they might have caused to the site Manager immediately.

Under no circumstances can the Lessor be considered or presumed to be the caretaker or custodian of parked vehicles.

As a consequence, the Lessor may not be held liable for the theft of a vehicle or any items that might be inside it.

Users of the parking spaces are therefore required to take every precaution in this respect and, in particular, to lock their vehicle and take out the necessary insurance.

It is not permitted to close off parking spaces, even if this is with just a chain.

No maintenance or repair work may be carried out there, and any vehicle leaking oil will be removed.

Users of the parking spaces are required to comply with the instructions of the personnel appointed to manage the parking area.

Any vehicles parked incorrectly (on another space, on the roadways or on prohibited spaces in general) will, have a notice attached to the windscreen on the first occasion. If it happens again, a request for the removal of the vehicle will be made with the competent authorities.

Unregistered vehicles are not permitted and the maximum number of consecutive days of parking without moving is 10 (ten) days, unless special authorization has been given and the Security Post at the Building has been notified.

There is 24-hour parking for service vehicles and the Security Post at the Building is to be notified.

LPG vehicles may not park if they are not fitted with a safety valve.

4.3 - Cycles

Cycles may be stored in the common areas provided for the purpose.

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4.4 - Deliveries

Delivery vehicles have access via the delivery bay, access to which is via the car park access ramp.

Special deliveries lasting more than three hours and/or of a volume exceeding 15m3 are to be scheduled with the site Manager and carried out before 7am or after 7pm Monday to Friday, on weekends or public holidays, unless agreed otherwise with the Manager.

Delivery vehicles may only park in the area provided for the purpose and only for the amount of time required to unload and up to a maximum of 30 minutes.

Goods may not be stored or displayed in the common areas, even for a short period.

Goods are to be received by the relevant Lessee.

4.5 – Moving in – Moving out

With regard to moving into and moving out of the building, Lessees are required to give the Lessor or its representative at least 48 hours’ notice and to comply with any special instructions issued by the latter and respect availability (i.e. prior booking by another Lessee).

Moving in or out is to take place before 7am or after 7pm Monday to Friday, on weekends or public holidays unless agreed otherwise with the Manager.

For moving in, moving out and deliveries, packaging may not be left in the way in the Property: the Lessee is required to ensure that a service provider of their choice recovers any items that are in the way.

Lessees are required to take all appropriate steps to ensure that nothing in the common areas is damaged. Lifts and any areas of the common areas used are to be protected. An inventory of fixtures is to be taken before and after moving out. The Lessees shall pay any costs arising from the inventory.

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4.6 - Security – Controlled access

Controlled access, supplemented by an intruder detection system and video surveillance, monitors access to the Property and the two underground parking areas.

4.7 – Access to the passageway around the internal courtyard

Access to the passageway around the internal courtyard is not permitted to Lessees. This area is for site maintenance teams only.

5 - ORGANISATION AND OPERATION OF SERVICES

5.1- General organisation and management

Property management is entrusted to a representative of the Lessor, who will:

•	arrange for personnel and service providers.

•	ensure that service providers fulfil their commitments at all times.

•	ensure that Lessees fulfil their obligations

•	manage the operating budget for the general common charges.

The Lessor reserves the right to make any changes to the general organisation of the Property, particularly to conditions of access in an emergency or where installations are shut down for maintenance purposes.

5.2 - Security-Caretaker Services

Minimum security and caretaker services are provided by fire safety officers.

The provisions below concerning site access and security day and night may be changed and/or supplemented by the Lessor without the requirements to change these Internal Regulations, the only other requirement being for the Lessor to notify tenants and users in advance.

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The Lessees have 24-hour access to the site, provided that they adhere to the provisions below.

5.2.1. Day-time security

The entrance to the main entrance lobby at 32-34 rue Blanche is open from 8am.

All entrances have a video surveillance camera.

The site is equipped with cameras linked to a central computer that start recording if they detect movement or an alarm goes off. Only the service provider holding the caretaker contract and the site manager have access to the recorded images.

5.2.2. Night-time security

The entrance to the main entrance lobby at 32-34 rue Blanche is closed from 8pm.

The following procedure will be applied to visitors for access to the Property outside the opening hours given above:

•

Visitors are to present themselves to the security guard occupying the Security Post at 32 rue Blanche via the video door phone. The security guard then checks that the person is expected before letting them in to the building.

The Lessees have 24/7 access to the site via their own means of access.

There is no access via the secondary entrances (38 rue Blanche and 45 rue La Bruyère) outside day-time hours.

5.3 - Reception - Lobby

A service provider is on hand to receive visitors between 8am and 8pm.

The opening times and system in place may be changed by the Lessor, the only other requirement being for the Lessor to notify tenants and users in advance.

The receptionists speak French and English.

Their main task is to receive visitors, record their details on the system in place, provide them with badges and/or give them access in return for ID and inform the Company concerned of their presence. In any case, the procedures for receiving “visitors” will comply primarily with the common procedures of the building (visitor expected during opening hours, visitor expected outside opening hours, unexpected visitor, etc.) and secondarily according to feasibility and the specific procedure of each tenant approved by the Lessor.

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Couriers will be received directly by the Lessees in their own reception area in the Private Areas.

5.4 - Cleaning

The common areas of the Property are cleaned by a service provider chosen by the Lessor following a tendering procedure.

The Lessors are required to give free access to the intermediary terraces and gardens to the service providers in question so that they can clean the outside of the windows and for cleaning operations in general.

In all cases, personnel from the cleaning companies appointed by the Lessors will work solely between the hours given below:

5.5 – Handling and removal of waste

Under a special contract with the cleaning company.

A waste removal system will be implemented and the Lessee will be required to adhere to instructions for sorting and separating waste.

The service provider in charge of cleaning the common areas will also be in charge of compacting and bringing the bins in and out.

With regard to the removal of large items of waste (destruction of archives, furniture for example) the Lessor will be in charge of this and nothing may be left outside the Leased Premises, the common areas of the building or on the public highway.

No storage of waste or building waste is permitted in the delivery bay. This must be taken straight to the bins provided for the purpose. The provision of bins and authorisation from the street services remain the responsibility of the Lessees and/or their works manager.

5.6 - Electricity

It is prohibited to connect up to the lighting or water supply points in the common areas for any reason whatsoever.

During planned preventive maintenance operations on elements of the electricity distribution (MV/LV transformer, MV cells), the Lessees are required to take steps to prevent any failure of the electricity supply, subject to a minimum notice period of 10 days, which does not apply in an emergency.

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5.7 - Mail

Unless specific personnel are appointed to sort the mail for each tenant, each Lessee is required to agree a contract with the postal service at their own expense for early delivery of mail so that the mail arrives pre-sorted via CEDEX code or pre-sorted service contract.

Reception of recorded mail and parcels

Unless specific personnel are appointed to sort the mail and receive/take details for registered mail, a specialist agent from the postal service notifies the persons(s) authorised by the Lessees to receive registered mail. The Receptionists of the building will not receive it.

Postage

The Lessees will frank their own letters and parcels.

5.8 - Maintenance of technical installations

Technical maintenance in the common areas is carried out by the maintenance team under the direction of the site manager or specialist service providers, under contract. It includes the following:

•	operation of air conditioning and heating systems,

•	distribution of fluids,

•	lift maintenance,

•	maintenance of security systems for the Property,

•	maintenance of plumbing, parking and access equipment.

Only persons duly appointed by each Lessee are authorised to request work to be carried out on technical equipment.

An on-line tool called FM UP for processing requests may be implemented for the building. The web address, log-on passwords and user manual will be supplied to the Lessees.

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6- CATERING

The Property has an inter-company restaurant and cafeteria on the ground floor to which tenants of the building have access for their personnel and visitors.

These services are managed by an Association and delivered by a specialist Catering Company controlled by a service provider.

The financial conditions and other procedures are stated in the catering service agreement and the statutes of the Association formed.

7— BOOKING AND USE OF THE AUDITORIUM AND MEETING ROOMS

The building has an auditorium and meeting rooms in the basement and these are common areas.

These areas are for private use by the Lessors only on a shared basis.

Each Lessee will have an allocation of a certain number of hours per year (from 1 January to 31 December) pro rata to the amount of surface area they have leased in the building.

The management and booking system will be implemented by the building manager and are based on a booking schedule – a maximum of 48 consecutive hours, renewable once.

Management services (tidying up after use, drinks) may be entrusted to a service provider designated by the Lessor or their representative and invoiced to Lessees directly pro rata to their use of the areas concerned.

Each Lessee will remain responsible for any damage arising from their use of these areas. They must pay for any associated repairs and the Lessor may not be held liable.

The Lessor declines all responsibility for any problems with the planning and organisation relating to the use of the space.

8 – USE OF THE TERRACE ON R+7

The terrace on R+7 is an area shared by the Occupants of the building. It is a shared facility.

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The terrace can be made available temporarily for private use by each Lessee, and they will have a number of days allocated to them pro rata to the surface area they have leased in the building.

Private use of the terrace is on a half-day basis and may not exceed 48 consecutive hours.

Lessees may not have private use of the terrace on national festival days, religious or national holidays.

Each Lessee will pay for the cost of using the terrace (arranging cocktails, providing equipment) directly themselves. Each Lessee will remain responsible for any damage arising from their temporary private use. They must pay for any associated repairs and the Lessor may not be held liable.

The Lessor declines all responsibility for any problems with the planning and organisation relating to the use of the space.

9 –ACCESS TO GREEN SPACES AND TERRACES

It is strictly prohibited to damage the green spaces or terraces with common or private access.

No furniture may be put on terraces with private access, and no equipment may be placed along the external walls without permission from the Lessor or their representative beforehand. If a refusal is issued, neither the Lessor nor their representative is required to give a specific reason. Any plans are required to be in harmony with the architectural design of the site.

The Lessees are required to give access to terraces in the common areas to service providers charged with their maintenance. The Lessor will inform the Lessees of the dates when the service providers are due to carry out work and will ensure that anywhere used for access by the service providers is cleaned.

10 – CERTIFICATION UNDER NF BATIMENTS TERTIAIRES EN EXPLOITATION - DEMARCHE HQE

The Lessor has opted to apply for “NF Bâtiments Tertiaires en Exploitation - Démarche HQE” certification.

32 Rue Blanche – 75009 Paris	Internal Regulations	Page 21/23

The Lessee undertakes to cooperate with the Lessor and make every effort to ensure optimum environmental quality for the building in line with commitment to “NF Bâtiments tertiaires en exploitation – Démarche HQE” certification entered into by the Lessor.

The Lessor may abandon the HQE certification procedure at any time without having to give a reason to the Lessees.

11 – SUB-LETTING

Should the Lessor allow the Lessee to sub-let part of the Leased Premises, the provisions of the Internal Regulations for the Property will apply to the sub-lessee, it being considered that any requirements and obligations imposed on the Lessees and not contrary to the clauses of the main lease shall be imposed on the sub-lessee.

A copy of the Internal Regulations and any related circular is to be initialled and signed by each sub-lessee and attached to the sub-letting contract.

32 Rue Blanche – 75009 Paris	Internal Regulations	Page 22/23

APPENDICES

•	Plan of the maximum loads for basement 4 on the 1st floor – 28 10 2011 – Atelier d’Architecture Franck Hammoutene

•	Plan of the maximum loads for PH + l on PH + 7 – 07 10 2011 – Atelier d’Architecture Franck Hammoutene

•	Design principles for facade of the building

•	Design principles for information screen in the entrance area

•	Design principles for direction signs on main floor landings

•	Design principles for sanitary fittings

32 Rue Blanche – 75009 Paris	Internal Regulations	Page 23/23

APPENDIX 7

Regulations of the Inter-Company Restaurant

(a) Agreement on provision and use of premises

(b) Statutes of the Inter-Company Restaurant Association

(c) Internal Regulations of the Inter-Company Restaurant

(a) Agreement on provision and use of premises

AGREEMENT ON PROVISION AND USE OF

PREMISES FOR THE INTER-COMPANY

RESTAURANT AT 32 RUE BLANCHE

BY AND BETWEEN

OROSDI SCA. a French société en commandite par actions (limited partnership) with a capital of €830,000 having its registered offices at 112 Avenue Kléber, 75116 Paris and registered with the Paris Trade and Companies’ Register under number 552 022 832, represented by its manager Orosdi Management SARL, a French société à responsabilité limitée à associé unique (single-shareholder limited liability company) with a capital of €8,000 having its registered offices at 112 Avenue Kléber, 75116 Paris and registered with the Paris Trade and Companies’ Register under number 498 859 727, which in turn is represented by [—],

(hereinafter referred to as the “Owner”) of the first part

AND

The companies belonging to the “Inter-Company Restaurant Association”, having its registered office at [—] and registered with the [—] Prefecture under number [—], represented for this purpose by [—] in its capacity as duly mandated representative of the companies belonging to the abovementioned Association, which mandated representative is in turn represented by [—],

(hereinafter collectively referred to as the “Members of the Association”) of the second part

THE PARTIES EXPRESSLY AGREE AS FOLLOWS

CLAUSE 1 - PURPOSE

The purpose of this Agreement is to establish the terms and conditions on which the Owner makes available to the Members of the Association the premises and equipment forming the property located at 32 Rue Blanche, 75009 Paris of which it is the owner (hereinafter referred to as the “Property”), free of charge, in order for said members to operate an inter-company restaurant. The inter-company restaurant consists of premises, installations, equipment and furniture as per inventory, description and plans attached hereto in Appendix 1 (hereinafter together referred to as the “Premises”).

The Premises are situated on floor R-1 (first basement) of the Property, and comprise a rubbish area, a kitchen, recesses, a distribution area, a dining area and an area that could accommodate a cafeteria and a laundromat.

The Members of the Association declare that they are perfectly familiar with the location and equipment of the inter-company restaurant, having visited it, and that they accept it “as is”, which means, without exception or reservation, as per the inventory attached hereto as Appendix 2.

CLAUSE 2 - DURATION

This Agreement is entered into for an indefinite duration from the date on which the inter-company restaurant of the Property is made available.

It may be terminated, subject to three months’ prior notice, in the following cases:

•	Dissolution of the Inter-Company Restaurant Association under the terms of which the Members of the Association have organised the management of the inter-company restaurant;

•	The Property’s becoming totally vacant;

•	Non-compliance by the Members of the Association with their substantive obligations.

CLAUSE 3 - USE

The Members of the Association expressly undertake to use the Premises exclusively as a company restaurant.

The Owner undertakes not to change the abovementioned use of the Premises except in the case of judicial or regulatory imperative.

The Owner may freely decide to increase the area of the restaurant by adding to it the area of one or more adjacent meeting rooms (common parts of the Property) in order to increase the overall capacity of the Inter-Company Restaurant.

The Members of the Association undertake to accept any such additional provision without the possibility of raising any objections with the Owner.

CLAUSE 4 – GENERAL CONDITIONS

This Agreement is entered into on the following terms and conditions, with which the Members of the Association undertake to comply on pain of any loss or damages and even of termination of the Agreement if the Owner sees fit.

1.	The Members of the Association shall exercise all reasonable care in watching over and maintaining the Premises. To this end the Owner shall provide copies of all maintenance contracts in force for the Premises to the company mandated to represent the Members of the Association as designated in the statutes of the Association

2.	The Owner authorises the Members of the Association to accommodate, within the limits imposed by the available space, diners of companies that are lessees or otherwise occupying the premises situated in the Property, and also diners of outside companies that are neither lessees nor sub-lessees of premises situated in the Property but which have signed a membership form joining the Association in accordance with Article 7.4 of the statutes of the Inter-Company Restaurant Association.

It is expressly stipulated, as an essential and decisive condition for the Owner, without which the Owner would not have entered into this Agreement, that access to the inter-company restaurant must be reserved as a priority to diners of Members of the Association that are lessees or that hold other occupancy rights in the Property and who work there, and that in any case the number of diners of Members of the Association who would be considered as third parties in the meaning of the order of 21 March 2001 published on 30 March 2001 in the Bulletin Officiel des Impôts (Official Tax Gazette) (BOI 3 A-5-01) concerning the VAT rules applicable to business canteens (or such new order or regulation as might replace it) must remain marginal, in order to retain the benefit of VAT at the reduced rate of 5.5% for the other diners, in accordance with current legislation deriving from Decree 2001-237 of 20 March 2001 and such regulation as might amend or replace it.

3.	The Members of the Association undertake not to do anything that might disturb neighbours’ quiet enjoyment.

4.	The Members of the Association undertake to pay all municipal, police and refuse collection charges, and to comply with all hygiene and other regulations.

5.	The Members of the Association undertake not to place anything in the passageways or common parts or the passages leading to them.

6.	The Members of the Association expressly undertake to comply with all the clauses and stipulations of this Agreement, as well as with the Owner’s recommendations aimed at ensuring normal use, and to ensure that they are complied with by their personnel and/or all persons for whom they are responsible or with whom they have dealings (suppliers, etc.)

7.	The Members of the Association undertake to reimburse to the Lessor or the person or company responsible for managing the Leased Premises on the Lessor’s behalf (hereinafter referred to as the “Property Manager”) all charges and expenses of whatsoever nature charged to the Lessor and relating directly or indirectly to the Premises, including in particular, but without limitation:

•

all taxes, rates, contributions or other similar charges relating to the Premises, whatever they may be called, irrespective of their basis for calculation and regardless of who is legally responsible for them, and in particular property tax, registry expenses and the annual tax on commercial properties payable in Ile-de-France (the Greater Paris Region), as well as all such other taxes as might replace them or be created in the future;

•	insurance premiums;

•	the cost of mandatory checks on the installations, as well as maintenance, upkeep and the replacement of installations and equipment;

•

heating and air conditioning expenses (power supply, upkeep, repairs and replacement of units), as well as the cost of any replacement of the equipment and installations necessary for the generation of calories and negative calories;

•

the cost of all repairs, whether major or minor, and all replacements, without distinction (including those due to dilapidation or an event of force majeure) and all work carried out in the interests of safety or to comply with any regulations and/or legislation of whatsoever nature, particularly in the fields of health and safety, working conditions, energy and environmental performance, and especially those prescribed by the competent administrations, with the sole exception of the major repairs defined in Article 606 of the French Civil Code, which shall be for the Lessor’s account;

•	upkeep and cleaning of green spaces;

•	all fees and expenses of any manager designated by the Lessor to run the technical, administrative and tenancy management of the Property and to handle rentals;

•	the salaries and related charges concerning all personnel assigned to the Property;

•	Expenses and costs of whatsoever nature imposed in the context of optimising the Property’s energy performance.

The abovementioned charges and expenses shall be reimbursed in the following manner:

Each Member of the Association shall pay a quarterly provision on 1 January, 1 April, 1 July and 1 October of each year, by bank transfer, it being specified that these provisions are currently subject to value added tax at the legal rate in force at the time of each rental due date, each Member of the Association being obliged to bear all such charges, rates or taxes of whatsoever nature (including any change in the VAT rate) as might be applied to said charges.

This provision shall be payable every year at the same time as the rental, the amount of the provision being calculated by the Owner or the Property Manager based on the forecast budget. The Owner or the Property Manager shall inform the Association of the amount applicable for each year.

The annual regularisation shall be carried out in accordance with the nature of the actual expenses, it being stipulated that in the event that the forecast budget should prove insufficient, each Member of the Association shall pay to the Owner or to the Property Manager, upon first demand and against presentation of the relevant evidence, all such additional provisions as may be necessary to ensure that the Owner’s expenses in respect of the Premises are covered at all times.

8.	The Members of the Association shall be responsible for the upkeep and renewal of the existing equipment, installations and furniture so as to ensure that they are kept permanently in a condition allowing the catering company to prepare meals in proper conditions, unless the catering company itself agrees to take responsibility for part of these expenses.

In order to ensure renewal of the equipment, installations and furniture referred to in Appendix 1, the Owner shall receive from the Members of the Association a provision in the flat amount of €0.42 (forty-two euro cents) excluding tax per meal, with an annual minimum of [To be determined ([TBD] euros)/excluding tax per right of access. The amount of this provision shall be payable by Members of the Association in the manner described in Article 9 of the statutes of the Inter-Company Restaurant Association.

This flat amount shall be indexed annually in the manner described in Article 9 of the statutes of the Inter-Company Restaurant Association.

The sums paid to the Owner by way of this provision shall be retained by the Owner in an account identified as and called “Inter-Company Restaurant Renovation Fund”. They shall be disbursed in accordance with the needs of the restaurant so as to ensure the same level of performance, supply and standing as provided by the Owner.

The procedure for deciding on and financing renovation of equipment is established as follows:

•

Each year the Members of the Association shall send the Owner a request for subsidy corresponding to the presentation of an annual renovation programme for equipment and material based on the initial inventory shown in Appendix 1, the equipment renewed during the year and the forecast renewals presented in an updated multi-year plan.

•

After verifying the technical and financial consistency of the requests made by the Members of the Association, the Owner shall give written confirmation of its agreement to all or part of the request, giving reasons in the event of rejection.

The Owner shall then proceed to pay the corresponding subsidy to the Members of the Association within the limit of the available provisions.

The invoice corresponding to this provision shall be sent by the Owner to the company mandated by the Members of the Association and designated in the statutes of the Inter-Company Restaurant Association, said mandated company being responsible for sending each Member of the Association an invoice for its proportional part depending on the number of meals served to its personnel during the previous six months.

In the event that the Owner should sell the Property, the sums collected in respect of this provision and not yet disbursed shall be transferred ipso jure to the new acquirer, who must apply them to financing the renovation of equipment and furniture.

In the event that this system of financing should be brought to an end for whatever reason, renewal costs for said equipment and furniture shall be invoiced directly to the Members of the Association for their actual amount, once the sums actually received by the Owner by way of this provision have been exhausted.

9.	The Owner confirms that the Premises will be covered, at its initiative, by one or more insurance policies against fire, lightning, explosion, water damage, electrical damage and all other means of destruction, notably concerted acts of terrorism or sabotage, natural disasters and all such other risks as are generally insured.

This insurance shall also cover recourse by neighbours and third parties against the Owner and any joint ownership associations or owners’ associations as a result of material damage arising from fire, explosion or water damage or attributable to the Owner’s premises, and Owner’s civil liability pursuant to Articles 1382, 1383, 1384 and 1386 of the French Civil Code.

The policies shall include a clause whereby the Owner and its insurance company renounce any recourse against Members of the Association and their respective insurance companies, and against the operator of the inter-company restaurant and its insurance company. They shall be subscribed for the new value of the premises plus any loss of profits arising from the total or partial loss of rentals, for a minimum period of two years.

Upon request, the Owner shall provide Members of the Association with proof of insurance showing the insurance policies that it has taken out in the above terms.

9.	As regards work to be carried out by Members of the Association on the premises, the abovementioned waivers of recourse by the Owner shall apply to Members of the Association only over and above the cover provided in the contractor’s all-risk and civil liability policies that must be subscribed by the Members of the Association. These waivers of recourse shall not apply to businesses, architects or technicians, who must provide proof to the Owner, before starting any work, of civil liability insurance covering the work.

Unless otherwise stipulated, such policies must guarantee the Owner’s recourse for any bodily injury for a minimum amount of €3,000,000 and for all material or intangible damage for a minimum amount of €1,500,000.

10.	The Members of the Association must insure or arrange the insurance of, and maintain insured against fire, theft, water damage, short circuits and all other generally insured risks throughout the duration of the Agreement on the occupancy of the Premises, the objects, furniture, equipment and goods belonging to and decorating them, neighbours’ recourse, and civil liability vis-à-vis any third parties, notably that arising from accidental bodily injury occurring on the Premises or for which Members of the Association might be held responsible, pay the premiums and other charges promptly and in full, and provide proof thereof to the Owner whenever so requested.

As regards civil liability, it is understood that:

•	Bodily harm must be covered for a minimum amount of €6,000,000.

•	Material and intangible damage must be covered for a minimum amount of €1,500,000 per accident, this figure being subject to adjustment in line with any changes in current rules.

•

In the event of Members of the Association failing to take out such insurance policies or to cause them to be taken out, and/or to pay the premiums thereon, the Owner reserves the right to do so in their stead. In such case, the Members of the Association undertake to reimburse all sums paid by the Owner in this respect, and to pay, ipso jure and without formal notice, interest from the day on which these sums are paid by the Owner.

•

The policy must include a waiver by the insurance company of any recourse against the Owner, any joint ownership Association or owner’s Association and the Owner’s insurance company for the portion of loss or damage for which the Owner might in any way be responsible.

•

The Members of the Association and their insurance companies must expressly waive any recourse and action whatsoever against the Owner and its insurers and any joint ownership associations or owners’ associations in respect of the destruction of their equipment, furniture, objects and goods arising from their being deprived of the use of the premises. New Members of the Association shall undertake to obtain from the operator of the inter-company restaurant the same waiver of recourse.

•

In the event that the activity carried on by the Members of the Association should entail extra insurance premiums, either for Members of the Association or for co-tenants or neighbours, the Members of the Association shall be obliged both to indemnify the Owner for the amount of the extra premium paid and also to guarantee it against any claims from other co-owners or co-tenants or neighbours.

11.	Insurance policies subscribed by Members of the Association must provide that they cannot be cancelled until 15 days after notification by the insurers of the Members of the Association to the Owner.

12.	The Members of the Association renounce all recourse against the Owner, and in particular:

•	In the event of any of the Property’s common items of equipment being out of service, even for prolonged periods, for reasons beyond the Owner’s control;

•	In the event of damage, fire, water damage, damp or any other circumstance affecting the Premises and the equipment included therein;

•	In the event of theft or other criminal acts committed in the Premises or in the common parts of the Property, the Owner itself assuming no obligation of surveillance.

•	In the event of abnormal acts by other occupants of the Property, their personnel or their suppliers.

•

In the event of interruption for reasons beyond the Owner’s control of the supply of water, gas or electricity or in the operation of automatic fire extinguisher networks or heating, and also in the event of automatic extinguishers going off without due reason.

The Members of the Association also renounce any right they might have to claim from the Owner in the event of material or intangible damage, indemnification for being deprived of use as a result of the total or partial cessation of the activity of the inter-company restaurant.

CLAUSE 5 - PARTICULAR CONDITIONS

1.	The Owner hereby authorises the Members of the Association to make the Premises, installations, materials, equipment and furniture available to the provider of the catering services who will be designated to operate the inter-company restaurant. A copy of the catering service provision agreement entered into with the Members of the Association must be provided to the Owner within eight (8) days of signing.

It is forbidden for Members of the Association to grant the use, in any form whatsoever (notably by means of a sub-lease) of all or part of the Premises, installations, materials, equipment and furniture referred to in Article 1 above to any other person, natural or legal.

2.	The Members of the Association shall be responsible for their own affairs as regards the tax regulations concerning the benefit of reduced-rate VAT.

CLAUSE 7 – CHOICE OF DOMICILE

For the execution of this Agreement and all acts arising from it, the Owner chooses its domicile as its registered office, and the Members of the Association choose that of the registered office of the company mandated to represent them.

CLAUSE 8 - COMPETENCE AND SETTLEMENT OF DISPUTES

For the execution of this Agreement and all acts arising from it, the parties by common accord assign competence to the competent tribunals of the place where the restaurant is situated.

CLAUSE 9 – NO WAIVER

The Owner’s forbearing to enforce any of the conditions of this Agreement, regardless of the frequency or duration of such forbearance, may not in any case be considered as an amendment or cancellation of such conditions, the Owner being entitled to discontinue such forbearance at any time without formality and without prior notice.

List of Appendices

Appendix 1	Plan of the premises and inventory of equipment and furniture
Appendix 2	Initial inventory

PROFESSIONAL KITCHENS
STUDIES - INSTALLATIONS - REPAIRS	14 Rue de la Perdrix
Lot 102
P.O. Box 41057 Villepinte
Tel. 01 48 69 18 11	95913 Roissy Charles de Gaulle
Fax01 48 79 30 45

SUMMARY

• COOLING UNIT	BENARD INOX
• DRAINING BOARD 500X500	ACO
• FLOOR DRAIN	ACO
• COLD ROOM: TTL200 EXPERT	GFF
• SHELVES	FERMOD
• BROOM CUPBOARD	BENARD INOX
• GA HAND WASH-BASIN	TOURNUS
• DUAL SINK	BENARD INOX
• CHEF’S TABLE	BENARD INOX
• GN1/1 10-LEVEL COMBI STEAMER	FRIMA
• GLASS-CERAMIC RADIANT HOBS, PL-VITRO RAD	ROSINOX
• NEUTRAL MODULE 400RF	ROSINOX
• SWING FRYING PAN SBM50E RF	ROSINOX
• DRAINING BOARD 1000X500	ACO
• EXTRACTOR COWL FLUSH WITH WALL	ALVENE
• POS. COLD CPBD 1 DOOR GN650TNE + GN14 1	OTNE FIMAR
• 3-DOOR PIZZA CHEF	FIMAR
• WORKTOP FLUSH WITH WALL	BENARD INOX
• WALL CUPBOARD WITH TRAY GN1/3	BENARD INOX
• KNIFE CUPBOARD FOR 10 TO 20 KNIVES	HUPFER
• DUAL SINK	BENARD INOX
• SHELF RACK WITH BARS	BENARD INOX
• NEUTRAL CHEST OF DRAWERS WITH SLIDING DOORS	BENARD INOX
• ICE-CUBE MACHINE	HOSHIZAKI
• SORTING TABLE WITH WASTE DISPOSAL UNIT	BENARD INOX
• DISHWASHER IN-TABLE WITH SINK AND SPRAY	BENARD INOX

• OPTIMA HT PLUS DISHWASHER WITH HOOD	DIHR
• DISHWASHER OUT-TABLE	BENARD INOX
• WALL SHELF RACK	BENARD INOX
• CUPBOARD FOR MAINTENANCE PRODUCTS	BENARD INOX
• HOT CUPBOARDS	INOXYFORM
• POSITIVE COLD CUPBOARD	INOXYFORM
• AUTOMATIC COFFEE MACHINE	WM F
• OPTIMA 400 FRONT-LOAD DISHWASHER	DIHR

Sarl (French private limited company) with a capital of €7,622.45 registered with the Bobigny Trade & Companies’ Register under number B 343 297 859 - SIRET 343 297 859 00039-APE (economic activity code) 518N

(b) Statutes of the Inter-Company Restaurant Association

32 BLANCHE BUILDING

STATUTES

OF THE INTER-COMPANY

RESTAURANT ASSOCIATION OF THE 32 BLANCHE BUILDING

75009 PARIS

32 Blanche Inter-Company Restaurant Association — Statutes

CONTENTS

CHAPTER I - DEFINITIONS	4
CHAPTER II - FORM - NAME - PURPOSE - REGISTERED OFFICE - DURATION	4
ARTICLE 1- FORM	4
ARTICLE 2 - NAME	4
ARTICLE 3 - PURPOSE	5
ARTICLE 4 - REGISTERED OFFICE	6
ARTICLE 5 - DURATION	6
CHAPTER III - CAPACITY - JOINING - ANNUAL MEMBERSHIP FEE - SHARING OF EXPENSES, CHARGES AND OBLIGATIONS - CESSATION OF MEMBERSHIP	6
ARTICLE 6 - DINING CAPACITY OF THE INTER-COMPANY RESTAURANT - MEMBERS’ ACCESS RIGHTS	6
6.1. - Initial Dining Capacity - Increases to the Dining Capacity	6
ARTICLE 7 - JOINING	7
7.1. - Notification	7
7.2. - Ex Officio Members	7
7.3. - Tenant Members	8
7.4. - External Members	8
ARTICLE 8 - ANNUAL MEMBERSHIP FEE	9
ARTICLE 9 - SHARING OF EXPENSES, CHARGES AND OBLIGATIONS	9
ARTICLE 10 - CESSATION OF MEMBERSHIP	10
CHAPTER IV - FUNCTIONING OF THE INTER-COMPANY RESTAURANT	11
ARTICLE 11 - INSURANCE	11
ARTICLE 12 - INTERNAL REGULATIONS - CATERING SERVICES PROVISION AGREEMENT - USERS’ COMMITTEE	12
12.1. - Internal regulations	12
12.2. - Agreement for the provision of catering services	12
12.3. - Users’ committee	13
CHAPTER V - RESOURCES - EXPENSES - ACCOUNTING	14
ARTICLE 13 - RESOURCES	14
ARTICLE 14 - EXPENSES	14
ARTICLE 15 - ACCOUNTING	15
CHAPTER VI - BOARD OF DIRECTORS - CHAIRMAN - SECRETARY - TREASURER	15
ARTICLE 16 - BOARD OF DIRECTORS	15
16.1 - Composition of the Board of Directors	15
16.2 - Powers of the Board of Directors	16
16.3 - Workings of the Board of Directors	16
ARTICLE 17 - CHAIRMAN	18
17.1 - Nomination of the Chairman	18
17.2 - Powers of the Chairman	18
17.3 - Workings of the Chairman’s office	19
ARTICLE 18 - TREASURER	19
CHAPTER VII - ORDINARY AND EXTRAORDINARY GENERAL ASSEMBLIES	19
ARTICLE 19 - WORKING PRINCIPLES OF ORDINARY AND EXTRAORDINARY GENERAL ASSEMBLIES	19

19.1 - Calling of ordinary and extraordinary general assemblies	19
19.2 - Composition of ordinary and extraordinary general assemblies	20
19.3 - Conduct of ordinary and extraordinary general assemblies	20
19.4 - Quorum for ordinary and extraordinary general assemblies	20
19.5 - Votes in ordinary and extraordinary general assemblies	21
19.6 - Minutes of ordinary and extraordinary general assemblies	21
19.7 - Nature of powers of the ordinary and extraordinary general assemblies.	22
ARTICLE 20 - ORDINARY GENERAL ASSEMBLY	22
20.1 - Competences of the Ordinary General Assembly	22
20.2 - Holding of ordinary general assemblies	22
20.3 - Quorum for Ordinary General Assembly	22
20.4 - Votes at Ordinary General Assembly	23
ARTICLE 21 - EXTRAORDINARY GENERAL ASSEMBLY	23
21.1 - Competence of the Extraordinary General Assembly	23
21.2 - Conduct of the Extraordinary General Assembly	23
21.3 - Quorum for Extraordinary General Assembly	23
21.4 - Votes at Extraordinary General Assembly	23
CHAPTER VIII - AMENDMENT TO STATUTES - DISSOLUTION OF THE ASSOCIATION - LEGAL FORMALITIES - DISPUTES	24
ARTICLE 22 - AMENDMENT TO STATUTES	24
ARTICLE 23 - DISSOLUTION	24
ARTICLE 24 - PUBLICATION AND DECLARATION	25
ARTICLE 25 - DISPUTES	25

CHAPTER I. - DEFINITIONS

The words and expressions starting with a capital letter correspond to the following definitions:

Dining Capacity: the total number of Access Rights to the Inter-Company Restaurant.

Access Rights: the number of meals per day that may be consumed by the personnel of an Active Member.

Building: the office building known as 32 Blanche, located at 32/34 Rue Blanche, Paris 75009.

Active Members: Tenant Members and External Members

Ex Officio Member(s): the Owner(s) of the Building

External Members: all natural or legal persons having Access Rights to the inter-company restaurant without being tenants or occupants of the Building by virtue of a lease or occupancy agreement.

Tenant Members: all tenants and occupants of the Building by virtue of a lease or an occupancy agreement giving them the right to use offices in the Building and giving them Access Rights to the inter-company restaurant.

Inter-Company Restaurant: the Building’s inter-company restaurant and cafeteria.

CHAPTER II - FORM - NAME - PURPOSE – REGISTERED OFFICE - DURATION

ARTICLE 1- FORM

A declared Association is hereby created, consisting of the undersigned parties and such natural or legal persons as shall subscribe to these statutes and shall meet the conditions established hereinafter, such Association to be governed by the law of 1 July 1901 and the decree of 16 August 1901 as amended or complemented by other legislation in force, and by these statutes.

ARTICLE 2 - NAME

The name of the Association is “Association pour la gestion du restaurant interentreprises de l’immeuble 32 Blanche” (Association for the management of the inter-company restaurant of the 32 Blanche building).

ARTICLE 3 - PURPOSE

The purpose of the Association, which is a not-for-profit organisation with purely social aims, is:

•	fitting out, managing and administering the inter-company restaurant, directly or indirectly;

•	implementing appropriate means for the achievement of this purpose.

To this end it shall:

•	enter, in its own name, into a catering service provision agreement with an external provider;

•	maintain and renew the basic furniture to be provided initially by the Owner-lessor of the Building;

•	procure, maintain and renew the rest of the furniture of the inter-company restaurant, the crockery, equipment and kitchen utensils;

•	collect from its members such sums as will allow the kitchen equipment provided by the lessor to be maintained, serviced and renewed;

•	distribute among its members the charges relating to its functioning and the achievement of its purpose;

•

establish the policy for the use and functioning of the inter-company restaurant, and in particular oversee compliance with the provisions of these statutes, the internal regulations and the catering service provision agreement, as well as settling any difficulties relating to the Inter-Company Restaurant;

•	take out all necessary insurance policies.

It may also in particular:

•	enter into such agreements as may be necessary to the normal and regular functioning of the intercompany restaurant and, more generally, to the carrying on of the Association’s activity;

•	hold such ad hoc meetings as may be requested by one or more of its members;

•

and, more generally, carry out any and all such transactions as are linked, directly or indirectly, to the functioning of the inter-company restaurant and are conducive to the provision of restaurant services to the personnel of members of the Association.

The Association must ensure that the inter-company restaurant meets the necessary conditions to qualify for the tax advantages applicable to the proper functioning of inter-company restaurants, notably the advantage of VAT at the reduced rate of 5.5% in accordance with current legislation deriving from Decree 2001-237 of 20 March 2001 and such regulations as might amend or replace it.

ARTICLE 4 – REGISTERED OFFICE

The Association’s registered office is established as the Building, 32/34 Rue Blanche, Paris 75009.

It may be transferred to any other place in the same département by decision of the Board of Directors, and to any other place in another département by resolution of the Extraordinary General Assembly.

ARTICLE 5 - DURATION

The Association is established for an indeterminate duration, which may not however exceed 99 years.

CHAPTER III – DINING CAPACITY – JOINING - ANNUAL MEMBERSHIP FEE - SHARING OF EXPENSES, CHARGES AND OBLIGATIONS - CESSATION OF MEMBERSHIP

ARTICLE 6 - DINING CAPACITY OF THE INTER-COMPANY RESTAURANT - MEMBERS’ ACCESS RIGHTS

6.1 - Initial Dining Capacity – Increases to Dining Capacity

The Initial Dining Capacity of the inter-company restaurant is [TBD depending on the choices of catering concepts currently being finalised with the lessee] Access Rights. It is shared out in full among the various Tenant Members in proportion to their rented office space relative to the total office space of the Building as such areas are defined in the rental agreements.

If the physical capacity of the inter-company restaurant so permits, the Ex Officio Member(s) may decide to increase the Dining Capacity of the Inter-Company Restaurant by any means, notably by reorganising the inter-company restaurant, creating supplementary services, etc.

In the event that the Dining Capacity is increased as a result of a material modification to the premises or the equipment of the inter-company restaurant, the additional Access Rights created shall be distributed among the Active Members only, in proportion to the Access Rights that they already hold.

In all cases of an increase in the Dining Capacity, the Ex Officio Member(s) must give advance notice to the Association, which may object to it only on legitimate grounds and following a resolution of the Extraordinary General Assembly passed by a majority of two thirds of the votes cast by Tenant Members present or duly represented.

In particular, the Owner of the Property reserves the right to increase the capacity of the inter-company restaurant at any time by incorporating adjacent meeting rooms in order to expand the dining area and laundry of the restaurant.

The Active Members hereby accept such a possible change by the Ex Officio Members.

ARTICLE 7 - JOINING

The Association shall be composed of Ex Officio Members, Tenant Members and External Members, natural and legal persons, it being established that a single person may be a member in more than one capacity at the same time.

7.1 - Notification

The acquisition or loss of the status of member shall be valid vis-à-vis the Association only after it has been notified by the parties of the act or decision which, as the case may be, brings about, attests to or demonstrates such acquisition or loss of the status of member.

Such notification must include:

•	an indication of the premises concerned, the rented office area and the Access Rights attaching thereto;

•	the identity of the new member(s) (and of the old member if applicable) and for each of them their real address and their elected domicile if applicable

This notification shall be made by extrajudicial deed, registered letter with request for acknowledgement of receipt, or delivered by hand against receipt. It shall take effect on the day following execution, first presentation of the registered letter or delivery as the case may be.

7.2 – Ex officio Members

The owner or owners of the Building shall be Ex Officio Member(s) ipso jure.

At the date of signing of these statutes, OROSDI, the owner of the Building and signatory to these statutes, is the sole Ex Officio Member.

In the event of the sale of all or part of the Building, the new owner(s) shall automatically become Ex Officio Member(s) in replacement of the previous owner(s). Any deed establishing, recognising or transferring a partial or total ownership right to the Building must mention its beneficiary’s status as Ex Officio Member, which status it shall acquire automatically by signing such deed – all without prejudice to the notification provided in Article 7.1 above.

7.3 – Tenant Members

All tenants and occupants of the Building by virtue of a lease or an occupancy agreement giving them the right to use offices in the Building and Access Rights to the inter-company restaurant shall be Tenant members ipso jure from the time they take up occupancy in accordance with the terms of the lease.

These Access Rights to the inter-company restaurant must be mentioned in their lease or occupancy agreements.

In the event of the partial or total sub-letting of the premises leased by a Tenant Member, the sub-lessee may join the Association as a Tenant Member providing the sub-lease provides for all or part of the main lessee’s Access Rights to be made available temporarily to the sub-lessee.

The main lessee shall automatically lose its status of Tenant Member if all its Access Rights are temporarily made available to the sub-lessee.

New members must notify the Association of their occupancy title without delay in the terms provided in Article 7.1 above.

7.4 - External Members

To the extent that there is undistributed Dining Capacity, or in the event of an increase in Dining Capacity other than one resulting from a material modification to the premises or equipment of the inter-company restaurant, the Ex Officio Member(s), on their own initiative or at the proposal of a Tenant Member or of the Association, may decide to admit External Members, temporarily and subject to the limits and conditions established hereunder. The admission of a new External Member may not however lead to the creation of more than [—] Access Rights, subject to the provisions set forth in Article 6.1 paragraph 5.

Any natural or legal person carrying on an activity in the vicinity of the Building and not having company canteen facilities, or where such facilities are inadequate, may be an External Member.

The external provider of catering services shall be informed of the admission of each new External Member.

External Members shall join by signing a membership form, which shall also be signed by the Chairman of the Association, including, or attaching as appendix, a description of the terms of access of the new External Member to the inter-company restaurant, established in agreement with the external provider of catering services:

•	Annual contribution,

•	duration of membership,

•	Access Rights granted to the External Member, where applicable created in addition to already existing Access Rights,

•	establishment of dining time slots if applicable,

•	any other particular conditions.

The admission of every External Member must be noted by the annual ordinary or Extraordinary General Assembly next following the admission.

In principle, in the absence of any stipulation to the contrary in the membership form, the External Member shall be a member of the Association for an indefinite period, and the Ex Officio Member(s) may decide at any time to bring an end to its membership by giving two months prior notice, without having to give reasons for such decision.

ARTICLE 8 - ANNUAL MEMBERSHIP FEE

Tenant Members and External Members shall pay an annual membership fee to the Association.

Only members of the Association who have paid this annual membership fee shall be entitled to use the inter-company restaurant.

The amount of the annual membership fee shall be established each year by the Association’s general assembly at the proposal of the Board of Directors. For the first year it is set at €15.

The annual membership fee is due for the whole year, irrespective of the date of joining, leaving or exclusion.

ARTICLE 9 – SHARING OF EXPENSES, CHARGES AND OBLIGATIONS

By joining, the Active Members undertake to share in all such expenses and charges as are necessary to the achievement of the Association’s purpose.

To this end, the Association shall call for annual contributions and subsidies from the Active Members.

In the event that a member leaves during the year, the contributions shall be called pro rata temporis.

Provisional calls, made quarterly in advance by the Association, are established on the basis of the forecast expense budget, which will previously have been approved by the Ordinary General Assembly.

The tenancy expenses and charges defined in Appendix 1 relating to the premises of the inter-company restaurant and the equipment serving it shall be borne exclusively by the Active Members.

Expenses relating to the renewal of major items of equipment made available to the Association by the Ex Officio Member(s) shall be borne by said Ex Officio Member(s), the Association being responsible for the upkeep of said equipment. However, in the event that the Association should fail to meet its obligation to maintain said major items of equipment, the Ex Officio Member(s) shall be discharged from its/their obligation of renewal, which shall then be assumed by the Association for the part of the equipment renewal of which has been made necessary by failure to maintain it.

In return for the Ex Officio Member(s) assuming this obligation, the Active Members of the Association undertake to pay the Ex Officio Member(s) a contribution for the renewal of major items of equipment, in the amount of €0.42 excluding tax per check-in, with an annual minimum of [            ] per Access Rights. This non-returnable contribution shall be indexed annually as at l January on the basis of the changes in the [                    ] quarter of the INSEE (French National Institute of Statistics and Economic Studies) cost of construction index, the first reference index being that of the [                    ] quarter of [                    ], namely [                    ].

The Association shall pay this contribution over every quarter to the Ex Officio Member(s), who will previously have called on the Active Members to pay it.

All other charges shall be apportioned solely among the Active Members, in proportion to each member’s Access Rights relative to the total number of Access Rights held by all Active Members.

In derogation of the foregoing, in the event that part of the Building is unoccupied, the cost of work, repairs, taxes, contributions and insurance premiums referred to in Appendix 1 (and only those), shall be borne by the Ex Officio Member(s) for the proportional part corresponding to the unoccupied areas.

At the end of each financial year an adjustment shall be made in light of expenses actually incurred during the year, with the exception of the contribution to the renovation fund.

ARTICLE 10 – CESSATION OF MEMBERSHIP

The following events shall lead to a member’s ceasing to belong to the Association and accordingly ceasing to be entitled to use the facilities and services of the inter-company restaurant, without such cessation being capable of bringing an end to the Association, and without prejudice to the notification provided for in Article 7.1 above.

•

if an Ex Officio Member sells the Building or the part of the Building which it owns, the new owner replacing it as Ex Officio Member with effect from the day of the transfer of ownership, as must be indicated in the deed of sale;

•

if the lease or occupancy agreement giving a Tenant Member the right to occupy office space in the Building is terminated for any reason whatsoever, with effect from the date of termination of the lease or occupancy agreement or, if applicable, the expiry of the member’s legitimate right to occupy the premises;

•	if a Tenant Member has sub-let his entire premises and made all his Access Rights temporarily available to the sub-lessee;

•

if an External Member has been excluded by the Ex Officio Member(s), with effect from the date of this decision; the loss of the status of member in these circumstances shall be effective vis-à-vis the Association following the notification provided for in Article 7.1 above;

•

if an Active Member has been excluded, with effect from fifteen days after his being informed by registered letter of the decision to exclude it due to non-compliance with its obligations as defined in these statutes, or on any other serious grounds; such exclusion shall be proposed by the Board of Directors and ratified by the ordinary or Extraordinary General Assembly after the member concerned has been asked by registered letter with acknowledgement of receipt to provide explanations for its failure to meet its obligations, or to regularise its situation or to appear before the Board of Directors of the Association; the loss of the status of member in these circumstances shall be effective vis-à-vis the Association without the need for the notification provided for in Article 7.1 above;

•	if an Active Member is subject to a judicial restructuring or liquidation procedure, with effect from the date on which such procedure is initiated.

Any Active Member ceasing to belong to the Association shall remain liable vis-à-vis both the Association and third parties for all sums due by reason of the commitments set forth in Article 9 above and decided upon before the date of leaving the Association for whatsoever reason.

Active Members or former Active Members of the Association who sub-let their premises partly or in whole shall stand surety jointly and severally for such of their sub-lessees as have become Active Members for the payment of all membership fees and charges owed by said sub-lessees, as well as for the fulfilment of such obligations as they may have assumed pursuant to the provisions of these statutes.

CHAPTER IV – FUNCTIONING OF THE INTER-COMPANY RESTAURANT

ARTICLE 11 - INSURANCE

The Association shall take out the necessary insurance, and in particular civil liability insurance, with a reputable, solvent insurance company.

All members of the Association undertake to waive and to ensure that their insurers waive recourse against the Association for any material damage they might suffer and for any material damage or bodily harm that might be suffered by members’ eligible diners.

ARTICLE 12 - INTERNAL REGULATIONS – AGREEMENT FOR THE PROVISION OF CATERING SERVICES – USERS’ COMMITTEE

The operating conditions of the inter-company restaurant shall be set forth:

•	in the agreement for the provision of catering services entered into by the Association with an external provider, and

•	if applicable, in the internal regulations established by the Association in the terms of Article 12.1 hereunder.

Compliance with these conditions shall be overseen by the Users’ Committee.

12.1 - Internal regulations

The internal regulations of the Association shall govern relations between the Association and its members. These internal regulations must be ratified in an Extraordinary General Assembly and shall then be binding on all members.

They may be adopted, amended or completed at the proposal of the Board of Directors and following ratification by the Extraordinary General Assembly.

Once ratified by the Extraordinary General Assembly, these regulations shall be binding on all members.

12.2 - Agreement for the provision of catering services

The agreement for the provision of catering services to be entered into between the Association and the caterer must provide as follows.

Meals must be sold at prices below those charged by similar restaurants operated commercially, so as to ensure that the operation of the inter-company restaurant does not generate profits for the Association.

In order to ensure the smooth operation of the inter-company restaurant, the provider must inform each member that uses the inter-company restaurant of the opening hours and conditions of access, subject to prior approval by the Board of Directors.

The provider shall invoice its services on a monthly basis.

The provider shall manage diners’ individual payment accounts.

To enable the provider to fulfil this responsibility, each member, by virtue of the service agreement, entrusts to the provider the responsibility of carrying out, in provider’s own name and behalf and under provider’s responsibility and control, the collection of the sums paid in by diners for credit to their individual accounts and the debiting of said accounts with the amounts corresponding to the part of the cost of meals to be paid for by diners, as and when such meals are taken.

The provider shall invoice each Active Member directly. Active Members are obliged to settle the provider’s invoices in the terms provide by the catering services agreement; in the event of late payment, they shall be obliged to pay such delay interest as the provider may require under the terms of the agreement.

As a first step, beyond one unpaid invoice, diners employed by the defaulting Active Member will be required on check-in to pay the total price of meals, the employer’s portion not having been credited.

If an Active Member fails to settle the provider’s invoices in the terms established in the agreement for the provision of catering services, the provider may suspend provision of its services to such defaulting Active Member, whose personnel shall then be denied access to the inter-company restaurant, after the Chairman of the Association has been informed.

This option is also open to the Association, which may require the provider to suspend provision of its services to an Active Member that has failed to settle its contributions to the Association’s budget, its personnel then being denied access to the inter-company restaurant. Such measure shall not however suspend said member’s obligation to pay its share of the Association’s expenses.

Failure to settle the provider’s invoices shall constitute serious grounds justifying the exclusion of the defaulting Active Member pursuant to Article 10 above, without prejudice to any recourse by the Association against said defaulting member for the recovery of all sums remaining due.

12.3 – Users’ committee

The members of the Association shall entrust to the Chairman of the Association the task of establishing, on his initiative and under his responsibility, a mixed committee consisting of representatives of Tenant Members, possibly External Members, and, if applicable, employee representatives, to manage the operation of the inter-company restaurant.

The Users’ Committee shall oversee the operation of the inter-company restaurant and the quality of the services provided.

It shall report its findings to the Chairman of the Association, who alone shall have the power to negotiate, in the name of the Association acting in the name and on behalf of its members, any amendment to the catering agreement.

The Chairman, or in his absence a member of the Board of Directors of the Association shall chair the Users’ Committee and establish its operating rules.

The Users’ Committee shall meet regularly, as called by its Chairman.

The catering services provider must be invited to all its meetings.

CHAPTER V. - RESOURCES – EXPENSES - ACCOUNTING

ARTICLE 13 - RESOURCES

The Association’s resources comprise the annual membership fees paid by its members, the annual and exceptional contributions paid to it by its Active Members, and all such resources allowed by law as do not have the effect of causing the Association to lose the tax advantages described in Article 3 of these statutes, such as:

•	sums received in consideration of services provided by the Association,

•	members’ contributions the amount of which may be different for each category of member,

•	External Members’ Access Rights,

•	income from valuable assets of whatsoever nature belonging to the Association,

•	the amount of any borrowings contracted,

•	revenue associated with the provision of meals and the carrying on of the Association’s activities,

•	the annual regularisations, if necessary, depending on the expenses for the year.

These resources shall remain the property of the Association when a member leaves the Association for any reason whatsoever.

They shall be deducted each year from the operating expenses referred to in Article 14 hereunder.

ARTICLE 14 - EXPENSES

The Association shall be responsible for the following operating expenses, the list not being exhaustive and given purely for indicative purposes:

•	the operating and running expenses of the inter-company restaurant,

•	the costs of carrying out regulatory controls,

•

the costs of renewing the furniture initially provided by the owner of the Building, and the cost of acquisition and renewal of the rest of the furniture, crockery, equipment and kitchen utensils, for which the Association shall make provision in its budget, to be called for at the beginning of each budget year from the Active Members and non-returnable in the event of any member’s leaving it,

•	the cost of utilities if these are individually billed (electricity, air conditioning, water, telephone, etc.),

•	enrolment fees and premiums on insurance policies specific to the inter-company restaurant.

The agreement for the provision of catering services may provide that certain of these expenses are assumed and managed directly by the provider.

ARTICLE 15 - ACCOUNTING

The Board of Directors shall keep accounting records of the Association’s revenues and expenditure for each financial year, and a forecast budget of revenue and expenditure for the following financial year, which shall be submitted for prior approval by the Annual Ordinary General Assembly.

The financial year shall start on 1 January and end on 31 December of each year.

The Association’s first accounting year shall start when the inter-company restaurant comes into operation, and end on 31 December 2012.

Reports on operations and on the accounts for each financial year shall be submitted by the Chairman, under the responsibility of the treasurer, and after being audited by an accountant chosen by the Ordinary General Assembly as provided hereunder, for approval by the Ordinary Annual General Assembly which shall be held within six months of the end of the financial year.

All the above mentioned documents shall be held at members’ disposal and may be consulted by appointment at the Association’s registered offices at any time, and in particular from the date on which the Annual Ordinary General Assembly is called until the date on which it is held.

In the six months following the end of the financial year, the Board of Directors shall send a rendering of accounts to each member and shall regularise the expenses in accordance with their actual amount with each Active Member, after approval by the Annual Ordinary General Assembly.

If there is a surplus at the end of the financial year after deduction of general expenses and other charges, including capital expenditure and provisions, it shall be carried forward to the following year’s budget. If there is a loss, it shall be borne by the Active Members in proportion to their obligations.

CHAPTER VI - BOARD OF DIRECTORS - CHAIRMAN - SECRETARY - TREASURER

ARTICLE 16 - BOARD OF DIRECTORS

16.1 - Composition of the Board of Directors

The Board of Directors of the Association shall be composed of four directors at most, who are:

•	the Ex Officio Member(s),

•	two or three Tenant Members.

The members of the Board of Directors, other than the Ex Officio Member(s), shall be elected by the Annual Ordinary General Assembly for a period of one year, renewable without limitation.

The Board of Directors shall provisionally replace any director who leaves the Association for whatsoever reason, and this replacement must be ratified or changed by the next Annual Ordinary General Assembly. The term of office of a new director thus elected shall end on the date on which the term of office of the departing director whom he replaces would have ended.

The position of member of the Board of Directors is unpaid. However, directors shall be entitled to reimbursement of their expenses against supporting documentation, and their travel expenses shall be reimbursed on the basis of the tax authorities’ scale.

16.2. – Powers of the Board of Directors

The Board of Directors shall govern the Association.

It shall oversee the management of the members of the bureau and shall have the right to call for account to be rendered of their acts.

It shall have the widest powers to manage and direct the affairs of the Association and to perform or authorise all acts and transactions allowed to the Association, in particular:

•

to choose the group catering business that will provide the staff meals, negotiate and sign the catering agreement and any addenda thereto, in the name and on behalf of the members, who by signing these statutes grant it a mandate to do so;

•	to enter into and terminate all other agreements in the context of the management of the intercompany restaurant in the name of the Association;

•	to decide on the admission or exclusion of members;

•	to open accounts with banks, postal cheque centres and any credit institutions, and to use the Association’s funds;

•	to decide on borrowings to be taken, acquisitions or disposals to be carried out and rentals and deals to be entered into;

•	to determine the investment of available sums and the use made of reserve funds;

•	to approve the annual accounts and submit them to the Ordinary Annual General Assembly together with its management report;

•	to establish and if necessary amend the internal regulations of the Association, subject to approval by the next Annual Ordinary General Assembly;

•	to propose amendments to these statutes.

It may delegate all or part of its powers to anyone it chooses, but shall remain responsible vis-à-vis the members of the Association.

16.3 – Workings of the Board of Directors

The Board of Directors shall meet whenever a meeting is called by its Chairman or by at least two of its members, and in any case not less than once a year and as often as the interests of the Association require.

It shall meet either at the Association’s registered office, or at any other place with the consent of at least one half of the directors.

The agenda shall be drawn up by the Chairman or the members of the Board of Directors calling the meeting. It may also be established at the beginning of the meeting if all members are present.

Any director who is absent or prevented from attending may have himself represented by another member (whether or not a director).

Any one director may not have more than two votes including his own.

The presence of at least two of the members of the Board of Directors (other than the Ex Officio Member(s) is necessary for the deliberations to be valid, except in the event that the Board of Directors consists only of the Ex Officio Member(s) and a single Tenant Member.

Resolutions shall be passed by simple majority vote of the members present or duly represented, each director having a single vote. In the event of a tie, the Chairman shall have a casting vote.

The Ex Officio Member(s) shall have a right of veto over all decisions taken by the Board of Directors.

The exercise of this right of veto must be justified by a legitimate reason.

Proposals for amendments to these statutes must be voted for by a qualified majority of two thirds of the members of the Board of Directors in order to be submitted to the Extraordinary General Assembly for approval.

The deliberations of the Board of Directors shall be recorded in minutes and signed by the Chairman who shall provide any extracts or copies required.

Directors’ duties are performed gratis.

16.4. Official agent

For the exercise of its functions, the Board of Directors may enlist the help of any technician or official agent, whose appointment and remuneration shall be established by the General Assembly.

Such official agent may in particular be given the responsibility of:

•	all matters concerning the Association’s correspondence and archives,

•	calling General Assemblies,

•	drawing up the minutes of meetings, transcribing them into the register provided for this purpose and distributing them to members,

•	performing such formalities as may result or follow from the minutes,

•	implementing the resolutions of General Assemblies,

•	carrying out the formalities prescribed by current laws and regulations as regards both the Association and the inter-company restaurant,

•	paying invoices and receiving revenues,

•	keeping regular accounting records, day by day, of all transactions and rendering account of them to the annual general assembly for ratification.

•	having the Association’s tax declarations prepared by an accountant,

•	more generally, the Board of Directors may delegate to the official agent any task or assignment that it deems necessary to entrust to him, subject to the approval of the General Assembly.

ARTICLE 17 - CHAIRMAN

17.1. - Nomination of the Chairman

The Chairman shall be elected by the Board of Directors, of which he must be a member.

He shall combine the positions of Chairman of the Board of Directors and Chairman of the Association.

17.2. - Chairman’s powers

The Chairman shall be responsible for the day to day management of the Association and the execution of the decisions of the Board of Directors so as to ensure the smooth operation of the Association.

He shall call general assemblies and meetings of the Board of Directors, establish the agendas for such meetings and chair them ex officio.

He shall be the Association’s sole representative vis-à-vis third parties.

He can in particular:

•	receive sums due to the Association and give good and valid receipt for them,

•

open or cause to be opened a deposit account in the name of the Association, either with a bank or with a postal cheques centre, and make any deposits and withdrawals of funds, signing alone, as well as signing any cheques or transfer orders,

•	sign any contracts, deeds of sale or purchase, lending or borrowing in accordance with the resolutions passed by the general assembly,

•	act in legal matters on behalf of the Association, either as plaintiff or as defendant, subject to the necessary authorisations and notices,

•	agree to any transactions on behalf of the Association, subject to the necessary authorisations and notices.

The Chairman can make any decision that is not reserved to the Board of Directors or the ordinary or Extraordinary General Assembly.

However, except with the prior approval of the Board of Directors, the Chairman may not perform any act that would entail a commitment for the Association in excess of an amount to be established annually by the general assembly. Until the first general assembly this amount is set at €20,000 excluding tax. This clause shall not have any validity vis-à-vis third parties.

17.3 – Workings of the Chairman’s office

The Chairman may delegate his powers to third parties, but shall remain responsible for their use.

In case of absence or illness, the Chairman shall be replaced by the longest-serving member of the Board of Directors, or by such other director as may be specially delegated by the Board of Directors.

ARTICLE 18 - TREASURER

The treasurer shall be a member of the Board of Directors chosen by said board.

He shall be responsible for the treasury of the Association.

He shall effect all payments and receive all revenues under the supervision of the Chairman.

Apart from his participation in the deliberations of the board, his specific function is to keep regular day-to-day accounting records of transactions.

He may delegate this specific task to a third-party accountant, but shall remain responsible for it.

He shall render account of his handling of the Association’s treasury to the Annual Ordinary General Assembly.

CHAPTER VII - ORDINARY AND EXTRAORDINARY GENERAL ASSEMBLIES

ARTICLE 19 - WORKING PRINCIPLES OF THE ORDINARY AND EXTRAORDINARY GENERAL ASSEMBLIES

19.1. – Calling ordinary and extraordinary general assemblies

The Chairman shall call the general assembly.

Calls to ordinary or extraordinary general assemblies, accompanied by the agenda, shall be sent by registered letter with acknowledgement of receipt or delivered by hand against receipt or signing to each member at least fifteen clear days before the meeting.

The agenda shall be drawn up by the Board of Directors. It shall contain only such proposals as emanate from said board and as have been sent to it at least fifteen days before the meeting and as have been signed by at least one member representing more than 10% of Access Rights.

19.2 - Composition of ordinary and extraordinary general assemblies

Ordinary or extraordinary general assemblies shall be composed of all members of the Association, with the exception of those that have been members for less than three weeks before the date of the assembly.

Legal persons shall be represented by their legal representatives or by such other persons as shall have been specifically empowered for the purpose.

A member may not be represented by a person who is not a member of the Association.

No person may hold more than two proxies for the same assembly.

19.3 - Conduct of ordinary or extraordinary general assemblies

The ordinary or extraordinary General Assembly shall be chaired by the Chairman of the Board of Directors, or, in his absence, by any member elected by absolute majority of the votes of members present or duly represented.

The role of Secretary shall be performed by a member, present and accepting, designated by the assembly.

An attendance sheet shall be prepared, showing the names of members present or duly represented and the number of votes that each one has. This sheet shall be signed by the members of the assembly and then certified correct by the Chairman and the Secretary of the meeting.

Voting in assemblies is in principle by show of hands, and by secret ballot for the election of members of the Board of Directors and/or if members of the Association representing at least one quarter of the members present so demand.

19.4 - Quorum for ordinary and extraordinary general assemblies

In order to deliberate validly, the ordinary or Extraordinary General Assembly must have a minimum number of members on first call, as set out hereunder.

If the quorum is not reached, the assembly shall be called anew with the same agenda and shall deliberate validly regardless of the number of members present or represented.

19.5 - Voting in ordinary and extraordinary general assemblies

Each Tenant Member of the Association shall have a number of votes in proportion to his Access Rights relative to the total number of Access Rights held by all Tenant Members.

The Ex Officio Member(s) and External Member(s) shall have the right to attend assemblies and to speak, but without the right to vote.

The Ex Officio Member(s) shall however have a right of veto, the exercise of which must be justified by a legitimate reason, and which shall have the effect of suspending the resolutions of ordinary or extraordinary general assemblies until agreement is reached between the Tenant Members and the Ex Officio Member(s).

This right of veto may be exercised notably in the case of decisions concerning the choice of catering services provider and the choice of official agent of the Association.

In the event of partial sub-letting of premises:

•

if the sub-lessee is a Tenant Member (i.e. if the sub-lease provides for all or part of the dining capacity that the main lessee initially had to be ceded to the sub-lessee), such sub-lessee shall have a number of votes in proportion to the office space that he sub-leases, and the number of the main lessee’s votes shall be reduced accordingly,

•	if the sub-lessee has not become a Tenant Member, the lessee shall continue to have a number of votes in proportion to the area he leases, even if they are sub-let;

The distribution of votes among members shall be calculated and updated by the Board of Directors whenever this proves necessary.

If a member holds more than half the total number of votes, the number of votes allocated to such member shall be automatically reduced to the total sum of the votes of all the other members.

19.6 - Minutes of ordinary and extraordinary general assemblies

The deliberations of ordinary or extraordinary general assemblies shall be recorded in minutes, signed by the Chairman and the Secretary of the meeting and entered in a special register held at the registered office of the Association.

The minutes shall state the number of members present or represented in assemblies as well as the number of votes they represent.

Extracts or copies of minutes delivered shall be certified by the Chairman or the Secretary.

19.7 - Nature and powers of the ordinary and extraordinary general assemblies

The ordinary and extraordinary general assemblies when properly constituted shall represent all the members of the Association. Within the limits of the powers conferred on them by these statutes, their resolutions when properly passed shall be binding on all members of the Association, including those who are absent.

ARTICLE 20 - ORDINARY GENERAL ASSEMBLY

20.1 - Competences of the Ordinary General Assembly

The Ordinary General Assembly shall hear the directors’ reports on the conduct of the Association’s affairs and its financial situation.

The treasurer shall read his report.

The Ordinary General Assembly shall deliberate and resolve on the various reports, approve the financial statements for the year last ended and approve the budget for the following financial year.

It shall provide for the appointment or re-appointment of members of the Board of Directors in the terms set forth above.

It shall authorise the Board of Directors, or certain members thereof, to carry out any transactions that fall within the Association’s purpose and for which their statutory powers are insufficient.

It shall authorise any purchases, disposals, leases, borrowing or lending necessary to the operation of the Association.

It shall appoint for each financial year an accountant to be responsible for the annual verification of the treasurer’s handling of affairs. Such accountant cannot be a member of the Association or the accountant of any of its members.

It shall deliberate on all other matters appearing on the agenda.

20.2 – Holding of ordinary general assemblies

An Ordinary General Assembly shall be held at least once a year in the six months following the year-end closing of the books.

20.3 - Quorum for Ordinary General Assembly

The Ordinary General Assembly shall deliberate validly when Tenant Members present or represented hold half the total number of voting rights.

If the quorum is not met, a second assembly shall be called within fifteen days.

20.4 – Voting in ordinary general assemblies

Resolutions of the Ordinary General Assembly shall be passed by a majority of votes cast by Tenant Members present or duly represented.

ARTICLE 21 - EXTRAORDINARY GENERAL ASSEMBLY

21.1 - Competence of the Extraordinary General Assembly

The Extraordinary General Assembly has competence:

•	to decide on all matters that are not within the competence of the Ordinary General Assembly;

•	to oppose, on legitimate grounds, an increase in Dining Capacity envisaged by the Ex Officio Member(s);

•	to amend these statutes at the proposal of the Board of Directors or of half of the members of the Association and in the terms set forth hereunder.

21.2. – Holding of extraordinary general assemblies

An Extraordinary General Assembly shall be held whenever the Board of Directors, the Chairman or members together representing at least half the votes so demand.

21.3. - Quorum for Extraordinary General Assembly

The Extraordinary General Assembly shall deliberate validly when members present or duly represented hold three quarters of the votes.

If this quorum is not met, a second assembly shall be called within fifteen days.

21.4. - Votes at Extraordinary General Assembly

Resolutions are adopted by a majority of three quarters of the votes cast by Tenant Members present or duly represented.

As an exception to this rule, opposition to an increase in the Dining Capacity as provided in Article 6.1 paragraph 4 shall be decided by a majority of two thirds (2/3) of votes cast by Tenant Members present or duly represented.

However, decisions on the Association’s purpose, or its liquidation, can only be taken unanimously by its Tenant Members.

CHAPTER VIII - AMENDMENT TO STATUTES - DISSOLUTION OF THE ASSOCIATION - LEGAL FORMALITIES - LAWSUITS

ARTICLE 22 - AMENDMENT TO STATUTES

The statutes can be amended only at the proposal of the Board of Directors or of half the members submitted to the Chairman at least one month before the holding of an Extraordinary General Assembly.

The Extraordinary General Assembly, as sole competent body, must be composed of three quarters of the members of the Association.

If this quorum is not met, the Extraordinary General Assembly shall be called anew at least fifteen days later, and may then deliberate validly regardless of the number of members present or represented.

No amendment to the statutes that would result in the Association’s losing the tax advantages described in Article 3 of these statutes may be made by the Extraordinary General Assembly.

Amendments to the statutes must be declared to the prefecture within three months, failing which they shall not be valid or enforceable vis-à-vis third parties.

ARTICLE 23 - DISSOLUTION

The Association shall be dissolved:

•	by the extinction or attainment of its purpose,

•	by judicial decision for good cause,

•	by extraordinary decision of its members taken in the following terms:

The Extraordinary General Assembly, asked to pronounce on the dissolution of the Association and called specially for this purpose by the Board of Directors, must include at least half the members;

If this quorum is not met, the Extraordinary General Assembly shall be called anew, but at least fifteen days later, and it may then deliberate validly regardless of the number of members present;

In any case, the dissolution can be approved only by a majority of three quarters of the votes of Tenant Members present or duly represented.

The Association shall not be dissolved by the death of a natural person or the resignation or exclusion of a legal person who is a member of the Association.

For as long as the inter-company restaurant shall exist, the Association cannot be dissolved before other provisions for the organisation of the management of the inter-company restaurant have come into force.

In the event of voluntary, statutory or judicial dissolution, the Extraordinary General Assembly shall appoint one or more receivers with the widest powers to realise assets and clear liabilities.

The net proceeds of the liquidation shall be deposited with an Association having a similar purpose chosen by the Extraordinary General Assembly of members.

ARTICLE 24 - PUBLICATION AND DECLARATION

The Chairman shall perform all the formalities of declaration and publication prescribed by current legislation, both at the time of the creation of the Association and throughout its subsequent existence.

To this end, all necessary powers shall be conferred on the bearer of an original of these statutes.

ARTICLE 25 - DISPUTES

The competent tribunal for any actions concerning the Association shall be that of the place of its registered office.

Made in five (5) originals,

[—]	[—]
In [—], on [—]	In [—], on [—]

(c) Internal regulations of the inter-company restaurant

INTERNAL REGULATIONS OF THE INTER-COMPANY RESTAURANT OF THE 32 BLANCHE BUILDING

The purpose of these internal regulations, adopted by the members of the Association pour la gestion du Restaurant Interentreprises de l’immeuble 32 Blanche (Association for the management of the inter-company restaurant of the 32 Blanche building) is to detail insofar as necessary the operating rules that the Statutes of the Association have established.

ARTICLE 1 – MODUS OPERANDI OF THE INTER-COMPANY RESTAURANT

The purpose of the statutes of the Association pour la gestion du Restaurant Interentreprises de l’immeuble 32 Blanche is to organise the management of the inter-company restaurant (hereinafter referred to as the “Restaurant”, situated in the 32 Blanche building at 32, Rue Blanche, 75009 Paris.

ARTICLE 2 – MEMBER COMPANIES’ FINANCIAL CONTRIBUTIONS

2.1	Common operating charges of the Restaurant

The common operating charges of the Restaurant comprise:

•	The annual membership fees paid by the Active Members (Tenant Members and External Members)

•	the catering company’s operating costs,

•

the Association’s operating costs; these charges are the subject of a forecast budget each calendar year, approved by the General Assembly, providing for the corresponding resources. They are adjusted once the annual accounts have been approved.

•	the contribution for renewal of major items of equipment made available by Ex Officio Member(s)

2.2	Financing principles

The operation of the Restaurant shall be financed:

•	by the price of the meals paid by users: each user shall pay, on check-in, the price of the meal invoiced by the catering company, less the employer’s contribution if applicable,

•	by the calls for operating charges made to active members

The overall cost of the service provided consists of the price of the meal as shown on the cash slip handed to the user by the catering company and the operating costs called for directly from the active members.

The catering company shall directly invoice each active member for the price of the meals served to its users.

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Each active member shall determine the amount of its contribution to the cost of meals for its employees, and inform the catering company accordingly.

2.3	Determination of active members’ contribution

2.3.1	Price of meals

Each active member shall establish the portion it will bear of the price to be charged to users under its authority at check-in, and shall undertake to inform the catering company without delay of the amount of this portion.

The catering company shall invoice each active member for the services provided.

The catering company shall send monthly invoices to each active member, such invoices to show for the month concerned the services provided, amounts collected from its users and the remaining balance due, corresponding to the employer’s share.

The price of the meals invoiced (admission, food and drinks, special contributions) shall be that resulting from the agreement entered into with the catering company.

The catering company shall be authorised to perform a monthly offset of the amounts received from users and the amount invoiced to employers for services rendered.

2.3.2	Contribution to costs

Every quarter the Association shall call upon each active member to pay its proportional share of operating costs as determined by reference to the number of meals taken by its employees relative to the total number of meals served to active members and their employees.

As an exception to this rule, the first two calls concerning the start of operations and/or any new member shall be established on the basis of the number of meals expected to be taken in view of the workforce declared in the membership form (Appendix 1).

The contribution of external members joining the Association to the operating expenses thus defined shall be invoiced to them directly by the Association, in the form of a flat amount per meal, which amount shall be revised each year as at 1 January taking account of usage levels and charges actually incurred in the preceding year. This contribution shall be received on a monthly basis by the catering company on behalf of the Association, by means of the admission ticket, and paid over every month to the Association. It shall not in any case be reimbursed to external members who leave, or are removed or excluded from the Association for whatever reason.

Active members shall pay their contributions within the timeframes stipulated in section 2.4.2 hereunder.

For any new member company, the annual average workforce to be applied shall be the forecast number of users for the current financial year as determined on the basis of the workforce declared in the membership form. An adjustment shall be made at the end of the calendar year.

INTERNAL REGULATIONS

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2.4 Methods and terms of payment of price of meals

The catering company shall directly collect the sums necessary for payment of its invoices on the terms set forth hereunder:

2.4.1	Payment by users

The portion of the price of the meal that is for users’ account shall be paid by users at check-in by debiting their individual accounts created and maintained by the catering company, and which they must accordingly top up.

The catering company shall collect these sums in the name and on behalf of each active member, in accordance with the collection mandate appearing in the catering agreement. The catering company is authorised to retain such sums to offset its monthly invoices for services rendered.

2.4.2	Payment of employers’ contribution

The sum due by the active members in accordance with the provisions of sections 2.3.1 and 2.3.2 above must be settled within 30 days of the call for funds made by the catering company.

In the event of non-payment on due date of the sums due by an active member, the catering company may deny the employees of said active member access to the Restaurant, eight days after sending a formal notice which has had no effect.

Non-payment to the catering company of sums due by an active member shall constitute serious cause which may justify the member’s removal, as provided by Article 10 of the Statutes of the Association.

2.5	Methods of establishing the contribution for renewal of major items of equipment

The methods of establishing and calling for the contribution for renewal of major items of equipment are defined in Article 9 of the Statutes.

ARTICLE 3 - USERS’ COMMITTEE

The methods of establishing and operating the Users’ Committee are defined in Article 12.3 of the Statutes.

3.1	Composition

The Users’ Committee shall consist of representatives of all active members.

Each active member shall be represented on the Users’ Committee by two natural persons (one representing the personnel, the other the employer).

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3.2 Meetings

The Users’ Committee shall meet at least twice (2 times) a year, when called by its Chairman, or at the request of one third of tenant members, always in the presence of the catering company.

3.3 Minutes

The Chairman shall designate a member as Secretary for the meeting, charged with drawing up minutes of the meeting including in particular such observations and recommendations as the Association is charged with following up. The Users’ Committee shall send a copy of these minutes to each active member as well as to the catering company.

ARTICLE 4 - GENERAL ASSEMBLIES

4.1	Workings

The workings of the General Assemblies are defined in the Statutes of the Association, which specify their frequency, the method of calling, holding, quorum, majority and drawing up and dissemination of minutes.

4.2	Methods for allocating numbers of votes

4.2.1	Active Members

The number of votes held by each active member is defined in Article 19.5 of the Statutes.

Thus, each active member has a number of votes in proportion to its Access Rights (number of meals per day that can be taken by the personnel of an Active Member) relative to the total number of these Access Rights held by all Tenant Members.

However, when an active member holds a number of votes in excess of 50% of the total number of votes, the number of votes it holds shall be reduced to the sum of the votes of the other active members.

4.2.3	Special case of the first year

Exceptionally, the calculation of the number of votes of active members (external members and tenant members) shall be established on the basis of the number of meals expected to be taken on the basis of the workforce declared in the membership form.

ARTICLE 5 - CONDITIONS OF ACCESS TO THE RESTAURANT

Access to the restaurant shall be on the conditions described hereunder, with which the active members undertake to comply strictly.

5.1 Reserved access

Access to the restaurant is reserved to the personnel of active members, and the derogations indicated hereunder must be kept to a very incidental level.

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5.2 Admission of third-party guests

By derogation, third-party guests may use the restaurant on the express condition that their number remains under 8% relative to the actual annual total number of users.

Third-party guests shall mean external diners who are not linked to an active member by an employment contract or similar agreement (guests, sub-contractors, providers, etc.)

The Association may forbid an active member to have any more third-party guests when the number of guests, year-to-date, can no longer be considered marginal.

5.3	Provision of badges

The Association shall provide active members’ employees with an individual, nominative badge enabling each employee on the one hand to prove that he belongs to an active member company, and on the other hand to settle the price of meals on check-in.

The provision or withdrawal of badges shall be carried out on the basis of a list of employees to whom badges are to be provided or from whom they are to be withdrawn. This listing, which shall be kept permanently up to date, shall be compiled by each active member under its entire responsibility.

The list of holders of badges, updated as soon as necessary, shall be provided by each active member to the group catering company.

Active members shall also have “guest” badges, which must be presented to the cashier to allow third-party guests access to the restaurant.

No third-party guest can be admitted to the restaurant if he does not have a “guest” badge.

Payment for each third-party guest must mandatorily be by debit to the individual account corresponding to the badge that has been given to him, payment by cheque, credit card, restaurant voucher or cash being totally forbidden.

It allows a breakdown of meals taken, which breakdown forms the basis for the monthly invoicing of meals, and a breakdown of meals among the member companies.

5.4	Opening times

The restaurant shall be open to users and/or diners from 12 noon to 3 p.m., Mondays to Fridays inclusive, except for official holidays. These times may be altered in line with traffic volumes.

The cafeteria shall be open to users and/or diners from 9 a.m. to 3 p.m. in phase 1, and from 9 a.m. to 5 p.m. in phase 2 (more than 450 servings per day).

These times may be altered in line with traffic volumes.

5.5	Restaurant discipline

Users must comply with the operating rules of the restaurant. Their behaviour must not cause any disturbance or inconvenience to the restaurant.

In case of difficulties, the active member whose users and/or diners have failed to fulfil this obligation shall be summoned by the Board of Directors.

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In the event of a repeat offence, sanctions may be imposed, ranging from temporary or definitive exclusion of the individual troublemakers to temporary or definitive exclusion of the active member.

Any indemnification due to the group catering company arising from the disturbances to its providing its services caused by employees or guests of an active member shall be charged to the active member company, which must pay it upon first demand of the catering company.

ARTICLE 6 – SPECIAL FUNCTIONS

6.1 Limits on special functions

Active members shall be permitted to hold cocktail parties and similar functions in the Restaurant, provided this is compatible with the normal operation of the Restaurant and a quote has been given previously by the catering company. Such functions may take place only outside the restaurant service hours.

All special functions must be authorised by the Association. The member company concerned shall pay the price to the catering company against an invoice.

6.2 VAT rate

Catering services provided at special functions are subject to the standard VAT rate (19.6% at the date on which these internal regulations come into force).

ARTICLE 7 - ESTABLISHMENT OF ACCOUNTS AND MONITORING STATEMENTS

The Association shall maintain accounts tracing the transactions of the Restaurant carried out through its intermediation, which shall record in particular operating expenses.

The Association shall also prepare all such documents as enable the Restaurant to function properly, and in particular:

•	a forecast budget of operating expenses of the Restaurant,

•	a statement of quarterly contributions required of the active members,

•	a statement of annual membership fees

•	the monthly breakdown of the number of meals per active member, the input for which shall be provided by the catering company.

ARTICLE 8 – TAX

The member companies intend to apply the company canteen regime as defined by Article 279 a) b) of the French General Tax Code and Article 85 b) of Appendix III to said Code, as well as by order 3 A-5-01 of 21 March 2001.

As manager of the Restaurant, the Association shall sign the VAT declaration for the Restaurant’s transactions and more importantly shall comply with the tax obligations applying to it.

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Furthermore, each member company undertakes to comply with the following conditions:

•	the purpose of the Restaurant is habitually to provide meals to the personnel of each active member company, which personnel must be able to prove that they belong to said company;

•	In particular, each active member undertakes to comply strictly with the conditions relating to the provision of meals to third parties, the number of whom must remain marginal.

•	the operation of the Restaurant shall be overseen by the Users’ Committee as defined in Article 3 above;

•	the price of the meals shall be appreciably below those charged for similar services by restaurants open to the public in the neighbourhood;

•	the Association shall keep separate accounting records of transactions carried out in the context of the restaurant;

•

as soon as an external provider is agreed upon, an agreement setting out the conditions on which meals are to be provided shall be entered into with said provider, who must, in the same month in which the agreement is signed by the parties, file it with his local tax office and with the tax offices corresponding to each of the active members.

Each active member acknowledges having been informed of this and that non-compliance with any of these conditions leads to application of the tax treatment applying to commercial restaurant activities.

Concerning the condition regarding the maximum number of third-party guests, each active member undertakes to monitor this for its own users, to ensure that the proportion of third-party guests does not exceed 8% of the total number of diners.

In the event that this condition is not complied with by active members, the companies concerned shall be held entirely responsible for all such tax consequences as may arise therefrom. The companies concerned shall reimburse the other active members for such additional assessments and penalties as may be imposed on them.

There follow the signatures of the active members of the 32 Blanche Inter-Company Restaurant Association at the time of its establishment and the approval of these Internal regulations.

Made in Paris on 11 June 2012

CRITEO	SCA OROSDI
Represented by Mr. Mingalon	Mr. Relier Dubosq

INTERNAL REGULATIONS

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APPENDIX 7

Environmental Appendix

ENVIRONMENTAL APPENDIX

The purpose of this Appendix (the “Environmental Appendix”) is to formalise the reciprocal commitments of the Lessor and the Lessee aimed at improving the energy and environmental performance of the building situated at 32-34 Rue Blanche, 75009 Paris (the “Building”) over the contractual period provided by this Appendix, in accordance with the provisions of Article L125-9 of the French Environmental Code introduced by law 2010-788 of 12 July 2010 and of Articles R 136-1 to R 136-3 of the French Construction and Housing Code to which the Parties are subject.

The Environmental Appendix also reflects the Lessor’s determination to put in place a green approach to its assets for the maintenance and/or improvement of its performance in both environmental and energy terms and so allow its property portfolio steadily to increase in value.

Achieving environmental performance in operating a project is as much a matter of environmental management as a technical or even behavioural matter. If is operated without due regard to the rules required, the risk is that the result will not be in accordance with the original levels of performance.

Each clause of this Environmental Appendix shall be binding on the Lessees providing it does not derogate from the obligations resulting from the leases or from currently applicable laws and regulations.

In the event of conflict with the Lease agreement, the Lease agreement shall prevail.

CLAUSE 1- DESCRIPTION AND CHARACTERISTICS OF THE EQUIPMENT OF THE BUILDING AND OF THE LEASED PREMISES

1.1	INFORMATION TO BE PROVIDED BY LESSOR

1.1.1	Regulatory information

The Building having undergone a major restructuring programme which is expected to be completed at the end of January 2012, the Parties acknowledge that it is impossible for the Lessor to provide a complete detailed description of the Building’s equipment and its energy performance as at the date of signing of the lease agreement.

The Lessor shall provide the Lessee with a complete description of the existing equipment after reception of the Building, making available:

(i)	all the DOEs (Dossiers des Ouvrages Executés or “Dossiers of Work Executed”) relating to heating, cooling, ventilation, lighting and any other system associated with the particularities of the building, and

(ii)	all documents relating to waste treatment,

•	all of which is fully accepted by the Lessee and with which the Lessee declares that it is satisfied without recourse to the Lessor.

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The Lessor shall update the list of the Building’s equipment every three (3) years in the framework of the Sustainable Development Committee referred to in Article 4.

1.1.2 Reference Study — Regulatory Thermal Calculation (RT)

The Regulatory Thermal (RT) 2005 calculation for the Building, also referred to as the “Reference Study”, has been carried out in the context of the major renovation of the building situated at 32-34 Rue Blanche, 75009 Paris in accordance with the “NF-Bâtiments Tertiaires - Démarche HQE®” approach. This document contains a statement of the energy performances upon reception.

The Lessor shall provide the Lessee with this Reference Study after reception.

It concerns the whole Building and refers only to the following consumption items: heating, cooling, ventilation, production of hot water in bathrooms, auxiliary items and lighting. Consumption is shown in kWh of primary energy.

This study does not evaluate the lessee’s estimated energy consumption, but only the consumption intrinsic to the building estimated only for the items indicated above in line with the environmental and architectural characteristics of the building. Accordingly the Lessee is alerted to the fact that the actual consumption that will be reported will include all consumption of the Building and will not be comparable with the Reference Study.

1.1.3 Construction labels of the Building

The Building is in the process of obtaining the following label and certification:

Label: “THPE” (Very High Environmental Performance);

Certification: “NF Bâtiments Tertiaires - Démarche HQE®” new building.

The lessor shall inform the Lessee of the performances sought for each target of the HQE (high environmental quality) in construction after reception.

In particular, the Building should be rated “Good” for target 4 “Energy”.

The Lessee takes due note of the fact that obtainment of the Labels cannot be guaranteed, the Lessor being bound only by a best efforts obligation in this regard.

In the event that the Lessor should obtain the THPE Label and/or the HQE Construction Certification, the Lessor undertakes to provide the Lessee with proof of having obtained them.

1.2	INFORMATION TO BE PROVIDED BY LESSEE

The Lessee shall provide Lessor, upon completion of its settling in and not later than four (4) months from the effective date of the lease agreement, with a list, complete description and characteristics of the equipment installed associated with:

(i) waste treatment,

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(ii) heating, cooling, ventilation, lighting and

(iii) any other system associated with its specific activity, subject to compliance with business secrecy.

The Description of the Lessee’s Equipment shall be updated annually by the Lessee in the context of the Sustainable Development Committee referred to in Clause 4.

CLAUSE 2 — THE PARTIES’ OBJECTIVES DURING THE LEASE

2.1	PERIODIC EXCHANGE OF INFORMATION

The Parties shall exchange, at least annually and as often as required, the following information relating to consumption of water and electricity and the volume of waste, based on measurements made at their respective expense, in accordance with the following.

2.1.1. Water

•	The actual consumption of water of the equipment operated by each Party;

•

In the event that the Building is not equipped with individual meters for the leased premises as at the date of signing the lease agreement, the parties mutually undertake to put technical solutions in place to enable consumption of the leased premises to be monitored as accurately as necessary.

2.1.2 Electricity

•

The actual energy consumption of the equipment operated by each Party, established on the basis of the meter readings of the Consumption Items in the Reference Study as a minimum, or according to any other reference applicable to the Building;

•	The energy consumption invoiced in accordance with any reference applicable to the Building.

To this end, the Building shall be equipped with the following energy consumption metering systems:

•	One or more general meters for reading the total consumption of the Building (the “General Meters”),

•	Main divisional meters (the “Divisional Meters”) for reading usage of the Consumption Items in the Reference Study;

•	If necessary, one or more meters for the Lessee’s other energy requirements or other supplies (the “Lessee’s Meters”)

The Lessee undertakes to connect all equipment relating to its activity to the utility rough-ins provided downstream of any Lessee sub-meters.

The Parties shall inform one another of any plans to modify connections or make new connections to any of the three abovementioned types of meters.

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In the event that either Party carries out works in the Building, each Party shall take care not to interfere with the meters installed as above.

2.1.3 Waste

If the treatment of waste is the Lessor’s responsibility, the Lessor shall inform the Lessee of the volume of waste generated by all users of the Building.

If the treatment of waste is the Lessee’s responsibility, the Lessee shall communicate the volume of waste generated by its activity and undertakes to comply as a minimum with the selective waste management rules in force for the Building at the time the Leased Premises were made available.

2.1.4 Methods of communicating information

Information that the Parties send each other pursuant to Article 2.1 of the Environmental Appendix shall refer to the consumption or volumes reflected in suppliers’ invoices, or failing that estimated in accordance with methods determined by the Sustainable Development Committee for each calendar year.

Each Party shall send such information to the other Party in accordance with the provisions of Article 4.2 of the Environmental Appendix.

2.2 MONITORING AND IMPROVEMENT OF ENERGY AND ENVIRONMENTAL PERFORMANCE DURING OPERATIONS

2.2.1 Programme of objectives

The programme of objectives established by the Parties in the context of this Environmental Appendix seeks, in general terms, to improve the energy and environmental performance of the Building situated at 32-34 Rue Blanche, 75009 Paris. A detailed programme of objectives shall be established annually by the Parties in accordance with guidelines to be discussed between them in the context of the Sustainable Development Committee referred to in Article 4 hereunder.

The Lessor shall be free to take any initiatives it deems appropriate to improve the performance of the Building. Such initiatives shall be presented by the Lessor to the Lessee in the context of the Sustainable Development Committee.

2.2.2 Periodic monitoring

The Parties’ common objective is to monitor the energy and environmental performance of the Building and the Leased Premises.

As regards energy performance, the Parties wish to monitor the actual consumption of the Building throughout its operation by the Lessee and to compare it against the performance estimated in the Reference Study, with a view to bringing the performance of the Building up towards the levels of the estimated performance.

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In a meeting of the Sustainable Development Committee, the Parties shall compare the annual consumption readings:

•	of the Reference Study and

•	of the annual consumption readings from previous years

in order to evaluate the differences to be studied and any corrective action to be taken.

The comparison of the annual consumption readings of the Building with the Reference Study shall be made in the following manner:

•	comparisons at constant scope,

•	corrections for exceptional weather conditions,

•	as regards the Reference Study, comparison taking account of the differences between the conventional use scenario described in the terms of reference and the Lessee’s actual use of the Building,

•	comparison confined to the Consumption Items of the Reference Study

2.2.3 Divergences between reference parameters and actual consumption

If actual consumption for the Consumption Items in the Reference Study is significantly (more than 15%) in excess of energy consumption for the Building as estimated in the Reference Study, after taking account of the above correction parameters, the Parties shall confer in the context of meetings of the Sustainable Development Committee to determine the likely causes of this situation and how to remedy it.

2.3.	CERTIFICATION OF OPERATION (OPERATION HQE)

The Lessor applies a “NF Bâtiments tertiaires en exploitation - Démarche HQE” (commercial property in operation, high environmental quality) certification approach to the Building, to which the Lessee declares that it fully subscribes.

Obtaining and keeping this certification involves constant and sincere cooperation between the Parties.

In order to enhance the Lessee’s awareness of means of achieving the desired environmental performance and maintaining it, the Lessor shall send the Lessee the documents relating to the obtainment of the HQE Operation Certification, namely:

•	Details of the target performance levels;

•	The characteristics and performance of the building;

•	A list of actions to be undertaken on the Building;

•	Recommendations to users, and

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These targets include in particular:

The minimum criteria to be adhered to so that any refurbishment works are compatible with the design of the Building;

•	Information on the main durable materials to be used in the refurbishment works;

•	Advice or recommendations for minimising the direct environmental impact of the occupancy of the Leased Premises in terms of consumption of resources, production of waste and carbon emissions;

•	Information on the certification that the Lessor will obtain as regards environmental performance.

The Lessor reserves the right at any time during the occupancy of the Leased Premises to complete or change the above list.

Similarly, the Lessor reserves the right at any time and for any reason to give up the HQE certification for the operation of the Property, and this shall not be capable of forming the grounds for any claim of any kind on the part of the Lessee, since the HQE certification cannot be considered as part of the Leased Premises.

In general terms, the Lessee must take account of the above requirements in terms of compliance with environmental standards or rules throughout the duration of the lease agreement and before undertaking any works, particularly in the context of the management and operation of the Leased Premises. Where applicable, the Lessee shall require its providers or its undertakings to conform to said rules or standards, particularly in the fields of waste management and reduction of energy and/or water consumption.

Apart from this, each Party undertakes to inform the other Party promptly of any documents, information, meter readings, explanations or suggestions that may be necessary or useful to it, so as to ensure, within the required timeframes and on the best possible terms, that the abovementioned certification is obtained or maintained as the case may be throughout the duration of the lease agreement.

Each Party shall notify the other as soon as possible of any difficulty that it encounters and, more generally, of any information necessary or useful for the obtainment of the abovementioned certification.

To this end the Parties shall refrain from performing any act, causing any act to be performed, taking any measure, causing any measure to be taken, entering into any agreement or causing any agreement to be entered into where such act, measure or agreement has the effect of standing in the way of the obtainment or maintenance of the HQE Operation certification.

The Parties agree:

to meet regularly in order to take stock of the measures for reducing the consumption of electricity and all other utilities;

to perform all audits recommended by the Lessee for its private areas and by the Lessor for the common areas.

In the event that the certification is not renewed during a periodic audit for reasons attributable exclusively to the Lessee, the Lessee undertakes to use its best efforts to put in place all necessary corrective measures to have the certification reinstated.

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CLAUSE 3 - RESPECTIVE COMMITMENTS OF THE PARTIES

3.1	Common commitments

In order to attain all the objectives described in this Environmental Appendix, the Parties reciprocally undertake an obligation of good faith, cooperation and transparency.

In particular they shall exchange information that serves the pursuance of the objectives defined in this Environmental Appendix, shall be proactive in making proposals, and shall study proposals made by one another in a spirit of partnership.

Each Party shall inform the other of the results of any study, balance sheet or other rating that includes the Building in its analysis.

3.2	Lessor’s Commitments

The Lessor undertakes to send the Lessee any document concerning the environmental management of the Building, also referred to as “Environmental Terms of Reference of the Building” as soon as it is validated, and to keep it up to date so that the Lessee is kept as fully informed as possible.

The Environmental Terms of Reference of the Building shall not replace the DOE (Dossier des Ouvrages Executés or “Dossier of Work Executed”) or the DIUO (Dossier d’Intervention Ultérieure sur Ouvrage or “Dossier of Subsequent Intervention in the Work”) but round out the technical and operating aspects of the Building with the best practices to be implemented in order to attain the Parties’ energy and environmental performance objectives for the Building.

3.3	Lessee’s Commitments

The Lessee undertakes to take due note of the Environmental Terms of Reference of the Building once they have been drawn up and to follow such of its recommendations as concern the Lessee.

The Lessee undertakes to perform the technical management of the Leased Premises using competent in-house teams, or to have it performed by a third-party provider with acknowledged know-how and commitment as regards energy and environmental performance of buildings.

The Lessee undertakes to grant the Lessor and its representatives access to the Leased Premises for any intervention necessary for the attainment of the objectives and in accordance with the methods established by the Sustainable Development Committee.

The Lessee undertakes to take all such measures as it sees fit to raise awareness among its personnel of the environmental approach adopted, such as management circulars, notices in one or more dedicated areas, and holding regular training sessions for all personnel.

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3.4	Work carried out in the Building or the Leased Premises

In accordance with the provisions of the lease agreement, the Lessee may carry out various kinds of work on the Leased Premises. The Lessor may also carry out works on the Building and/or the Leased Premises, in the terms provided by the ordinary law of France and/or as provided by the lease agreement.

The Parties shall also comply with the following provisions when carrying out works:

•	Wherever practicable they shall use eco-certified, eco-designed or recycled and/or low environmental impact products and materials;

•	In case of replacement, materials used must be of health and environmental characteristics at the very least equivalent to those of the materials replaced.

•

The Party in charge of the work shall send the other Party the information labels for construction products, wall and floor coverings, paints and varnishes that emit volatile pollutants into the ambient air, as from the effective date of the application decree provided for in Article L221-10 of the French Environmental Code;

3.4.1 Study of the impact of Improvement Work

In the event that the Lessee should wish to carry out Improvement Work, it undertakes:

•

to take account of the Reference Study, the Construction Labels and/or Certificates in finalising any project for Improvement Work, and insofar as possible to opt for solutions that make it possible, at the very least:

•	to maintain the characteristics of the Reference Study and the Construction Labels and/or Certificates

•	or to limit the impact of the projected work on the characteristics of the Reference Study and the Construction Labels and/or Certificates,

•	to inform the Lessor or its representative of anything needed for verifying the possible impact of this planned work on the Reference Study and the Construction Labels and/or Certificates, and

•	to bear the cost of the Lessor’s installing such new meters or sub-meters as may be necessary for measuring energy consumption after completion of said work.

In the event that the Lessee’s planned work has an impact on the Reference Study and the Construction Labels and/or Certificates, the Lessor shall inform the Lessee of this.

The Parties shall confer to study the possibilities of limiting the impact of the planned work on the Reference Study and the Construction Labels and/or Certificates.

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3.4.2 Correction of the impact of Improvement Work on Construction Labels and/or Certificates

In the event that, after the conferral phase referred to in the preceding paragraph, the Lessee confirms its request to carry out the Improvement Work, and if the carrying out of this work alters the assumptions or parameters used to establish the Reference Study and the Construction Labels and/or Certificates such as to cast doubt on the obtainment of the Construction Labels and/or Certificates, the Lessor may object to it or oblige the Lessee to take charge of implementing technical solutions or carrying out compensating work so as to be able to return to the levels of the Reference Study and the Construction Labels and/or Certificates.

The Parties shall confer in the context of the Sustainable Development Committee to establish the technical solutions to be implemented, at the lowest possible cost, to carry out the Compensating Work. The definitive solution shall be decided by common accord of the Parties before the start of the Improvement Work. In the absence of agreement, the Compensating Work shall be defined by the Lessor.

In this context, all studies and Compensating Work necessary to return to the level of the characteristics of the Reference Study and the Construction Labels and/or Certificates initially determined shall be for Lessee’s account.

The work shall be carried out in accordance with the provisions of the lease agreement.

CLAUSE 4 - SUSTAINABLE DEVELOPMENT COMMITTEE

4.1	Establishment of a Sustainable Development Committee

For the implementation of the Environmental Appendix, the Parties shall establish a Sustainable Development Committee, which shall be composed of two permanent representatives.

Each Party shall appoint one environmental head as a permanent member of the Sustainable Development Committee. This member shall attend all meetings of the committee, in person or duly represented.

Each Party undertakes to inform the other of any change in the responsibilities thus assigned.

Whenever appropriate the Parties may invite the provider charged with the technical management of the Building or any technicians, craftsmen or other third parties they deem appropriate.

The Sustainable Development Committee shall meet periodical in accordance with point 4.3 hereunder.

4.2.	Role of the Sustainable Development Committee

The Sustainable Development Committee shall be a body for monitoring the implementation of this Environmental Appendix and resolving any problems arising.

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It shall study the options and make all such proposals as it see fit to attain the objectives defined in this Environmental Appendix.

At least one month before each meeting, it must ensure that each Party informs it of the periodic measurements referred to in Clause 2.2 of this Environmental Appendix, control the progress of results against expectations and decide, if applicable, on the corrective measures to be taken in order to redress any dysfunction or delay.

4.3.	Workings of the Sustainable Development Committee

Meetings of the Sustainable Development Committee must take place at least once a year and, during the first year in which the lease contract takes effect, as often as is necessary to make the adjustments needed to ensure the smooth operation of the Building.

Minutes reflecting the content and the decisions taken in the meeting shall be drawn up in the presence of both Parties by the Lessor or its representative after the meeting.

CLAUSE 5 - RENEWABLE ENERGY - ENERGY SAVING CERTIFICATES

With a view to optimising the environmental management of the Building, the Lessor shall be free to install, at its own expense, any renewable energy production source in the Building and in particular on the roof, in the basement or its accesses, with the exception of the Building’s accessible terrace roof areas. The Lessee subscribes to and accepts this approach, without being able to claim any benefit from the revenue arising from the operation of this equipment or to seek reparation for any damages caused to it by the installation and/or operation of such equipment, the Lessor being obliged to use its best efforts to limit any inconvenience to the Lessee.

The Parties agree that in the event that they decide to take any action to enable them to issue an Energy Saving Certificate to a party obliged to make such savings, the benefit of any partnership agreement that might be entered into with a party obliged to make such savings concerning the actions relating to the Building or its occupants shall be exclusively reserved to the Lessor.

CLAUSE 6 - DURATION

The provisions of this Environmental Appendix are agreed for a period equal to that of the lease.

CLAUSE 7 – MANDATORY FORCE

The provisions of this Environmental Appendix shall be binding as between the Parties.

However, the Lessor’s failure to meet the objectives referred to in Clause 2 of this Environmental Appendix shall not bring the Lease into question and may not be considered as a breach of its obligation to deliver the Building and the Leased Premises.

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Similarly, the Lessee’s non-compliance with the commitments undertaken by virtue of this Environmental Appendix shall not be considered as a contractual breach capable of giving rise to the termination of the lease agreement or the application of the termination clause.

NEXITY SAGGEL PM	Page 11 of 11

APPENDIX 8

Description of Equipment

Appendix 8

Description of equipment

(in accordance with attached space planning)

Description of a workstation (120 stations)

•	One white melamine four-legged desk 1,200 x 800mm

•	One filing cabinet 400 x 800mm - orange front

•	One black swivel chair

•	One partition (x 45) 1,200 x 570mm, alternating white and orange

Cupboards

•	Number: 10 to be positioned on the plan; white, sliding doors, L 1,200 H 1,000mm

Description of meeting rooms (3)

Large meeting room: 1

•	One board table in proportion to the meeting room

•	Capacity 8 to 10 persons

•	Melamine top, light wood finish

•	Aluminium colour legs

•	Four-legged chairs, black fabric covering

Small meeting rooms: 2

•	One round table, diameter 1,200mm (identical table in partitioned offices)

•	Capacity 4 persons

•	Melamine top, light wood finish

•	Four-legged chairs, black fabric covering

Non-active IT network

•	Horizontal cabling of floor distribution and telecommunications outlets by optic fibre through raised floor

•	PODs installed for plugging in active devices (to be provided and installed by you)

Mains electricity supply

•	Power outlets for workstations and active network components (Extension plugs provided)

Floor coverings

•	Removable carpet tiles 50 x 50mm, anthracite grey with orange inserts in places, U3P3 standard

•	Loose-laid PVC tiles in the printer area, 50 x 50mm, U3P3 standard

Partitioning

•	Removable aluminium partitions 80 mm thick, lacquered white

•	Full partitions with double thickness PVC cladding - acoustic rating 40 db (A)

•	Glass partitions, all heights, wall to wall

•	Frosted glass with horizontal shading

•	Door, laminated light wood finish on aluminium frame, no lock.